UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

GLOBAL MEDICAL REIT INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CHAIRMAN’S LETTER

April 16, 2021

Dear Stockholder:

On behalf of the Board of Directors of Global Medical REIT Inc., a Maryland corporation, I cordially invite you to attend our annual meeting of stockholders on May 26, 2021 at 10:00 a.m. (ET), to be held virtually, by remote communication. To attend the meeting, you must register at https://viewproxy.com/gmre/2021/htype.asp by 11:59 p.m. (ET) on May 23, 2021.

We are using a virtual format due to the ongoing COVID-19 pandemic. A virtual Annual Meeting makes it possible for stockholders to attend the Annual Meeting without risking transmission of COVID-19 or violating local rules regarding in-person gatherings. We believe that the online tools we have selected will facilitate stockholder communication, allowing stockholders to communicate with us in advance of, and during, the Annual Meeting. During the live Q&A session of the Annual Meeting, we may answer questions as they come in and address those asked in advance, to the extent relevant to the business of the Annual Meeting, as time permits.

Both stockholders of record and street name stockholders will be able to attend the Annual Meeting via live audio webcast, submit their questions during the meeting and vote their shares electronically at the Annual Meeting.

If you are a registered holder, your virtual control number will be on your Notice of Internet Availability of Proxy Materials or proxy card.

If you hold your shares beneficially through a bank or broker, you must provide a legal proxy from your bank or broker during registration, and you will be assigned a virtual control number in order to vote your shares during the Annual Meeting. If you are unable to obtain a legal proxy to vote your shares, you will still be able to attend the Annual Meeting (but will not be able to vote your shares) so long as you demonstrate proof of stock ownership. Instructions on how to connect and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at https://viewproxy.com/gmre/2021/htype.asp. On the day of the Annual Meeting, you may only vote during the meeting by e-mailing a copy of your legal proxy to virtualmeeting@viewproxy.com in advance of the meeting.

We look forward to seeing you at the Annual Meeting.

Sincerely,

/s/ Jeffrey Busch
Jeffrey Busch
Chairman of the Board, Chief Executive Officer and President

NOTICE OF 2021 ANNUAL MEETING OF STOCKHOLDERS

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held Virtually on May 26, 2021

The Proxy Statement and 2020 Annual Report are available online at https://www.viewproxy.com/GMRE/2021 and in the “Investors” section of our website at http://www.globalmedicalreit.com.

The 2021 Annual Stockholder Meeting of Global Medical REIT Inc., a Maryland corporation (the “Company”), will be held virtually via live webcast on May 26, 2021 at 10:00 a.m. (ET). To attend the meeting, you must register at https://viewproxy.com/gmre/2021/htype.asp by 11:59 p.m. (ET) on May 23, 2021.

Items of Business

As a stockholder, you will be asked to:

1.	elect eight nominees to serve as directors on our Board of Directors (our “Board of Directors” or our “Board”), each to serve until the next annual meeting of stockholders and until her or his successor is duly elected and qualifies;

2.	consider and vote on an advisory resolution to approve named executive officer (“NEO”) compensation;

3.	consider and vote on an amendment to our 2016 Equity Incentive Plan to increase the number of shares reserved for issuance thereunder by 1,500,000 shares;

4.	consider and vote on the ratification of the appointment of Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm for the year ending December 31, 2021; and

5.	transact such other business as may properly be brought before the Annual Meeting and at any adjournment or postponement thereof.

Record Date

The Board of Directors has fixed the close of business on April 1, 2021 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

Proxy Voting

You may authorize your proxy on the Internet or by phone. For a beneficial holder to vote at the meeting, you must submit a copy of your legal proxy to virtualmeeting@viewproxy.com in advance of the meeting. We encourage you to instruct us on the Internet as to the authorization of your proxy. Instructions for authorizing your vote are contained on the Notice of Internet Availability. If for any reason you should decide to revoke your proxy, you may do so at any time prior to its exercise at the Annual Meeting.

Virtual Meeting

To attend the meeting, you must register at https://viewproxy.com/gmre/2021/htype.asp by 11:59 p.m. (ET) on May 23, 2021. A unique join link to the Annual Meeting and a password will be provided to each stockholder who registers to attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting virtually, your vote is very important, and we encourage you to authorize your proxy as promptly as possible. If you vote by proxy, but later decide to attend the Annual Meeting virtually, or for any other reason desire to revoke your proxy, you may still do so by following the procedures set forth in the proxy statement.

As permitted by the Securities and Exchange Commission (the “SEC”), the Company is sending a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) to all stockholders of record. All stockholders will have the ability to access the Proxy Statement and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 as filed with the SEC on March 8, 2021 (the “Annual Report”) on a website referred to in this Notice of Internet Availability or to request a printed set of these materials at no charge. Instructions on how to access these materials over the Internet or to request a printed copy may be found in this Notice of Internet Availability.

In addition, any stockholder may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. Choosing to receive future proxy materials by email will save the Company the cost of printing and mailing documents to stockholders and will reduce the impact of annual meetings on the environment. A stockholder’s election to receive proxy materials by email will remain in effect until the stockholder terminates it.

We look forward to speaking with you at the meeting.

Bethesda, Maryland	On behalf of the Board of Directors,

April 16, 2021	/s/ Jamie Barber
Jamie Barber
General Counsel and Secretary

PROXY STATEMENT

This proxy statement, including the information incorporated by reference herein (collectively, this “Proxy Statement”), provides information about the 2021 Annual Meeting of Stockholders of Global Medical REIT Inc., a Maryland Corporation.

Meeting Information
Date:	Wednesday, May 26, 2021
Time:	10:00 a.m. Eastern Time
Virtual Meeting:	Register at: https://viewproxy.com/gmre/2021/htype.asp
Record Date:	April 1, 2021

How to Vote
Your vote is important. You may authorize your proxy in advance of the meeting via the Internet, by telephone or by mail, or by attending and voting online at the 2021 Annual Stockholders Meeting. Please refer to the Notice of Internet Availability, proxy card or voter instruction form for detailed voting instructions.

The Notice of Internet Availability and this Proxy Statement and form of proxy were first made available to stockholders on the Internet on April 16, 2021.

Voting Items	Board Vote Recommendation
Elect eight nominees to serve as directors on our Board of Directors (our “Board of Directors” or our “Board”), each to serve until the next annual meeting of stockholders and until her or his successor is duly elected and qualifies. See “Proposal 1 – Election of Directors.”	FOR each nominee
Consider and vote on an advisory resolution to approve named executive officer (“NEO”) compensation. See “Proposal 2 – Advisory Vote on Named Executive Officer Compensation.”	FOR this proposal
Consider and vote on an amendment to our 2016 Equity Incentive Plan to increase the number of shares reserved for issuance thereunder by 1,500,000 shares. See “Proposal 3 – Amendment to 2016 Equity Incentive Plan.”	FOR this proposal
Consider and vote on the ratification of the appointment of Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm for the year ending December 31, 2021. See “Proposal 4 – Ratification of Appointment of Independent Registered Public Accounting Firm.”	FOR this proposal

CONTACT INFORMATION AND GENERAL INFORMATION

The Board of Directors of Global Medical REIT Inc., a Maryland corporation, has made these materials available to you on the Internet in connection with the Company’s solicitation of proxies for its Annual Meeting to be held on May 26, 2021, virtually, by remote communication, at 10:00 a.m. (ET). These materials were first made available to stockholders on the Internet on April 16, 2021. Unless the context requires otherwise, references in this Proxy Statement to “we,” “our,” “us,” “our Company” and the “Company” refer to Global Medical REIT Inc.

The mailing address of our principal executive office is c/o Global Medical REIT Inc., 2 Bethesda Metro Center, Suite 440, Bethesda, MD 20814, Attention: Chief Operating Officer, and our main telephone number is (202) 524-6851. We maintain an Internet website at http://www.globalmedicalreit.com. Information at or connected to our website is not and should not be considered part of this Proxy Statement.

Pursuant to rules adopted by the SEC, we are providing access to our proxy materials via the Internet, instead of mailing printed copies. Accordingly, we are sending a Notice of Internet Availability on or about April 16, 2021 to our stockholders of record as of the close of business on April 1, 2021, the record date. Most stockholders will not receive printed copies of the proxy materials unless they request them. Instead, the Notice of Internet Availability will instruct you as to how you may access and review all the proxy materials on the Internet. The Notice of Internet Availability also instructs you as to how to authorize your proxy to vote online, by phone and how to request a paper copy of the Proxy Statement and 2020 Annual Report if you so desire. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice of Internet Availability.

The SEC rules permit us, with your permission, to deliver a single proxy statement and annual report to any household at which two or more stockholders of record reside at the same address. Each stockholder will continue to receive a separate proxy card. This procedure, known as “householding,” reduces the volume of duplicate information you receive and reduces our expenses. Stockholders of record authorizing their vote by mail can choose this option by marking the appropriate box on the proxy card included with this Proxy Statement. Stockholders of record authorizing their vote via telephone or over the Internet can choose this option by following the instructions provided by telephone or over the Internet, as applicable.

Once given, a stockholder’s consent will remain in effect until he or she revokes it by notifying us. If you revoke your consent, we will begin sending you individual copies of future mailings of these documents within 30 days after we receive your revocation notice. Stockholders of record who elect to participate in householding may also request a separate copy of future proxy statements and annual reports by contacting us at the address and main telephone number above.

Institutions that hold shares in street name for two or more beneficial owners with the same address are permitted to deliver a single proxy statement and annual report to that address. Any such beneficial owner can request a separate copy of this Proxy Statement or the 2020 Annual Report by contacting us as described above. Beneficial owners with the same address who receive more than one Proxy Statement and 2020 Annual Report may request delivery of a single Proxy Statement and 2020 Annual Report by contacting the Corporate Secretary in writing at the address and main telephone number above.

No person is authorized to give any information or to make any representation not contained in this Proxy Statement and, if given or made, you should not rely on that information or representation as having been authorized by us. The delivery of this Proxy Statement does not imply that the information herein has remained unchanged since the date of this Proxy Statement.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Where and when is the Annual Meeting?

The Annual Meeting will be held May 26, 2021, at 10:00 a.m. (ET). The Annual Meeting will be conducted via a virtual format (i.e., no physical meeting will take place). A unique join link to the Annual Meeting and a password will be provided to each stockholder who registers to attend the Annual Meeting, as described below.

What is the purpose of the Annual Meeting?

At the Annual Meeting, stockholders will vote upon matters described in the Notice of Annual Meeting and this Proxy Statement. In addition, once the business of the Annual Meeting is concluded, members of management will respond to questions raised by stockholders, as time permits.

How Do I Register for the Annual Meeting?

Please visit https://viewproxy.com/gmre/2021/htype.asp to register to attend the Annual Meeting.

ALL REGISTRATIONS MUST BE RECEIVED BY 11:59 P.M. (ET) ON MAY 23, 2021.

•	If you hold your shares in your name and have received a Notice of Internet Availability or proxy card, please click “Registration for Registered Holders” and enter your name, phone number, e-mail address and indicate if you plan to vote at the meeting.

•	If you hold your shares through a bank or broker, please click “Registration for Beneficial Holders” and enter your name, phone number, e-mail address and indicate if you plan to vote at the meeting. Then please upload or email a copy of your legal proxy that you have obtained from your bank or broker to virtualmeeting@viewproxy.com.

•	Beneficial Holders must submit a copy of their legal proxy from their bank or broker if they wish to vote their shares at the Annual Meeting.

•	If a beneficial holder wants to attend the meeting and not vote, they will need to provide proof of ownership (see below “How Do I Demonstrate Proof of Stock Ownership?”) during registration.

How Do I Demonstrate Proof of Stock Ownership?

•	If you are a registered holder, the proof of your stock ownership is your name and address as it appears on the proxy card or Notice of Internet Availability you have received. Our team will crosscheck this with a list of all registered holders to confirm your ownership.

•	If you are a beneficial holder (hold your shares at a bank or broker), your proof will be the copy of your legal proxy that you obtain from your bank or broker, a copy of your voter instruction form, proxy card, Notice of Internet Availability, or current broker statement. Please upload or email proof of stock ownership to virtualmeeting@viewproxy.com

What is the difference between a stockholder of record and a beneficial owner of our common stock held in street name?

Stockholder of Record. If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC (“AST”), you are considered the stockholder of record with respect to those shares, and we sent the Notice of Internet Availability directly to you.

Beneficial Owner of Stock Held in Street Name. If your shares are held in an account at a broker, bank or other nominee, then you are the beneficial owner of those shares in “street name,” and the Notice of Internet Availability has been forwarded to you by your broker, bank or other nominee who is considered the stockholder of record with respect to those shares. As a beneficial owner, you have the right to instruct your broker, bank or other nominee on how to vote the shares held in your account. Those instructions are contained in a “vote instruction form.”

I’ve Submitted My Registration — What Happens Now?

•	A member of our team will review and confirm your registration.

•	If you are a beneficial holder and want to attend the virtual Annual Meeting and not vote, you will need to provide proof of stock ownership (see “How Do I Demonstrate Proof of Stock Ownership?”).

•	An e-mail will be sent with the link to attend the Annual Meeting.

•	Two days prior to the meeting, you will receive the password that you will need to attend the virtual Annual Meeting.

•	You will need the password to attend the virtual Annual Meeting.

•	If you have indicated that you will be voting at the virtual Annual Meeting, and you are a registered holder, your virtual control number is on your Proxy Card or Notice of Internet Availability. You will need your virtual control number to vote your shares during the virtual Annual Meeting.

•	If you are a beneficial holder and want to vote at the virtual Annual Meeting, you must upload a copy of your legal proxy which you need to obtain from your bank or broker and then a virtual control number will be e-mailed to you. You will need your virtual control number to vote your shares during the virtual Annual Meeting.

Who can attend the Annual Meeting?

All our common stockholders of record as of the close of business on April 1, 2021, the record date for the Annual Meeting, or their duly appointed proxies, may attend the Annual Meeting.

How Do I Attend the Annual Meeting?

If you have registered for the Annual Meeting at: https://viewproxy.com/gmre/2021/htype.asp, please refer back to your meeting invitation e-mail for your unique join link. Please click that link and use the password that was e-mailed to you two days prior to the meeting. This will give you access to the Global Medical REIT Inc. 2021 Annual Meeting.

Where Can I Find My Virtual Control Number?

•	You first must register to attend the meeting at: https://viewproxy.com/gmre/2021/htype.asp.

•	If you have indicated that you will be voting at the meeting, and you are a registered holder, your virtual control number is on your proxy card or Notice of Internet Availability.

•	If you are a beneficial holder and want to vote at the meeting, you must upload a copy of your legal proxy which is obtained from your bank or broker and then a virtual control number will be e-mailed to you.

Who may vote?

You may vote if you were the record owner of shares of our common stock at the close of business on April 1, 2021, the record date for the Annual Meeting. Each share of our common stock owned as of the record date has one vote.

How do I vote?

There are four ways to vote, either by authorizing a proxy or voting at the Annual Meeting:

•	During the Meeting. See “How do I Vote During the Meeting?” below.

•	Via the Internet. You may vote by proxy via the Internet by following the instructions provided in the Notice of Internet Availability.

•	By Phone. You may vote by proxy via telephone by following the instructions provided in the Notice of Internet Availability.

•	By Mail. If you requested to receive printed proxy materials, you can also vote by mail pursuant to instructions provided on the proxy card.

How Do I Vote During the Meeting?

During the Annual Meeting, please visit www.AALvote.com/GMRE to vote your shares during the meeting while the polls are open. You will need your Virtual Control Number to vote your shares.

•	If you have indicated that you will be voting at the meeting, and you are a registered holder, your virtual control number is on your proxy card or Notice of Internet Availability.

•	If you are a beneficial holder and want to vote at the meeting, you must upload a copy of your legal proxy which is obtained from your bank or broker and then a virtual control number will be e-mailed to you.

I Am Trying to Access the Meeting, But I Cannot Get In, Why?

Please be sure that you have already registered to attend the Annual Meeting. If your registration has been accepted and you still cannot access the meeting, be sure that you have downloaded the required software. If you are still having a problem, please e-mail virtualmeeting@viewproxy.com

What If I Hold Multiple Positions and Have Multiple Virtual Control Numbers?

You will only need the password to access the meeting, however you will need to use each virtual control number to vote each position.

What am I voting on?

Our Board of Directors is soliciting your vote for:

(1)	the election of eight directors (each to serve until the next annual meeting of stockholders and until her or his successor is duly elected and qualifies);

(2)	an advisory resolution to approve NEO compensation;

(3)	the approval of an amendment to our 2016 Equity Incentive Plan to increase the number of shares reserved for issuance thereunder by 1,500,000 shares;

(4)	the ratification of the appointment of Deloitte as our independent registered public accounting firm for the year ending December 31, 2021; and

(5)	any other business that properly comes before the Annual Meeting and any adjournment or postponement thereof.

What are the Board of Directors’ recommendations?

Our Board of Directors recommends you vote:

(1)	“FOR” the election of each nominee named in this Proxy Statement (see Proposal No. 1);

(2)	“FOR” the advisory resolution approving NEO compensation (see Proposal No. 2);

(3)	“FOR” the approval of the amendment to the 2016 Equity Incentive Plan (see Proposal No. 3); and

(4)	“FOR” ratification of the appointment of Deloitte as our independent registered public accounting firm for the year ending December 31, 2021 (see Proposal No. 4).

How many votes do I have?

You are entitled to one vote for each whole share of our common stock you held as of the close of business on April 1, 2021. Our stockholders do not have the right to cumulate their votes for directors.

How are proxies voted?

All shares represented by valid proxies received prior to the Annual Meeting will be voted and, where a stockholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the stockholder’s instructions. If no instructions are given in a duly authorized proxy, shares will be voted in accordance with the Board’s recommendations.

Can I change my vote after I have voted?

You may revoke your proxy and change your vote at any time before the vote at the Annual Meeting. You may authorize your proxy to vote again on a later date prior to the Annual Meeting via the Internet or phone (in which case only your latest Internet proxy or phone proxy submitted prior to the Annual Meeting will be counted) by signing and returning a new proxy card or vote instruction form with a later date, or by attending the Annual Meeting and voting virtually. However, your attendance at the Annual Meeting will not automatically revoke your proxy unless you vote again at the Annual Meeting or specifically request that your prior proxy be revoked by delivering a written notice of revocation to the Company’s Secretary prior to the Annual Meeting.

Will my shares be voted if I do not provide my proxy?

It depends on whether you hold your shares in your own name or in the name of a bank or brokerage firm. If you hold your shares directly in your own name, they will not be voted unless you provide a proxy or vote virtually at the Annual Meeting.

Brokerage firms generally have the authority to vote customers’ non-voted shares on certain “routine” matters. If your shares are held in the name of the brokerage firm, the brokerage firm can vote your shares for the ratification of Deloitte as our registered independent public accounting firm for the year ending December 31, 2021 (Proposal No. 4) if you do not timely provide your voting instructions, because this matter is considered “routine” under the applicable rules. The other items (Proposals Nos. 1, 2 and 3) are not considered “routine” and therefore may not be voted upon by your broker without instructions.

What constitutes a quorum for the Annual Meeting?

As of the close of business on the record date for the Annual Meeting, there were 60,794,166 shares of our common stock issued and outstanding and entitled to vote at the Annual Meeting. In order to conduct the Annual Meeting, a majority of the votes entitled to be cast must be present in person, including virtually, or by proxy. This is referred to as a “quorum.” If you submit a properly executed proxy card or vote on the Internet or by phone, you will be considered part of the quorum. Abstentions and broker “non-votes” will be counted as present and entitled to vote for purposes of determining a quorum. A broker “non-vote” occurs when a bank, broker or other nominee who holds shares for another person has not received voting instructions from the owner of the shares and, under the applicable rules, does not have discretionary authority to vote on a matter. If a quorum is not present, the Annual Meeting will be adjourned until a quorum is obtained. No business may be conducted at the Annual Meeting if a quorum is not present.

What vote is required to approve an item of business at the Annual Meeting?

Election of Directors (Proposal No. 1). The affirmative vote of a majority of the votes cast at the Annual Meeting is required to elect a director. For purposes of this vote, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the results of the vote for this proposal, although they will be considered present for the purpose of determining the presence of a quorum.

Advisory Vote on NEO Compensation (Proposal No. 2). The affirmative vote of a majority of the votes cast at the Annual Meeting is required to approve this proposal. For purposes of this vote, abstentions and broker-non-votes will not be counted as votes cast and will have no effect on the result of the vote for this proposal, although abstentions and broker non-votes will be considered present for the purpose of determining the presence of a quorum.

Approval of the Amendment to the 2016 Equity Incentive Plan (Proposal No. 3). The affirmative vote of a majority of the votes cast at the Annual Meeting is required to approve this proposal. For purposes of this vote, abstentions will have the same effect as a vote against the proposal and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote for this proposal, although broker non-votes will be considered present for the purpose of determining the presence of a quorum.

Ratification of the Appointment of Deloitte (Proposal No. 4). The affirmative vote of a majority of the votes cast at the Annual Meeting is required to approve this proposal. For purposes of this vote, abstentions will not be counted as votes cast and will have no effect on the result of the vote for this proposal, although abstentions will be considered present for the purpose of determining the presence of a quorum. Because brokers are entitled to vote on Proposal 4 without specific instructions from beneficial owners, there will be no broker non-votes on this matter.

Where can I find the voting results of the Annual Meeting?

The Company intends to announce preliminary voting results at the Annual Meeting and disclose final results in a Current Report on Form 8-K filed with the SEC within four business days after the Annual Meeting. If final results are not yet known within that four-business day period, the Company will disclose preliminary voting results in a Form 8-K and file an amendment to the Form 8-K to disclose the final results within four business days after such final results are known.

How can a stockholder propose business to be brought before next year’s annual meeting?

Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, we must receive any stockholder proposals intended to be presented at our 2022 annual meeting of stockholders on or before December 17, 2021 for a proposal to be eligible to be included in the Proxy Statement and form of proxy to be distributed by the Board of Directors for that meeting. In addition, if you desire to otherwise present a stockholder proposal or director nomination before our 2022 annual meeting, you must comply with our bylaws, which require that you provide written notice of such proposal or nomination, as well as additional information set forth therein, no earlier than November 17, 2021 and no later than 5:00 p.m., Eastern Time, on December 17, 2021; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than 30 days from May 26, 2022, in order for notice by the stockholder to be timely, such notice must be so delivered not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of such annual meeting, as originally convened, or the tenth day following the day on which public announcement of the date of such meeting is first made.

How are proxies solicited?

The costs and expenses of soliciting proxies from stockholders will be paid by the Company. Employees, officers and directors of the Company may solicit proxies. In addition, we will, upon request, reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation material to the beneficial owners of common stock.

OVERVIEW OF 2020 PERFORMANCE

Portfolio Growth of 26% to Over $1 Billion in Assets

The Company continued its high acquisition growth rate during 2020 despite the economic turmoil caused by the COVID-19 pandemic. From January 1, 2020 through December 31, 2020, the Company acquired $237.4 million of gross real estate investments, and ended 2020 with over $1 billion in investments with a portfolio weighted average capitalization rate of 7.8%. The Company’s portfolio has a compound annual growth rate of 75% since its initial public offering in 2016 through December 31, 2020.

Total Stockholder Return of 5.8% in 2020 and 101% since 2018

During 2020, the Company’s common stockholders earned 5.8% on a total return basis. The chart below compares the Company’s total return performance to the SNL U.S. REIT Healthcare Index and the MSCI U.S. REIT Index:

Since December 31, 2017, the Company’s common stock has increased 101.4% on a total return basis. The chart below compares the Company’s total return performance to the SNL U.S. REIT Healthcare Index and the MSCI U.S. REIT Index:

Cost Effective Management Internalization Transaction

On July 9, 2020, the Company completed its management internalization transaction (the “Internalization”) pursuant to which the Company acquired all the outstanding shares of capital stock of Inter-American Group Holdings Inc. (“IAGH”), the parent company of Inter-American Management LLC, our former external advisor (“IAM” or our “Former Advisor”) for an aggregate purchase price of approximately $18.1 million, subject to a working capital adjustment. Benefits of the internalization include:

•	Economies of Scale with Growth — Elimination of management fees based on stockholders’ equity provides for significantly lower incremental costs as the Company's stockholders’ equity grows.

•	Simplified Structure and Elimination of Conflicts of Interests — The Internalization simplified the Company’s structure by integrating all operating activities under a single corporate structure. Internalizing management also mitigates any perceived or actual conflicts of interest between the Company and the Former Advisor related to the previous external management structure.

•	Improved Cost of Capital — Elimination of the base management fee improved the Company’s cost of capital by allowing the Company to retain more of the net proceeds from post-Internalization capital raises, including our March 2021 common stock offering. In addition, we believe that the elimination of the external manager will broaden our potential stockholder base and increase demand for our stock, which should also translate into a lower cost of capital over time.

•	Management Continuity — The Company’s pre-Internalization management team and corporate staff continues to lead the Company post-internalization. This continuity of management provides a seamless transition to future senior leadership.

The Internalization consideration was approximately 2.5 times the annual base management fee, which was significantly lower than other REIT internalization transactions, as shown below (shown as a base management fee multiple):

PROPOSAL 1 — ELECTION OF DIRECTORS

Directors and Executive Officers

The following table provides information about the individuals nominated for election as directors at the Annual Meeting and our executive officers as of the date of this Proxy Statement.

Name	Age	Position
Jeffrey Busch	63	Chairman of the Board, Chief Executive Officer and President
Robert Kiernan	55	Chief Financial Officer and Treasurer
Alfonzo Leon	45	Chief Investment Officer
Jamie Barber	44	General Counsel and Secretary
Danica Holley	48	Chief Operating Officer
Henry Cole†	76	Director
Matthew L. Cypher, Ph.D.†	44	Director
Ronald Marston†	78	Director
Dr. Roscoe Moore†	76	Director
Zhang Huiqi	31	Director
Lori Wittman†	62	Director
Paula Crowley†	66	Director

†	This individual is independent in accordance with the listing standards of the New York Stock Exchange (“NYSE”).

Nominees for Election as Directors

The Board is currently comprised of nine directors and the Board has nominated each of the individuals named below for election to the Board until the 2022 annual meeting of stockholders and until a successor is elected and qualifies. This section gives information about the nominees for election as directors: Mr. Jeffrey Busch, Mr. Henry Cole, Mr. Matthew L. Cypher, Ph.D., Mr. Ronald Marston, Dr. Roscoe Moore, Miss Zhang Huiqi, Ms. Lori Wittman and Ms. Paula Crowley. Our Nominating and Corporate Governance Committee has recommended that each of these nominees be elected to the Board until the 2022 annual meeting of stockholders and until a successor is elected and qualifies. Each of the nominees has agreed to serve as a director if elected.

Due to his continuing business obligations that our current director, Mr. Zhang Jingguo, had previously raised to the Board, Mr. Zhang was not nominated for re-election as a member of the Board at the Annual Meeting. There has been no disagreement between Mr. Zhang and the Company. Our bylaws provide that a majority of the entire Board may establish, increase or decrease the number of directors, provided that the number of directors may not be less than the minimum number required by the Maryland General Corporation Law, nor more than 15. The Board has established the current number of directors at nine. Although there will be one vacancy on the Board following the Annual Meeting because Mr. Zhang is not standing for re-election, proxies cannot be voted for a greater number of persons than the number of nominees named in this proxy statement.

The Board of Directors recommends a vote FOR the nominees.

Biographical Information for Nominees for Director

Jeffrey Busch. Director since September 2014. Mr. Busch has been an active investor in the real estate industry since 1985. Mr. Busch also has served as Chairman and President of our Company from August 2015 to present and has served as Chief Executive Officer of our Company since August 2017. His experience includes developing numerous properties in various asset classes, owning and managing real estate in several states, including rental housing, and a wide variety of commercial real estate. Since 2001, Mr. Busch has also served as President of Safe Blood International Foundation, where he oversees the establishment of medical facilities in 35 developing nations, funded by the CDC and USAID, Exxon Mobil, and the Gates Foundation. Mr. Busch has had presidential appointments in two presidential administrations, one in the Department of Housing and Urban Affairs and the other at the United Nations in Geneva, where he served as a United States delegate. Prior to the Internalization, Mr. Busch served as President of our Former Advisor, as well as a Director since 2013 and was an owner of 15% of the outstanding common stock of IAGH. Since October 2014, Mr. Busch has served as Chairman of the Board of American Housing REIT Inc., which was managed by IAM. Mr. Busch served as a director of American Pacific Bankcorp, Inc. (APB) through February 2020. Mr. Busch also serves as the Chairman of the Board of Directors of Theralink Technologies (OTC: OBMP)(“Theralink”), which was formerly known as OncBioMune Pharmaceuticals, Inc. and changed its name to Theralink after completing the purchase of the assets of Avant Diagnostics, Inc. (“Avant”), a cancer diagnostics company. Prior to the purchase of the assets of Avant by Theralink, Mr. Busch served as Chairman of the Board of Directors of Avant. Mr. Busch holds a B.A. from New York University in the Stern School of Business, a Masters of Public Administration from New York University, and a J.D. from Emory University.

The Nominating and Corporate Governance Committee of our Board has concluded that Mr. Busch should serve as a director because of his significant experience with developing and managing real estate assets.

Henry Cole. Lead Independent Director, director since August 2015, Chair of the Compensation Committee and member of the Audit Committee. In supporting the Company and its stockholders, Mr. Cole draws on over 40 years of successful executive management and implementation of health and medical programs involving innovations in technology, market development and service delivery. Mr. Cole serves as President of Global Development International, LLC, a position he has held since 2007. In this position he has provided development support, management and oversight for companies and varied program initiatives in medical and healthcare programs and products. This has included Instant Labs Medical Diagnostics, Inc. (molecular diagnostics, hospital based infections); MedPharm, Inc. (global and developing country hospital and clinic support); Global MD, Inc. (global physicians network); MPRC Group, LTD, Lebanon and US (medical equipment, medical system planning and support throughout the Middle East); Integrated Health Services LTD, India (health services planning for India); Karishma Health Care LTD, India (hospital medical systems software for India, US, Africa) and various others. Mr. Cole previously served from 2007-2010 as Vice President for Strategy at Camris International, Inc., with focus on technologies and services for infectious disease, for radiation diagnostics, and for pulmonary care. From 1981 to 2005 Mr. Cole served as President and Corporate Officer at Futures Group International and Futures Group Holdings. Under his direction, corporate programs expanded to offices in over 40 countries. At Futures, Mr. Cole oversaw programs that included policy, planning, services and facilities addressing public and private sector infectious disease response in over 35 countries. In addition, he was a founder and served as executive for a subsidiary for national health planning and services (Futures Group UK); for a subsidiary in US rehabilitation services providers (Futures Health Corps); and for a subsidiary in global medical equipment distribution (North Star Health). From 1971-1979 Mr. Cole was Director of Population Programs at the Center for Advanced Studies of General Electric. Earlier he served on the Faculty of Economics, Tulane University (1969 – 1972) and The US President’s Council of Economic Advisors as staff intern (1969 – 1970).

Mr. Cole has served on the boards of numerous organizations. In addition to the Futures Group Holding company and the associated companies, Mr. Cole’s previous board positions have also included: the cancer diagnostics company, Avant to June 2020; The Millennium Project to 2006; the Futures Institute for Sustainable Development to 2009; The Foundation Against HIV and AIDS to 2011; Kids Save International to 2012; Triple Win International to 2013; and others.

Mr. Cole holds a B.A. in Economics from Yale University and an MA as well as completed Ph.D. studies (ABD) in Political Economy, with written comprehensive exams and faculty oral exams completed, from The Johns Hopkins University. Mr. Cole has worked in and supported offices in over 40 countries, with in-depth experience beyond the multiple locations in the United States and Great Britain to include Egypt, Turkey, Ghana, Cameroon, Kenya, Sudan, Sahelian Africa, Haiti, Trinidad, Bahamas, Philippines, China, Indonesia and India.

Mr. Cole has a son who was an employee of our Former Advisor, and is now an employee of the Company, who performs operational management services for the Company.

The Nominating and Corporate Governance Committee of our Board has concluded that Mr. Cole should serve as a director in recognition of his abilities to assist our Company in expanding its business and the contributions he can make to our strategic direction.

The Nominating and Corporate Governance also took into account that Mr. Cole is “independent” under SEC Rule 10A-3 and under Sections 303A.02 and 303A.07 of the listing standards of the NYSE and that his financial expertise qualifies him to serve on our Audit Committee.

Matthew L. Cypher, Ph.D. Director since March 2016. In July 2012, Dr. Cypher joined the faculty at Georgetown University’s McDonough School of Business as the director of the Real Estate Finance Initiative (since April 2015, the Steers Center for Global Real Estate). He serves as an Atara Kaufman Professor of Real Estate at both the graduate and undergraduate levels and tailors coursework to teach the Four Quadrants of the real estate capital markets — public, private, debt and equity. From 2005 to 2012, he served as a director at Invesco Real Estate (“Invesco”) where he was responsible for oversight of the underwriting group, which acquired $10.2 billion worth of institutional real estate during his leadership tenure. Dr. Cypher personally underwrote $1.5 billion of acquisitions culminating with the purchase of 230 Park Avenue in New York, which Invesco acquired on behalf of its client capital in June 2011. He also oversaw the valuations group, which marked to market Invesco’s more than $13 billion North American portfolio and served as a member of the firm’s investment committee and investment strategy group. He has held positions as an Adjunct Professor at Southern Methodist University and a Visiting Professor at University of Texas at Arlington.

Dr. Cypher holds a B.S. from Penn State University and a Masters and a Ph.D. from Texas A&M University.

The Nominating and Corporate Governance Committee of our Board has concluded that Dr. Cypher should serve as a director because of his extensive knowledge in real estate.

Ronald Marston. Director since August 2015. Mr. Marston has more than 40 years of experience in international healthcare and is known as an international authority on healthcare systems and trends. In 1973, Mr. Marston joined HCA International (now Health Care Corporation of America), a subsidiary of Hospital Corporation of America and was employed there through 1990. In 1980 he was promoted to CEO & Chairman of HCA United Kingdom. In 1987, he was promoted to President and CEO of HCA International with responsibility for all development and operations internationally. Under Mr. Marston’s leadership, HCA International grew to include 10 hospitals and seven nursing homes in the United Kingdom; 10 hospitals in Australia; five hospitals and 55 clinics in Central and South America; a management contract for the restructuring of the Singapore General Hospital; a commissioning and management contract for the King Fahad National Guard Hospital in Riyadh, Saudi Arabia; and the longest standing recruitment contract in Saudi Arabia. Hospital Corporation of America sold HCA International in 1989 after the company elected to go private. After the sale, Mr. Marston and his management team acquired certain assets and management contracts and he became the founder, Chairman, and CEO of the resulting privately held company, Health Care Corporation of America, doing business as HCCA International, where he was CEO and President, positions he held until 2010. He sold his interest in HCCA International in 2010 and then started two companies of his own, Southern Manor Living Centers LLC and HCCA Management Company. Mr. Marston was the founder and served as CEO of Southern Manor Living Centers LLC, three assisted living facilities in Tennessee (which he sold in November 2019), and HCCA Management Company, where he is Founder and CEO doing business in the international healthcare industry.

Mr. Marston’s previous experience was with Vanderbilt University Medical Center (“Vanderbilt”) from 1968 to 1973. Prior to joining Vanderbilt, he was responsible for the training and administration of the 400 bed, Twelfth Evacuation Hospital located in Cu Chi, Republic of Vietnam and a graduate of the airborne school in Fort Benning, GA. Mr. Marston holds a B.A. from Tennessee Technological University; a Certificate in Healthcare Administration from the Academy of Health Service; and a Ph.D. in Management from California Western University.

The Nominating and Corporate Governance Committee of our Board has concluded that Mr. Marston should serve as a director in recognition of his abilities to assist our Company in expanding its business and the contributions he can make to our strategic direction.

Dr. Roscoe Moore. Director since August 2015. Until his retirement in 2003, Dr. Roscoe M. Moore, Jr. served with the United States Department of Health and Human Services (“HHS”) and was responsible for the last twelve years of his career for global development support within the Office of the Secretary, HHS, with primary emphasis on Continental Africa and other less-developed countries. Dr. Moore was a career officer within the Commissioned Corps of the United States Public Health Service entering with the U.S. National Institutes of Health and rising to the rank of Assistant United States Surgeon General within the Immediate Office of the Secretary, HHS. Dr. Moore served as an Epidemic Intelligence Service Officer with the U.S. Centers for Disease Control and Prevention (“CDC”). He was with the Center for Veterinary Medicine, U.S. Food and Drug Administration, before becoming Senior Epidemiologist within the National Institute for Occupational Safety and Health, CDC. Dr. Moore has conducted clinical research on infectious diseases, has evaluated the safety and effectiveness of medical devices, and has conducted relevant epidemiological research on the utilization experience and human health effects of medical devices and radiation.

Dr. Moore served on the Fogarty International Center Advisory Board of Directors, NIH from 2009 to 2013. He served on the Alumni Board of Directors, School of Public Health, University of Michigan from 1987 to 1993. Dr. Moore served on the Dean’s Alumni Council, Bloomberg School of Public Health, at Johns Hopkins University from 1998 to 2002. He has also served as an Affiliate Associate Professor of Environmental Health for the University of Washington, Seattle from 1994 to 2003 and as an Adjunct Professor of Epidemiology, for the Medical University of Southern Africa, Pretoria, South Africa from 1999 to 2002. He served on the Board of Directors for the Africa Center for Health and Human Security, at George Washington University from 2006 to 2009. Dr. Moore served as an Adjunct Professor of Epidemiology, at University of Hanoi, Vietnam from 1999 to 2002. Dr. Moore is the Founder and President of PH RockWood Corporation, which is focused on the prevention, treatment and control of infectious diseases worldwide. Dr. Moore has served on the Board of Directors for Biodefense Gamma LLC since 2009, a company that specializes in purified gamma globulin therapy for a number of infectious diseases. Dr. Moore serves on the Board of Trustees for Friends of the University of Stellenbosch Foundation, a position he has held since 2005, the Board of Directors for the Safe Blood for China Foundation, a position he has held since 2004, and the Board of Directors for Constituency for Africa since 2004 and served as its Interim Chairman. Dr. Moore currently serves on the Board of Directors of Immune Therapeutics (OTC: IMUN), a position he has held since 2018 and on the Board of Directors of OyaGen Inc. Dr. Moore currently serves on the Board of Advisors for the Institute of Human Virology, School of Medicine, University of Maryland, and the Board of Directors for the Global Virus Network since September 2019.

Dr. Moore served as Chairperson for the Washington Suburban Sanitation Commission (2011-2012). Dr. Moore served as Commissioner for the Maryland Health Care Commission, appointed by the Governor of Maryland in 2008. Dr. Moore received his B.S. and Doctor of Veterinary Medicine degrees from Tuskegee Institute; his Masters of Public Health degree in Epidemiology from the University of Michigan; and his Ph.D. in Epidemiology from the Johns Hopkins University.

The Nominating and Corporate Governance Committee of our Board has concluded that Dr. Moore should serve as a director in recognition of his abilities to assist our Company in expanding its business and the contributions he can make to our strategic direction.

Zhang Huiqi. Director since March 2016. Miss Zhang is currently a Non-Executive Director of Xingye Wulian Service Group Co. Ltd., whose shares are listed on the Main Board of The Stock Exchange of Hong Kong Limited (Stock Code:9916), and the supervisor for Henan Hongguang Real Estate Limited, a company primarily engaged in property development in China, and Henan Zensun Corporate Development Group Company Limited, a company mainly engaged in investment of city infrastructure and related public facilities, finance, commerce, tourism, culture, hotel and agriculture, as well as providing consulting services in investment management, asset management and business administration. She has held such supervisory position since January 2013 for Henan Hongguang Real Estate Limited and September 2013 for Henan Zensun Corporate Development Company Limited. These companies are controlled by Mr. Zhang Jingguo. Miss Zhang is the daughter of Mr. Zhang Jingguo.

Prior to Heng Hongguang Real Estate Limited and Henan Zensun Corporate Development Company Limited, Miss Zhang was a full-time student. Miss Zhang graduated from the University College London and obtained a Master of Science in Project and Enterprise Management in 2015. She holds a Master of Science in Management from the University of Leicester (2013) and a Bachelor of Management in Business Administration (Information Management and Information Systems) from Beijing Forestry University (2011).

The Nominating and Corporate Governance Committee of our Board has concluded that Miss Zhang should serve as a director because of her knowledge in real estate and property development.

Lori Wittman. Director since May 2018. Ms. Wittman has extensive experience in the real estate development industry and until February 2020 was the Executive Vice President and Chief Financial Officer of Big Rock Partners Acquisition Corp., a “blank check” company (“Big Rock Partners”) and remains an advisor to Big Rock Partners. From August 2015 through August 2017, Ms. Wittman served as the Executive Vice President and Chief Financial Officer of Care Capital Properties, Inc. (“CCP”), a public real estate investment trust (“REIT”) that was spun off in 2015 from Ventas, Inc. (“Ventas”), a publicly-held REIT that owns over 1,600 healthcare properties across the United States and Canada. CCP was a healthcare REIT with a diversified portfolio of triple-net leased properties focused on the post-acute sector. CCP was merged into Sabra Healthcare in August of 2017. Prior to serving at CCP, Ms. Wittman was the Senior Vice President of Capital Markets & Investor Relations for Ventas. During her tenure at Ventas, Ms. Wittman had oversight responsibilities for all capital market, investor relations and marketing activities and oversaw the corporate analyst team responsible for the corporate earnings model. From 2006 through 2011, Ms. Wittman was Chief Financial Officer & Managing Principal for Big Rock Partners, LLC, a real estate private equity firm focused on generating returns through development and redevelopment, where she led all capital markets, accounting and investor activities.

Ms. Wittman has also served in various capacities for General Growth Properties, Heitman Financial and Homart Development Company, all entities involved in the investment and/or development of real estate. Ms. Wittman also served on the Board of Directors and as Head of the Audit Committee of Green Realty Trust, Inc. Until November 2020, Ms. Wittman served as a Director of IMH Financial (“IMH”), a member of IMH’s Audit Committee and as Chairperson of the Compensation Committee of IMH’s Board of Directors. In 2019, Ms. Wittman joined the boards of Freehold Properties and NETSTREIT Corp. (NYSE: NTST), and she chairs the audit committees of both companies. Ms. Wittman received her MBA with a concentration in Finance and Accounting from the University of Chicago, and her Masters in City Planning in Housing and Real Estate Finance from the University of Pennsylvania.

The Nominating and Corporate Governance Committee of our Board has concluded that Ms. Wittman should serve as a director because of her thorough knowledge of finance, accounting, capital markets, taxes, control systems and her experience in the public healthcare REIT sector.

The Nominating and Corporate Governance also took into account that Ms. Wittman is “independent” under SEC Rule 10A-3 and under Sections 303A.02 and 303A.07 of the listing standards of the NYSE, that her financial expertise qualifies her to serve on our Audit Committee, and that she is an “audit committee financial expert.”

Paula Crowley. Director since June 2018. Ms. Crowley has over 40 years of real estate experience and has worked with Anchor Health Properties (“Anchor”), which she co-founded in 1987 and served as Chief Executive Officer until October 2015, when Anchor was sold to Brinkman Management and Development. Since October 2015, Ms. Crowley has continued to be involved with Anchor, serving as its Chairman from October 2015 through November 2017 and as its Chair Emeritus since November 2017. Anchor is a national full-service real estate development, management and investment company that focuses on healthcare properties. Prior to Anchor, Ms. Crowley spent eight years as Development Director with The Rouse Company of Columbia, Maryland, where she was responsible for the development of urban retail projects.

Ms. Crowley served as Chair of the Board of the High Companies in Lancaster, Pennsylvania through October 2019, as well as Chair of the Board of Women’s Way, a not-for-profit organization based in Philadelphia, Pennsylvania. As of February 2020, Ms. Crowley was appointed Chair of the Board of the Kaiserman Company in Philadelphia. Ms. Crowley is an adjunct professor at the MBA program at Villanova University in the Finance Department.

Ms. Crowley received a BA from Middlebury College, a Masters in City Planning from the University of Pennsylvania and an MBA from the University of Pennsylvania Wharton School.

The Nominating and Corporate Governance Committee of our Board has concluded that Ms. Crowley should serve as a director because of her thorough knowledge of healthcare real estate and her experience running a healthcare company.

The Nominating and Corporate Governance also took into account that Ms. Crowley is “independent” under SEC Rule 10A-3 and under Sections 303A.02 and 303A.07 of the listing standards of the NYSE, that her financial expertise qualifies her to serve on our Audit Committee.

Biographical Information for Executive Officers

Our executive officers are Jeffrey Busch, our Chief Executive Officer, President and Chairman of our Board of Directors; Robert Kiernan, our Chief Financial Officer and Treasurer; Alfonzo Leon, our Chief Investment Officer; Jamie Barber, our General Counsel and Secretary; and Danica Holley, our Chief Operating Officer. Because Mr. Busch is also a director of the Company, we have provided his biographical information above.

Robert Kiernan. Mr. Kiernan joined the Company as our Chief Financial Officer and Treasurer in August 2017. Mr. Kiernan has more than 30 years of experience in financial accounting, reporting and management. Prior to joining our Company, Mr. Kiernan served as the Senior Vice President, Controller and Chief Accounting Officer of FBR & Co. (“FBR” NASDAQ: FBRC) commencing in October 2007 and in a similar role for Arlington Asset Investment Corp. (“Arlington Asset” NYSE: AAIC) commencing in April 2003. Prior to joining Arlington Asset, Mr. Kiernan was a senior manager in the assurance practice at Ernst & Young.

Mr. Kiernan holds a Bachelor of Science in Accounting, Mount St. Mary’s University, Cum Laude (1987) and is a member of the American Institute of Certified Public Accountants.

Alfonzo Leon. Mr. Leon joined the Company in August 2014 and has served as Chief Investment Officer since July 1, 2015. Mr. Leon is a real estate finance executive with 19 years of acquisition and capital markets experience working on behalf of institutional investors, real estate developers, and healthcare operators. Prior to joining our Company, Mr. Leon was a Senior Vice President with Cain Brothers & Company, a boutique healthcare investment banking firm based out of New York and San Francisco, in their real estate M&A and capital markets group. Mr. Leon joined Cain Brothers in 2005 and completed $2 billion in real estate transactions with leading clients across the healthcare spectrum including health systems, multi-specialty physician groups, senior housing operators, non-traded and NYSE-listed REITs, healthcare developers, and private equity funds. Prior to Cain Brothers, Mr. Leon was an associate with LaSalle Investment Management, an international investment advisor firm, in their North American acquisition group. Mr. Leon joined LaSalle in 2000 and acquired $800 million in multi-family, office, medical office, and industrial property on behalf of institutional investors that include the nation’s largest pension funds and college endowments and a number of sovereign wealth funds. LaSalle Investment Management is a subsidiary of global consultancy firm Jones Lang LaSalle (NYSE: JLL).

Mr. Leon’s experience includes managing commercial real estate transactions ranging from $5 million to $500 million, raising capital for real estate developers, structuring joint ventures between developers and investors, completing portfolio investment sales to healthcare REITs, structuring sale-leasebacks for physician groups, acquisitions and dispositions for separate and commingled funds, corporate real estate M&A, structuring credit tenant lease financing for investment grade health systems, and strategic real estate advisory for health systems. Mr. Leon’s property type expertise within the healthcare sector includes medical office, outpatient facilities, surgical facilities, post-acute facilities, senior housing, and hospitals. Mr. Leon received his Masters degree in real estate finance from the Massachusetts Institutes of Technology and his B.S. in Architecture from the University of Virginia.

Jamie Barber. Mr. Barber joined our Company as General Counsel and Secretary in May 2017. Prior to joining our Company, from July 2012 to May 2017, Mr. Barber was Associate General Counsel at FBR, where he assisted with SEC compliance and corporate governance matters and was primary counsel for FBR’s investment banking operations. From August 2004 to June 2012 Mr. Barber served as an Associate and Senior Associate — Real Estate Capital Markets at Hunton Andrews Kurth LLP (formerly Hunton & Williams LLP), where he represented public REITs in conjunction with their SEC compliance requirements, corporate governance matters and offerings of equity and debt and merger and acquisition transactions. From September 2003 to August 2004 Mr. Barber served as an Associate at Sullivan & Cromwell LLP, where he represented issuers and underwriters in public and private offerings of equity and debt securities.

Mr. Barber received his Juris Doctor degree from Hofstra University School of Law in 2003. In 1999, he received his Bachelor of Science, Accounting and Finance, from Indiana University.

Danica Holley. Ms. Holley has served as our Chief Operating Officer since March 30, 2016. Ms. Holley’s business development and management experience spans more than 18 years with an emphasis on working in an international environment. She has extensive experience in international program management, government procurement, and global business roll-outs and start-ups. As Executive Director for Safe Blood International Foundation, from April 15, 2008 to present, she oversaw national health initiatives in Africa and Asia, including an Ebola response project. Ms. Holley has held management positions as the Director of Strategy, Corporate Business Development for WorldSpace, Inc. from 1997 to 2000, Director of Marketing for Corporate and Business at ISI Professional Services from 2000 to 2001, and Director of Administration at Tanzus Development from 1996 to 1997 and SK&I Architectural Design Group, LLC from 2003 to 2007. Ms. Holley has more than a decade of experience managing multinational teams for complex service delivery across disciplines.

Ms. Holley received a B.S.F.S from the Edmund Walsh School of Foreign Service at Georgetown University in International Law, Politics and Organization, an African Studies Certificate and Arabic Proficiency (May 1994). She studied International Organization at the School for International Training, Brattleboro, Vermont and Rabat, Morocco (January − June 1993). She is an ICF certified executive leadership coach and an alumna of Georgetown University’s Graduate Leadership Coaching Program (September 2010).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below describes the beneficial ownership of shares of our common stock as of March 31, 2021 for:

•	each person or entity known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock;

•	each director and each NEO; and

•	our directors and NEOs as a group.

Except as noted in the footnotes, each person named in the following table directly owns our common stock and has sole voting and investment power. Unless otherwise indicated, the address of each named person is c/o Global Medical REIT Inc., 2 Bethesda Metro Center, Suite 440, Bethesda, Maryland 20814. As of March 31, 2021, no shares beneficially owned by any executive officer, director or director nominee have been pledged as security for a loan.

5% Beneficial Owners	Number of Shares Beneficially Owned(1)	Percentage of Shares(2)
The Vanguard Group(3)	4,343,493	7.1%
Zensun Enterprises Limited(4)	3,715,611	6.1%
BlackRock, Inc.(5)	3,410,573	5.6%

Executive Officers and Directors	Number of Shares Beneficially Owned	Percentage of Shares
Jeffrey Busch(6)	315,285	*
Robert Kiernan(7)	115,331	*
Alfonzo Leon(8)	148,146	*
Jamie Barber(9)	100,512	*
Danica Holley(10)	106,059	*
Zhang Jingguo(11)	3,715,611	6.1%
Zhang Huiqi(12)	3,745,611	6.2%
Henry Cole(13)	19,575	*
Ronald Marston(14)	20,960	*
Matthew L. Cypher, Ph.D.(15)	13,130	*
Dr. Roscoe Moore(16)	7,185	*
Lori Wittman(17)	7,185	*
Paula Crowley(18)	7,185	*
All executive officers and directors as a group (13 people)	4,606,164	7.6%

*	Represents less than 1%

(1)	Includes the total number of shares of common stock issuable upon redemption of operating partnership units (“OP Units”) and long-term incentive plan units (“LTIP Units”) in Global Medical REIT L.P., the Company’s operating partnership. Subject to certain restrictions, LTIP Units are convertible into an equivalent number of OP Units. OP Units are redeemable by the holder for cash or, at the Company’s option, an equivalent number of shares of common stock.

(2)	The total number of shares of common stock outstanding used in calculating the percentage ownership of each person assumes that the vested LTIP Units held by such person, directly or indirectly, are redeemed for shares of common stock and none of the vested LTIP Units held by other persons are redeemed for shares of common stock.

(3)	Based on a Schedule 13G/A filed by The Vanguard Group (“Vanguard”) with the SEC on February 10, 2021. These securities are owned by Vanguard directly or through wholly owned subsidiaries of Vanguard. Vanguard has shared voting power with respect to 38,128 shares of common stock, sole dispositive power with respect to 4,272,505 shares of common stock and shared dispositive power with respect to 70,988 shares of common stock. Vanguard lists its address as 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(4)	Huang Yanping, spouse of Zhang Jingguo, is the sole settlor, protector and one of the beneficiaries of the Superior Glory Enterprises Trust (Zhang Huiqi is the other beneficiary), which, through a number of wholly owned subsidiaries, is the sole parent of Joy Town, Inc. Joy Town, Inc. is the controlling stockholder of Zensun Enterprises Limited. Huang Yanping and Zhang Huiqi have shared voting and dispositive control over securities held by Zensun Enterprises Limited. The information reported in the table above is based on a Schedule 13D filed with the SEC on January 10, 2019 by Huang Yanping. The principal address of Huang Yanping is East No. 38, Floor 3, East Unit 5, Building 2, East Yard No. 9 Jinshui District, Zhengzhou, Henan Province, China. Zensun Enterprises Limited was, prior to the Internalization, the 85% owner of our Former Advisor.

(5)	Based on a Schedule 13G/A filed by BlackRock, Inc. (“BlackRock”) with the SEC on January 29, 2021. These securities are owned by BlackRock directly or through wholly owned subsidiaries of BlackRock. BlackRock has sole voting power with respect to 3,238,353 shares of common stock and sole dispositive power with respect to 3,410,573 shares of common stock. BlackRock lists its address as 55 East 52nd Street, New York, New York 10055.

(6)	Includes 40,490 shares of common stock and 274,795 vested (and that are due to vest within 60 days from March 31, 2021) LTIP Units convertible into shares of common stock on a one-for-one basis subject to certain conditions.

(7)	Includes 115,331 vested (and that are due to vest within 60 days from March 31, 2021) LTIP Units convertible into shares of common stock on a one- for-one basis subject to certain conditions.

(8)	Includes 148,146 vested (and that are due to vest within 60 days from March 31, 2021) LTIP Units convertible into shares of common stock on a one- for-one basis subject to certain conditions.

(9)	Includes 100,512 vested (and that are due to vest within 60 days from March 31, 2021) LTIP Units convertible into shares of common stock on a one- for-one basis subject to certain conditions.

(10)	Includes 500 shares of common stock and 105,559 vested (and that are due to vest within 60 days from March 31, 2021) LTIP Units convertible into shares of common stock on a one- for-one basis subject to certain conditions.

(11)	The amount beneficially owned by Mr. Zhang consists of 3,715,611 shares owned by Zensun Enterprises Limited as of March 31, 2021. Huang Yanping, spouse of Mr. Zhang, is the sole settlor, protector and one of the beneficiaries of the Superior Glory Enterprises Trust (Zhang Huiqi is the other beneficiary), which, through a number of wholly owned subsidiaries, is the sole parent of Joy Town, Inc. Joy Town, Inc. is the controlling stockholder of Zensun Enterprises Limited. Huang Yanping has sole voting and dispositive control over securities held by Zensun Enterprises Limited. The information reported in the table above is based on a Schedule 13D filed with the SEC on January 10, 2019 by Huang Yangping. The principal address of Huang Yanping is East No. 38, Floor 3, East Unit 5, Building 2, East Yard No. 9 Jinshui District, Zhengzhou, Henan Province, China. Zensun Enterprises Limited was, prior to the Internalization, the 85% owner of our Former Advisor.

(12)	The amount beneficially owned by Miss Zhang consists of 3,715,611 shares owned by Zensun Enterprises Limited as of March 31, 2021. Miss Zhang is one of the beneficiaries of the Superior Glory Enterprises Trust, which, through a number of wholly owned subsidiaries, is the sole parent of Joy Town, Inc. Joy Town, Inc. is the controlling stockholder of Zensun Enterprises Limited. Huang Yanping has sole voting and dispositive control over securities held by Zensun Enterprises Limited. The information reported in the table above is based on a Schedule 13D filed with the SEC on January 10, 2019 by Huang Yangping. Also includes 30,000 vested (and that are due to vest within 60 days from March 31, 2021) LTIP Units convertible into shares of common stock on a one-for-one basis subject to certain conditions. The principal address of Huang Yanping is East No. 38, Floor 3, East Unit 5, Building 2, East Yard No. 9 Jinshui District, Zhengzhou, Henan Province, China.

(13)	Includes 6,445 shares of common stock and 13,130 vested (and that are due to vest within 60 days from March 31, 2021) LTIP Units convertible into shares of common stock on a one-for-one basis subject to certain conditions.

(14)	Includes 7,830 shares of common stock and 13,130 vested (and that are due to vest within 60 days from March 31, 2021) LTIP Units convertible into shares of common stock on a one-for-one basis subject to certain conditions.

(15)	Includes 13,130 vested (and that are due to vest within 60 days from March 31, 2021) LTIP Units convertible into shares of common stock on a one-for-one basis subject to certain conditions.

(16)	Includes 7,185 vested (and that are due to vest within 60 days from March 31, 2021) LTIP Units convertible into shares of common stock on a one-for-one basis subject to certain conditions.

(17)	Includes 7,185 vested (and that are due to vest within 60 days from March 31, 2021) LTIP Units convertible into shares of common stock on a one-for-one basis subject to certain conditions.

(18)	Includes 7,185 vested (and that are due to vest within 60 days from March 31, 2021) LTIP Units convertible into shares of common stock on a one-for-one basis subject to certain conditions.

CORPORATE GOVERNANCE

Board and Annual Stockholders’ Meetings

The Board of Directors meets regularly to review significant developments affecting us and to act on matters requiring its approval. The Board held seven meetings in 2020. All the Company’s directors serving at the time of the 2020 annual meeting attended the 2020 annual meeting. Our corporate governance guidelines provide that all Board members are expected to attend our annual meeting of stockholders. In 2020 no director attended fewer than 75% of the aggregate total number of meetings of the Board of Directors and of the committees on which they served during 2020.

Committees of the Board of Directors

The Board of Directors has established an Audit Committee, a Nominating and Corporate Governance Committee and a Compensation Committee. A current copy of each committee’s charter is available on our website at www.globalmedicalreit.com.

Audit Committee. Our Audit Committee currently consists of three of our independent directors, Ms. Wittman, Ms. Crowley and Mr. Cole. Ms. Wittman has been appointed to serve as the chair of the Audit Committee. Each of these members has been determined to be “independent” within the meaning of the applicable standards of the NYSE and Rule 10A-3 of the Securities Exchange Act of 1934, as amended. In addition, each of these members meets the financial literacy requirements for audit committee membership under applicable standards of the NYSE and the rules and regulations of the SEC. Our Board has determined that Ms. Wittman is an “audit committee financial expert” as such term is defined in Item 407(d)(5)(ii) and (iii) of Regulation S-K. No member of the Audit Committee serves on the audit committee of more than three public companies.

The Audit Committee held five meetings in 2020. The primary purpose of the Audit Committee is to assist the Board in fulfilling its legal and fiduciary obligations with respect to matters involving the accounting, auditing, financial reporting and internal control functions of the Company and its subsidiaries, including, without limitation, assisting the Board’s oversight of (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the independent auditor’s qualifications and independence and (iv) the performance of the Company’s independent auditors and the Company’s internal audit function.

Nominating and Corporate Governance Committee. Our Nominating and Corporate Governance Committee currently consists of four of our independent directors, Mr. Marston, Dr. Moore, Mr. Cypher and Ms. Wittman. Mr. Marston has been appointed to serve as the chair of the Nominating and Corporate Governance Committee. Our Board has determined that each member of the Nominating and Corporate Governance Committee is “independent” within the meaning of the applicable standards of the NYSE.

The Nominating and Corporate Governance Committee held four meetings in 2020. The primary purpose of the Nominating and Corporate Governance Committee is to identify and recommend to the Board individuals qualified to serve as directors of the Company and on committees of the Board; to advise the Board with respect to the Board composition, procedures and committees; to develop and recommend to the Board a set of corporate governance guidelines applicable to the Company; and to oversee the evaluation of the Board and the Company’s management.

Compensation Committee. Our Compensation Committee currently consists of four of our independent directors, Mr. Cole, Mr. Marston, Ms. Crowley and Dr. Moore. Mr. Cole has been appointed to serve as the chair of the Compensation Committee. Our Board has determined that each member of the Compensation Committee is “independent” within the meaning of the applicable standards of the NYSE. Each member of the Compensation Committee qualifies as an “outside director” as such term is defined under Section 162(m) of the Internal Revenue Code and as a “non-employee director” for purposes of Rule 16b-3 of the Exchange Act.

The Compensation Committee held 13 meetings in 2020. The primary purpose of the Compensation Committee is to assist the Board in discharging its responsibilities relating to the (i) compensation by the Company of the Company’s directors and officers, (ii) review, approval and administration of compensation plans and programs and other benefit plans (the “Plans”), and (iii), prior to the Internalization, compensation of our Former Advisor. Prior to July 9, 2020, we were externally advised by our Former Advisor and did not pay any cash compensation to our employees. Instead, our employees’ cash compensation was paid by our Former Advisor. The Compensation Committee and Board did not have input regarding such cash compensation prior to July 9, 2020. The Compensation Committee has overall responsibility for evaluating and recommending changes to the director and officer compensation plans, policies and programs of the Company and approving and recommending to the Board for its approval awards under the Plans and amendments to the Plans. The Compensation Committee has the authority to retain legal, accounting and other advisors as it determines necessary to carry out its functions and may form subcommittees and delegate its authority to such subcommittees. In 2020, the Compensation Committee retained an independent compensation consultant, FPL Associates (“FPL”), to review the compensation program for our independent directors and the equity-based compensation program for our officers and key employees who perform services for us and to assist the Compensation Committee in developing a new 2021 annual and long-term incentive compensation plan for our officers and employees.

Code of Business Conduct and Ethics

The Board has established a Code of Business Conduct and Ethics that applies to our officers, directors and employees when such individuals are acting for or on our behalf. A current copy of the Code of Business Conduct and Ethics can be found on our website at www.globalmedicalreit.com. Any waiver of the Code of Business Conduct and Ethics may be made only by the Board of Directors or a committee of the Board of Directors and will be promptly disclosed to stockholders in accordance with applicable SEC rules and applicable standards of the NYSE.

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines, which provide the framework for our governance and represent our Board’s current views with respect to selected corporate governance issues considered to be of significance to our stockholders. A current copy of the Corporate Governance Guidelines can be found on our website at www.globalmedicalreit.com.

Board Equity Ownership Policy

All independent directors receive a certain portion of their compensation in LTIP Units to align the interests of the Board with those of the Company’s stockholders. Our Board Equity Ownership Policy states that by March 5, 2024, subject to certain exemptions, each director must retain ownership of LTIP Units or Company common stock equal in value to three times the director’s annual cash retainer.

Availability of Corporate Governance Materials

Stockholders may view our corporate governance materials, including the charters of our Audit Committee, our Compensation Committee, our Nominating and Corporate Governance Committee, our Corporate Governance Guidelines and our Code of Business Conduct and Ethics, on our website at www.globalmedicalreit.com and these documents are available in print to any stockholder upon request in writing to Global Medical REIT Inc., 2 Bethesda Metro Center, Suite 440, Bethesda, MD 20814, Attention: Chief Operating Officer. Information at or connected to our website is not and should not be considered a part of this Proxy Statement.

Board Leadership Structure

The Board has the authority to select the leadership structure it considers appropriate for us. In making leadership structure determinations, the Board considers many factors, including the specific needs of our business and what is in the best interests of our stockholders. Our current leadership structure consists of a combined Chairman of the Board and Chief Executive Officer position, a Lead Independent Director, an active and involved Board of Directors, a majority of whom are independent, and Board committees chaired by independent directors. The Board does not have a fixed policy regarding whether the same person should serve as both the Chief Executive Officer and Chairman of the Board, and the Board believes that flexibility on this point best serves our Company by allowing us to employ a leadership structure that is most appropriate under the circumstances at any given time. On August 20, 2017, the Board appointed Mr. Busch, who was serving as Chairman and President of the Company, as Chairman, Chief Executive Officer and President of the Company. This created a unified leadership structure with Mr. Busch executing the strategic direction set by our entire Board. We believe the strength of our Lead Independent Director position, as well as the oversight exercised by the independent members of our Board of Directors through the work of the committees of the Board of Directors discussed above, makes this the best board leadership structure for us at this time.

Lead Independent Director

Mr. Cole serves as our Lead Independent Director. Our Lead Independent Director is responsible for presiding over executive sessions of the independent directors. Our Lead Independent Director also may facilitate communication by the non-management directors with the Chairman of the Board and management, although all directors have access to management of our Company.

Board’s Role in Risk Oversight

The Board provides oversight of our risk management processes. Management identifies and prioritizes material risks, and each prioritized risk is referred to a Board committee or the full Board for oversight. For example, financial risks are referred to the Audit Committee. The Board regularly reviews information regarding our properties, loans, operations, information technology, liquidity and capital resources. The Board informally reviews the risks associated with these items at each quarterly Board meeting and at other Board meetings as deemed appropriate.

The Board believes an effective risk management system will (1) timely identify the material risks that we face; (2) communicate necessary information with respect to material risks to our principal executive officer or principal financial officer and, as appropriate, to our Board or relevant board committee;(3) implement appropriate and responsive risk management strategies consistent with our risk profile; and (4) integrate risk management into management and our Board’s decision-making.

Corporate Sustainability and Social Responsibility

During 2020, the Company continued to improve and expand its efforts in the corporate sustainability arena. In 2020, the Company focused on tenant outreach and data collection to benchmark its portfolio’s energy consumption and efficiency. The Company completed its inaugural GRESB submission and established an ESG working group that includes a full-time employee dedicated to the Company’s environmental endeavors. The Company also engaged a third-party expert to assist it with this project.

During the pandemic, the Company’s employee engagement was an elevated high-priority, as the Company made accommodations for health, safety, and work-life balance to ensure its team had the most support during a difficult time. The Company continues to modestly grow its team and experienced no turnover in 2020.

The Board continues its efforts to lead in the areas of social responsibility and good governance. Three of our eight director nominees are women and two of our eight director nominees identify as racial minorities. With its diverse composition, the Board is a strong example of inclusive leadership. From a governance perspective, the Board has continued to adopt policies with best practices in mind and joined the National Association of Corporate Directors, a membership association chartered to increase Board strategic awareness and enhance continuous improvement and effectiveness.

Report of the Audit Committee

Our Audit Committee operates under a written charter adopted by the Board. Our Audit Committee is responsible for providing oversight of the independent audit process and the independent auditors, reviewing our financial statements and the financial statements of our subsidiaries and discussing them with management and the independent auditors, reviewing and discussing with management and the independent auditors the adequacy and effectiveness of our internal accounting and disclosure controls and procedures, and providing oversight of legal and regulatory compliance and ethics programs. The Audit Committee communicates regularly with our management, including our Chief Financial Officer, our internal auditors and with our independent auditors. The Audit Committee is also responsible for conducting an appropriate review of and pre-approving all related person transactions in accordance with applicable standards of the NYSE and evaluating the effectiveness of the Audit Committee charter at least annually.

To comply with the Sarbanes-Oxley Act of 2002, the Audit Committee has adopted a policy that pre-approves specified audit and tax-related services to be provided by our independent auditors. The policy forbids our independent auditors from providing the services enumerated in Section 201(a) of the Sarbanes-Oxley Act.

In performing all of these functions, the Audit Committee acts only in an oversight capacity. The Audit Committee reviews our quarterly and annual reporting on Form 10-Q and Form 10-K prior to filing with the SEC. In its oversight role, the Audit Committee relies on the work and assurances of our management, which has the primary responsibility for our financial statements and reports, and of the independent auditors, who, in their report, express an opinion on the conformity of our annual financial statements with U.S. generally accepted accounting principles (“GAAP”).

When our audited consolidated balance sheets as of December 31, 2020, and the related consolidated statements of operations, equity and cash flows for the year then ended, were prepared and included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, our independent registered public accounting firm was Deloitte. The Audit Committee reviewed and discussed the audited financial statements with management and discussed with Deloitte those matters required to be discussed by Deloitte with the Audit Committee under the rules adopted by the Public Company Accounting Oversight Board (the “PCAOB”), including the Statement on Auditing Standards No. 1301, as amended. The Audit Committee received the written disclosures and the letter from Deloitte required by the applicable requirements of the PCAOB regarding Deloitte’s communications with the Audit Committee concerning independence and discussed with representatives of Deloitte their independence from the Company and our management. The Audit Committee reported its findings to our Board of Directors.

Based on the reviews and discussions described above, the Audit Committee recommended to our Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 for filing with the SEC. A copy of our Annual Report on Form 10-K is available on our website at www.globalmedicalreit.com and through the SEC’s Edgar database at www.sec.gov.

The Audit Committee’s report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate the information contained in the report by reference, and it shall not be deemed filed under such acts.

Lori Wittman, Chair

Paula Crowley

Henry Cole

Nominations of Directors

Pursuant to its charter, the responsibilities of the Nominating and Corporate Governance Committee include evaluating and recommending to the full Board of Directors the director nominee or nominees to stand for election at our annual meetings of stockholders or for election by the Board of Directors to fill vacancies on the Board of Directors. Although the committee is authorized to retain search firms and to compensate them for their services, it has not elected to do so to date.

The Nominating and Corporate Governance Committee examines each director nominee on a case-by-case basis regardless of who recommends the nominee. In considering whether to recommend any particular candidate as a nominee for election as a director, the committee considers the following criteria, among others: experience, skills, expertise, diversity of experience, personal and professional integrity, character, business judgment, time availability in light of other commitments, dedication, conflicts of interest and such other relevant factors that the Committee considers appropriate in the context of the needs of the Board. The committee does not assign specific weight to particular criteria, and no particular criterion is a prerequisite for any prospective nominee. Although we have no policy regarding diversity, we believe that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the Board of Directors to fulfill its responsibilities.

In addition to the qualification criteria above, the Nominating and Corporate Governance Committee also considers whether a potential director nominee qualifies as an “audit committee financial expert” as the SEC defines that term, and whether the potential director nominee would qualify as an “independent” director under the applicable standards of the NYSE.

The Nominating and Corporate Governance Committee evaluated our Board’s nominees considering the above criteria and recommended to the Board that they be nominated for election as directors at the Annual Meeting. Our Board approved that recommendation.

The Nominating and Corporate Governance Committee will consider persons recommended by stockholders to become nominees for election as directors, provided that those recommendations are submitted in writing to our Corporate Secretary specifying the nominee’s name and qualifications for Board membership. For a stockholder to nominate a director candidate, the stockholder must comply with the advance notice provisions and other requirements of Section 11 of Article II of our bylaws.

We urge any stockholder who intends to recommend a director candidate to the Nominating and Corporate Governance Committee for consideration to review thoroughly our Nominating and Corporate Governance Committee Charter. Copies of our Nominating and Corporate Governance Committee Charter and our bylaws are available upon written request to Danica Holley, Chief Operating Officer, Global Medical REIT Inc., c/o Global Medical REIT Inc., 2 Bethesda Metro Center, Suite 440, Bethesda, Maryland 20814.

We must receive any nomination for director intended to be presented at our 2022 annual meeting of stockholders not earlier than November 17, 2021 and no later than 5:00 p.m., Eastern Time, on December 17, 2021; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than 30 days from May 26, 2022, in order for notice by the stockholder to be timely, such notice must be so delivered not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of such annual meeting, as originally convened, or the tenth day following the day on which public announcement of such meeting is first made. Such nomination must comply with the advance notice provisions and other requirements of Section 11 of Article II of our current bylaws.

Communications with the Board of Directors

The Board of Directors has established a process for interested parties to send communications to the Board of Directors. Stockholders and other interested parties may communicate with the Board as a group or individually in writing to: The Board of Directors of Global Medical REIT Inc., c/o Global Medical REIT Inc., 2 Bethesda Metro Center, Suite 440, Bethesda, Maryland 20814. The Corporate Secretary may require reasonable evidence that a communication or other submission is made by a stockholder before transmitting the communication to the Board or a Board member. On a periodic basis, the Corporate Secretary will compile and forward all stockholder communications submitted to the Board or the individual directors.

PROPOSAL 2 — ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

Section 14A of the Exchange Act provides our stockholders with an advisory vote to approve our NEO compensation. This advisory vote gives our stockholders the opportunity to express their views on the compensation of our NEOs. Although this vote is advisory and is not binding, the Board and the Compensation Committee plan to take into consideration the outcome of the vote when making future executive compensation decisions.

As described in detail under “Compensation Discussion and Analysis,” we believe that our compensation program is designed to align the interests of management with those of our stockholders, apply a pay-for-performance philosophy and attract and retain top management talent. Our Board and Compensation Committee carefully review, analyze and discuss our compensation program on an ongoing basis. Our Board believes that our current executive compensation program effectively links executive compensation to our performance and appropriately aligns the interests of our executive officers with those of our stockholders.

Voting and Effect of Vote

We are requesting your non-binding, advisory vote on the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in the Proxy Statement for the 2021 Annual Meeting pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation, Discussion and Analysis, compensation tables and related material disclosed in this Proxy Statement, is hereby APPROVED.”

You may vote FOR, AGAINST or ABSTAIN on this Proposal 2. Because your vote is advisory, it will not be binding on the Company, the Board or the Compensation Committee and will not overrule any decision by the Board or require the Board to take any action. However, the Board values our stockholders’ views on executive compensation matters and will consider the outcome of this vote when deliberating future executive compensation decisions our NEOs.

Board Recommendation

As noted in the Compensation Discussion and Analysis, the Compensation Committee believes its 2020 compensation decisions will benefit stockholders for short-term and long-term Company performance, and the compensation paid to the NEOs for 2020 was reasonable and appropriate.

The Board recommends that you vote FOR the advisory resolution to approve the compensation paid to the Company’s NEOs (Proposal 2 on the proxy card).

COMPENSATION DISCUSSION AND ANALYSIS

Overview

Named Executive Officers

This section of the proxy statement explains the type and amount of compensation provided to the Company’s named executive officers (“NEOs”) in 2020, as well as the principles and processes that the Compensation Committee follows in determining such compensation. The NEOs consist of the Company’s Chief Executive Officer, Chief Financial Officer, and the Company’s three other most highly paid executive officers as of December 31, 2020.

The NEOs for 2020 are as follows:

Name	Position
Jeffrey Busch	Chairman, Chief Executive Officer and President
Robert Kiernan	Chief Financial Officer and Treasurer
Alfonzo Leon	Chief Investment Officer
Jamie Barber	General Counsel and Secretary
Danica Holley	Chief Operating Officer

Summary of 2020 Compensation Changes

We completed the Internalization transaction in 2020, which fundamentally changed the compensation structure for our NEOs and our other employees. The table below summarizes these changes:

Pre-Internalization Transaction	Post-Internalization Transaction
Salary and cash bonuses paid by our Former Advisor and we paid our Former Advisor a quarterly management fee.	Salary and cash bonuses paid directly by the Company.

The amount of annual cash bonuses was determined at the discretion of the Former Advisor while equity compensation was determined pursuant to our annual and long-term incentive plans.	All annual cash and equity incentive compensation determined pursuant to our annual and long-term incentive plans.(1)

No Company-sponsored employment or severance agreements	Employment agreements with our top three NEO and severance plan for other executives and employees

(1)	As discussed below, due to the timing of the Internalization transaction in 2020, part of our NEOs’ cash incentive compensation in 2020, specifically the cash incentive compensation for the portion of the year in which our Company was externally managed by our Former Advisor, was determined on a discretionary basis. Our NEOs also received a one-time LTIP grant in 2020 in connection with the Internalization. Beginning in 2021, the Compensation Committee intends to pay all cash and equity incentive compensation from our annual and long-term incentive plans.

Internalization Transaction Summary

Prior to July 9, 2020, our Company was externally managed by our Former Advisor, pursuant to a management agreement. On July 9, 2020, we completed the Internalization, resulting in our Former Advisor becoming one of our subsidiaries. Because we were subject to the management agreement through July 9, 2020, our executive officers only received a portion of their cash compensation directly from us in 2020 for serving as our executive officers.

Pre- Internalization Salary and Cash Bonus Structure

Prior to the Internalization, our Former Advisor paid all the cash compensation of our executive officers. Until the Internalization, we paid our Former Advisor a management fee, and our Former Advisor used the proceeds from the management fee in part to pay cash compensation to our executive officers and other employees of our Former Advisor. Except for a portion of Mr. Barber’s salary in 2018, we did not reimburse our Former Advisor for any of our NEOs’ salaries or cash bonuses.

The management agreement did not require that any specified amount or percentage of the management fees that we paid to our Former Advisor be allocated to our NEOs’ compensation. Based on discussions with our Former Advisor, we estimate that the aggregate amount of our NEOs’ 2020 salaries and cash bonuses from January 1, 2020 through June 30, 2020 (the date through which we paid a management fee to the Former Advisor) that may reasonably be associated with the management fees that we paid to our Former Advisor from January 1, 2020 through June 30, 2020 was approximately $0.8 million, representing approximately 20% of approximately $4.02 million in management fees we paid to our Former Advisor. Because we paid all variable compensation (i.e. discretionary bonuses) relating to 2020 after the Internalization, we estimate that all of the $0.8 million represented fixed compensation (i.e. salaries and benefits).

Post-Internalization Salary and Cash Bonus Structure

In connection with negotiations between us and the Former Advisor regarding the Internalization, we engaged FPL Associates (“FPL”) to advise the compensation committee on alternatives for post-Internalization executive compensation design. FPL provided the compensation committee with a market-based compensation benchmarking analysis summarizing the compensation practices among the Company’s peers, including with respect to base salary, annual target bonus opportunities, long-term target equity compensation opportunities, as well as severance and change in control arrangements at the Company’s peers. FPL also provided recommendations relating to the proposed compensation arrangements and terms of employment or service for the Company’s NEOs, and supplemental market benchmarking data that summarized the typical compensation and perquisites provided to executives in the Company’s peer group. FPL also provided recommendations with respect to certain terms and conditions of the 2016 Equity Incentive Plan and the amounts of the equity awards for which our NEOs will be eligible pursuant to the terms of their employment agreements. This information was discussed and considered by the compensation committee in negotiating the terms and conditions of the employment agreements.

Upon the completion of the Internalization, we, through a subsidiary, (i) entered into Employment Agreements with three of our current NEOs (Messrs. Busch, Kiernan, and Leon) (such agreements, collectively, the “Employment Agreements”), and (ii) reaffirmed the employment of our other two NEOs (Mr. Barber and Ms. Holley). At that time, the Company, through a subsidiary, began paying our NEOs cash compensation. Pursuant to the Employment Agreements, Messrs. Busch’s, Kiernan’s, and Leon’s target bonuses equal 100% of their annual base salaries. The Compensation Committee has set Mr. Barber’s and Ms. Holley’s target bonuses at 80% of their annual base salaries. Actual bonus amounts are determined via the Annual Incentive Plan (described below).

In addition, on July 9, 2020, we, through a subsidiary, established a severance plan for our executive officers (other than Messrs. Busch, Kiernan, and Leon, who are subject to the Employment Agreements) and certain other employees (the “Severance Plan”). Mr. Barber and Ms. Holley are participants in the Severance Plan.

Compensation Philosophy

Our compensation philosophy is to balance providing competitive compensation to attract and retain talented employees with our goal of providing attractive returns of our stockholders. We implement our philosophy by providing attractive salaries and bonus opportunities but linking such bonus opportunities to short (annual) and long-term (three year) operating and stockholder return goals. The table below summarizes some key features of our compensation program:

What We Do

•         Tie annual incentive compensation to the achievement of pre-established corporate and individual performance goals.

•       Provide long-term incentive compensation in the form of performance-based LTIP units with performance tied to total stockholder returns and relative stockholder returns.

•         Align compensation with stockholder returns through long-term incentive awards.

•         Use peer groups when setting compensation.

•         Maintain director and executive stock ownership guidelines.

•         Include “double-trigger” change in control provisions in our employment agreements and severance plan.

•         Use an independent compensation consultant.

What We Do Not Do

•         Provide excessive perquisites to our executive officers.

•         Allow for “single-trigger” change in control cash payments.

•         Provide tax gross-ups.

•         Allow hedging of the Company’s stock.

•         Allow pledging of the Company’s stock as collateral for loans.

Role of the Compensation Committee

Prior to the Internalization, the Compensation Committee generally approved, and recommended that the Board approve, the grant of the annual and long-term equity incentive awards and other equity awards to our NEOs. Since the Internalization, the Compensation Committee approves and recommends all forms of compensation for our NEOs, not just annual and long-term equity incentive awards. The Compensation Committee regularly reviews the Company’s executive compensation and monitors best practices concerning executive compensation.

Compensation Committee meetings are regularly attended by committee members and are periodically attended by our Chief Executive Officer and/or Chief Financial Officer to provide the committee with certain information and answer questions so that the committee can make informed decisions and recommendations. Meetings may be attended by other executives and advisors as appropriate. The committee also meets in executive sessions without members of management present. The Chair of the Compensation Committee reports to the Board on the committee’s decisions concerning, among other things, compensation of the executive officers.

The Compensation Committee reviews and discusses with management this Compensation Discussion and Analysis section of the Proxy Statement and reaches a determination, on an annual basis, whether to recommend to the Board that this Compensation Discussion and Analysis section of the Proxy Statement be included in the Company’s annual proxy statement or annual report on Form 10-K, as required by the SEC. The Compensation Committee is also responsible for overseeing any stockholder advisory votes with respect to executive compensation matters, including non-binding advisory votes on executive compensation, the frequency of such votes, and votes on “golden parachute” payments.

Role of the Compensation Consultant

The Compensation Committee retains its own independent compensation consultant who reports directly to the Compensation Committee. The independent compensation consultant’s engagement includes reviewing and advising on material aspects of the Company’s annual incentives and equity compensation. In 2020, the Compensation Committee engaged FPL to provide analysis and recommendations regarding (1) annual bonuses and long-term incentive compensation for our executive management team, and (2) the director compensation program for independent members of our Board of Directors. FPL reports directly to the Compensation Committee and has not performed and does not currently provide any other services to management or the Company. The Compensation Committee has determined that FPL is independent pursuant to the Compensation Committee charter.

From time to time, our compensation consultant communicates with our Chief Executive Officer to discuss different elements and weightings of compensation and best practices and trends in executive compensation.

While the Compensation Committee considers our compensation consultant’s input and advice, it uses its own independent judgment in making final decisions concerning compensation paid to the executive officers. The Compensation Committee has the full authority to retain and terminate the services of our compensation consultant as it deems necessary or appropriate.

After reviewing information provided by FPL regarding its independence and considering the relevant independence factors pursuant to applicable SEC rules and NYSE guidelines, the Compensation Committee determined that no conflicts of interest existed in connection with the services FPL performed for the Company in 2020.

Role of the Chief Executive Officer

Our Chief Executive Officer participates in the compensation determination process by consulting with the Board and the Compensation Committee on matters related to compensation, and by making compensation recommendations for our NEOs. These recommendations are based upon information provided by our compensation consultant, his assessment of each NEO’s performance and contributions to the Company’s performance, and other considerations, including employee retention. The Compensation Committee considers this information, but approves and recommends that the Board approve, based on its own independent judgment, the amounts payable to our NEOs.

Peer Companies and Competitive Positioning

The Compensation Committee, with input and recommendations from our compensation consultant, establishes the Company’s peer group on an annual basis. The Compensation Committee uses the peer group for compensation benchmarking and general comparison purposes. The peer group comprises companies selected on various criteria including criteria recommended by our compensation consultant, including size and market capitalization. Our compensation consultant evaluates the continued appropriateness of each company in the peer group on an annual basis and recommends to the Compensation Committee additions and/or deletions from the prior year’s peer group as may be warranted. For fiscal year 2020, the Company’s peer group consisted of the following companies (collectively, the “Peer Companies”):

Peer Group
Company	Implied Market Cap(1)	Total Enterprise Value(1)
Armada Hoffler Properties, Inc.	$836 million	$1.9 billion
BRT Apartments Corp.	$224 million	$379 million
CareTrust REIT, Inc.	$1.9 billion	$2.4 billion
City Office REIT, Inc.	$380 million	$1.1 billion
Community Healthcare Trust	$1.0 billion	$1.2 billion
Getty Realty Corp.	$1.2 billion	$1.7 billion
Investors Real Estate Trust	$971 million	$1.8 billion
LTC Properties, Inc.	$1.5 billion	$2.1 billion
New Senior Investment Group	$459 million	$1.9 billion
One Liberty Properties, Inc.	$366 million	$810 million
Plymouth Industrial REIT, Inc.	$334 million	$872 million
Preferred Apartment Communities, Inc.	$391 million	$5.4 billion
UMH Properties, Inc.	$598 million	$1.5 billion
Urstadt Biddle Properties Inc.	$533 million	$1.1 billion
Whitestone REIT	$324 million	$953 million

1)	As of December 2, 2020. Data provided by third-party vendor.

To assist the Compensation Committee in its determination of executive compensation, our compensation consultant prepares an independent analysis of key size and performance indicators such as revenue, market capitalization, and total stockholder return compared to the Peer Companies. This analysis is provided to the Compensation Committee so it has sufficient information on the competitiveness of pay in the context of our performance compared with that of our peers.

Our compensation consultant also delivers a benchmarking analysis of the compensation paid to our NEOs and to our directors to the Compensation Committee. This analysis compares annual and long-term incentive awards and total compensation to compensation components of the Peer Companies and provides general guidance for future compensation levels. While the Compensation Committee uses this analysis to help frame its decisions on compensation, it uses its collective judgment in determining executive compensation.

The Compensation Committee does not target a specific market position relative to the Peer Companies for the compensation elements of executive officers but seeks to pay competitively and takes into consideration the relative positioning compared to the Peer Companies in making compensation decisions. The Compensation Committee exercises discretion in making compensation decisions based on the following inputs: its understanding of market conditions, its understanding of competitive pay analysis, recommendations from the Chief Executive Officer regarding the executive officers, the need to retain executive talent, the Compensation Committee’s overall evaluation of each executive’s performance, and our overall compensation strategy, among other factors.

Anti-Pledging and Anti-Hedging Policy

The Company has an anti-pledging and anti-hedging policy that prohibits the Company’s directors, officers, employees, and certain other related parties from:

1.	Pledging the Company’s securities as collateral for a loan or holding Company securities in a margin account; and

2.	Engaging in any hedging transactions against future declines in the market value of the Company’s stock or transactions that could reduce the economic risk of holding the Company’s equity securities, including: short sales; buying or selling puts or calls; buying financial instruments designed to hedge or offset any decrease in the market value of Company securities owned, including prepaid variable forward contracts, equity swaps, collars and exchange funds; and frequent trading to take advantage of fluctuations in share price.

Executive Equity Ownership Policy

Our Executive Equity Ownership Policy states that by April 14, 2026, subject to certain exemptions, each executive officer must retain ownership of LTIP Units or Company common stock equal in value to the amounts listed below:

•	Chief Executive Officer – five times annual base salary.

•	Chief Financial Officer – three times annual base salary.

•	All other Executive Officers – one times annual base salary.

Elements of Executive Compensation

Our NEO compensation is comprised of three primary components:

•	Base salary;

•	Annual incentive plan awards; and

•	Long-term incentive plan awards.

Below is a description of each primary component of our NEO compensation.

Base Salary.   Our compensation committee believes that payment of a competitive base salary is a necessary element of any compensation program that is designed to attract and retain talented and qualified executives. Subject to our existing contractual obligations, we expect our compensation committee to consider base salary for our NEOs annually as part of our performance review process, as well as upon any promotion or other change in job responsibility. The goal of our base salary program is to provide such salaries and payments at a level that allows us to attract and retain qualified executives while preserving significant flexibility to recognize and reward individual performance with other elements of the overall compensation program. Base salary levels also affect the annual cash incentive compensation because the annual bonus target opportunity of each NEO is expressed as a percentage of base salary.

The 2020 annual base salaries for our NEOs are set forth in the table below. The Company became obligated to pay these salaries as of July 1, 2020:

Name and Principal Position	Annual Base Salary	Pro-Rata Amount Paid by the Company in 2020
Jeffrey Busch – Chief Executive Officer and President	$600,000	$298,068
Robert Kiernan – Chief Financial Officer and Treasurer	$335,000	$167,500
Alfonzo Leon – Chief Investment Officer	$310,000	$155,000
Jamie Barber – General Counsel and Secretary	$250,000	$125,000
Danica Holley – Chief Operating Officer	$250,000	$125,000

Annual Incentive Plan.   The Compensation Committee intends to make a meaningful portion of our NEOs’ annual compensation contingent on achieving certain Company performance targets and individual goals (the “Annual Bonus Opportunity”).

Our 2020 annual incentive plan consisted of the following four performance metrics: (i) acquisition activity (30%), (ii) AFFO targets (30%), (iii) debt-to-equity ratio (20%) and (iv) individual performance (20%). Each component is described in more detail below:

Acquisition Activity (30% of Plan):

Reason for Inclusion in Plan: The Compensation Committee considers robust acquisition growth to be an important factor in the overall growth of the Company. Acquisition growth is vital to the Company achieving the size and market capitalization of our competitors. By increasing the size and market capitalization of the Company, the Company will become eligible for various industry and sector stock indices, which will result in greater investor interest in our stock and lower our cost of capital.

Award Levels:

•         Threshold: $125 million (50% of target)

•         Target: $175 million (100% of target)

•         Maximum: $225 million (150% of target)

2020 Results: $216 million

Percent of Target Amount Received: 141%

Adjusted Funds from Operations (“AFFO”) (30% of Plan):

Reason for Inclusion in Plan: The Compensation Committee considers the Company’s AFFO growth to be an important factor in the Company’s profitability and its ability to support its dividend. The AFFO component also provides a check on the Acquisition Activity component because any credit events at the Company’s properties could have a negative effect on AFFO. Therefore, the AFFO component ensures that the Company is considering tenant-credit risk in its acquisition activities.

Award Levels:

•         Threshold: $0.82 per share (50% of target)

•         Target: $0.85 per share (100% of target)

•         Maximum: $0.88 per share (150% of target)

2020 Results: $0.88 per share

Percent of Target Amount Received: 150%

Debt-to-Assets (Leverage) Ratio (20% of Plan):

Reason for Inclusion in Plan: In establishing this component of the plan, the Compensation Committee balanced the need for leverage to drive the Company’s growth against the need for prudent balance sheet management. Therefore, the Compensation Committee created a leverage component but applied a lower weighting (20%) than the plan’s metrics for acquisition activity and AFFO (30% each).

Award Levels:

•         Threshold: 52.5% (50% of target)

•         Target: 49.5% (100% of target)

•         Maximum: 46.5% (150% of target)

2020 Results: 49%

Percent of Target Amount Received: 108%

Individual Performance (20% of Plan):

Reason for Inclusion in Plan: In addition to the objective criteria of the plan, the Compensation Committee considers it important to measure each NEO’s individual contributions to the Company’s overall performance based on such NEO’s position and responsibilities.

Award Levels: Individually determined based upon an evaluation of the individual performance of each NEO.

The table below summarizes the earned cash awards, dollar value of LTIP Units and actual number of LTIPs for each NEO pursuant to the 2020 Annual Incentive Plan:

NEO	Amount of Cash Award	Dollar Value of Earned LTIP Units	Number of Earned LTIP Units
Jeffrey Busch	$247,708	$307,962	34,759
Robert Kiernan	$111,117	$243,069	27,434
Alfonzo Leon	$92,068	$238,694	26,940
Jamie Barber	$43,516	$180,760	20,402
Danica Holley	$43,516	$180,760	20,402

Earned LTIPs listed above are subject to forfeiture restrictions that will lapse in the following amounts and on the following vesting dates subject to the continuous service of the grantee through and on the applicable vesting date:

•	50% of the earned LTIP Units became vested on March 2, 2021; and

•	50% of the earned LTIP Units become vested on March 2, 2022.

Vesting is accelerated in the event of a termination of the executive’s position without “Cause” or for “Good Reason” (as defined in the relevant employment agreement, plan or award agreements), due to death or disability, due to the grantee’s retirement or upon a “Change-of-Control” (as defined in the relevant employment agreement, plan or award agreements) of the Company. Unvested LTIP Awards are forfeited in the event of any other termination event.

Long-Term Equity Incentive Plan. In addition to our Annual Incentive Plan, the Company has established long-term equity incentive plans that are designed to reward our NEOs for achievements based on long-term stockholder returns. We believe a combination of both an annual and long-term performance plan helps incentivize our NEOs to achieve our short-term operational goals without sacrificing long-term stockholder value. Our Long-Term Equity Incentive Plans are divided into two components: (i) a time-based vesting component (40% of the aggregate award), and (ii) a performance-based component (60% of the aggregate award). LTIP Units issued pursuant to the time-based component vest ratably on an annual basis over a three-year period. Beginning in 2021, grants made pursuant to the time-based vesting component of our long-term equity incentive plans will vest in full on the third anniversary of the grant date (i.e. no ratable vesting).

The performance-based component of the plan is further broken out into an Absolute Total Stockholder Return component (75% of the performance-based award) and a Relative Total Stockholder Return component (25% of the performance-based award). The table below provides a summary of our long-term equity incentive plans:

Time-based Vesting Component (40%):

Reason for Inclusion in Plan: The primary purpose of this component is to attract and retain qualified personnel, including our NEOs. The Compensation Committee also believes these awards are necessary to remain competitive with our peer companies.

Vesting Schedule (based on grant date):

•         First anniversary: 33.33% of total award

•         Second anniversary: 33.33% of total award

•         Third anniversary: 33.33% of total award

Vesting Schedule for awards granted in 2021 or later (based on grant date):

•         Third anniversary: 100% of total award

Absolute Total Stockholder Return (45%):

Reason for Inclusion in Plan: To incentivize our NEOs to build long-term value for our stockholders, the Compensation Committee considers it important to make a significant portion of each NEO’s compensation contingent on total returns achieved by our stockholders over a long-term period.

Performance Period: Three-years from grant date.

Award Levels:

•         Threshold (50% of Target Award): 21% total return

•         Target (100% of Target Award): 27% total return

•         Maximum (200% of Target Award): 33% or greater total return

Relative Total Stockholder Return (15%):

Reason for Inclusion in Plan: Similar to the Absolute Total Stockholder Return component except compared to the SNL U.S. Healthcare REIT Index (the “Index”). In additional to an absolute return component, the Compensation Committee believes it is important to measure the Company’s performance against an index of its industry peers to adjust for healthcare REIT industry performance considerations that may not exist within the larger REIT universe or other specific REIT industries.

Performance Period: Three-years from grant date.

Award Levels:

•         Threshold (50% of Target Award): 35th percentile of Index

•         Target (100% of Target Award): 55th percentile of Index

•         Maximum (200% of Target Award): 75th percentile of Index

The Absolute TSR Component will be forfeited in its entirety if the TSR is less than 21%. If the TSR is between 21% and 27%, or between 27% and 33%, the percentage of the Absolute TSR Component earned will be determined using linear interpolation as between those tiers, respectively.

The Relative TSR Component will be forfeited in its entirety if the Relative Performance is below the 35th percentile of the Index. If the Relative Performance is between the 35th percentile and 55th percentile of the Index, or between the 55th percentile and 75th percentile of the Index, the percentage of the Relative TSR Component earned will be determined using linear interpolation as between those tiers, respectively.

The following table lists the 2020 Long-Term Incentive Plan target awards granted to our NEOs on March 3, 2020. The actual amount of each award that is earned will be determined on the third anniversary of the grant date (March 3, 2023) (the “2020 Long-Term Valuation Date”).

	2020 Time-Based Award		2020 Performance-Based Award
Name	Value	# of Units(1)	Value	# of Units(2)	Total
Jeffrey Busch	$92,000	6,415	$138,000	10,459	$230,000
Robert Kiernan	$72,000	5,020	$108,000	8,186	$180,000
Alfonzo Leon	$84,000	5,857	$126,000	9,550	$210,000
Jamie Barber	$56,000	3,905	$84,000	6,366	$140,000
Danica Holley	$56,000	3,905	$84,000	6,366	$140,000

1)	The number of target LTIP Units comprising each 2020 Time-Based Award was based on the closing price of the Company’s common stock on the NYSE on the grant date, or $14.34 per share.

2)	The number of target LTIP Units comprising each 2020 Performance-Based Award was determined by an independent valuation consultant.

As soon as practicable following the 2020 Long-Term Valuation Date, the Compensation Committee will determine the number of LTIP Units earned by each grantee under both the Absolute TSR Component and the Relative TSR Component. Any 2020 Long-Term Performance-Based Award LTIP Units that are not earned as set forth above will be forfeited, and the grantee will have no right in or to any such unearned and unissued LTIP Units after it is determined that they were not earned.

Units that have been earned based on performance as provided above are subject to forfeiture restrictions that will lapse in the following amounts and on the following vesting dates subject to the continuous service of the grantee through and on the applicable vesting date:

(i)	50% of the earned LTIP Units become vested as of the 2020 Long-Term Valuation Date; and
(ii)	50% of the earned LTIP Units become vested on the first anniversary of the 2020 Long-Term Valuation Date.

2020 Annual Bonus Awards

Due to the Internalization occurring mid-year in 2020, each NEO’s 2020 Annual Bonus Award was comprised of: (i) a pre-Internalization, partial-period bonus based on the bonus typically granted by the Former Advisor (the “2020 Pre-Internalization Bonus”), (ii) a post-Internalization, partial-period non-equity incentive plan award granted by the Company (the “2020 Post-Internalization Non-Equity Incentive Plan Award”), and (iii) the 2020 Annual Equity Incentive Plan established by the Company (the “2020 Annual Equity Incentive Plan”). Each component is described below:

2020 Annual Bonus Awards
Component	Time Period	Description
2020 Pre-Internalization Bonus	Jan 1 – June 30	Discretionary award formerly paid by the Former Advisor. This amount was pro-rated for the portion of 2020 that the Company was externally managed.

2020 Post-Internalization Non-Equity Incentive Plan	July 1 – Dec 31	Annual Incentive Plan calculated in the same manner as awards granted through the 2020 Annual Equity Incentive Plan.

2020 Annual Equity Incentive Plan	Jan 1 – Dec 31	Annual Equity Incentive Plan established by the Board on March 13, 2020 (described below).

2020 Pre-Internalization Bonus. To determine the 2020 Pre-Internalization Bonuses, the Compensation Committee (i) took the original bonus amounts (based on historical discretionary bonus amounts paid by the Former Advisor), (ii) applied the percentage of target amounts earned pursuant to the 2020 Annual Equity Incentive Plan and (iii) pro-rated such amounts for the period from January 1, 2020 through June 30, 2020.

           2020 Post Internalization, Non-Equity Incentive Plan Compensation. The Compensation Committee determined the 2020 Post-Internalization Non-Equity Incentive Plan Compensation by (i) starting with a target amount equal to 100% of their pro-rata annual salary (80% for Mr. Barber and Ms. Holley), (ii) applying the percentage of target amounts earned pursuant to the 2020 Annual Equity Incentive Plan then deducting (i) the 2020 Pre-Internalization Bonus and (ii) amounts earned pursuant to the 2020 Annual Equity Incentive Plan.

2020 Annual Equity Incentive Plan. On March 13, 2020, the Company established its 2020 Annual Equity Incentive Plan.

A summary of our NEO’s total 2020 Annual Bonus Amounts is below:

NEO	2020 Pre-Internalization Bonus		2020 Post-Internalization Non-Equity Incentive Plan Award		2020 Annual Equity Incentive Plan		2020 Annual Bonus
Jeffrey Busch	$80,338	+	$247,708	+	$307,962	=	$636,008
Robert Kiernan	$52,086	+	$111,117	+	$243,069	=	$406,272
Alfonzo Leon	$57,968	+	$92,068	+	$238,694	=	$388,730
Jamie Barber	$36,822	+	$43,516	+	$180,760	=	$261,098
Danica Holley	$36,822	+	$43,516	+	$180,760	=	$261,098

Per their Employment Agreements, beginning in 2021, each of Messrs. Busch, Kiernan and Leon will have a target cash Annual Bonus Opportunity equal to 100% of his salary for that year; however, for 2021 each of them has opted to receive 60% of his annual bonus in cash and the remaining 40% in LTIP Units. The Compensation Committee has also established each of Mr. Barber’s and Ms. Holley’s target Annual Bonus Opportunity beginning in 2021 at 80% of his/her annual salary, with 60% of such annual bonus payable in cash and the remaining 40% payable in LTIP Units. The actual bonus amount paid will be based on predetermined annual performance goals for that year and will be calculated as follows: (i) 50% of target for achievement of threshold-level goals, (ii) 100% of target for achievement of target-level goals and (iii) 150% of target for achievement of maximum-level goals. Bonus amounts based on achievement of goals at levels between threshold and target and target and maximum will be calculated using straight-line interpolation.

One-Time Internalization Awards

Based on the success of the Internalization and to further incentivize and retain our NEOs following the Internalization, on July 9, 2020, each of our NEOs received a one-time grant of LTIP Units (each, an “Internalization Award”) as follows: 191,205 LTIP Units to Mr. Busch; 71,702 LTIP Units to Mr. Kiernan; 71,702 LTIP Units to Mr. Leon; 33,461 LTIP Units to Mr. Barber; and 33,651 LTIP Units to Ms. Holley. The amount of each Internalization Award was determined by dividing (x) $2,000,000 for Mr. Busch, $750,000 for Mr. Kiernan, $750,000 for Mr. Leon, $350,000 for Mr. Barber, and $350,000 for Ms. Holley, by (y) the closing price of our common stock on the trading day immediately preceding the date of grant of $10.46. Each Internalization Award will vest and become nonforfeitable in equal one-fourth (1/4) increments on each of July 9, 2021, 2022, 2023 and 2024, in each case subject to continued employment and other conditions.

2017 Long-Term Incentive Plan Awards

On February 28, 2017, the Company established the 2017 Long-Term Incentive Plan. The 2017 Long-Term Incentive Plan was established to award our NEOs and other employees if the Company’s common stock achieved certain return metrics over a three-year performance period. The 2017 Long-Term Incentive Plan (which is structured in the same manner as our 2018, 2019 and 2020 Long-Term Incentive Plans) is bifurcated into two components: (a) a total return component, which represents 75% of the plan, and (b) a relative return component, which represents 25% of the plan.

With respect to Mr. Busch, Mr. Leon and Ms. Holley, the performance period began on February 28, 2017 and ended on February 27, 2020. Because each of Mr. Kiernan and Mr. Barber began his employment with the Company in 2017 after the establishment of the 2017 Long Term Incentive Plan, the performance periods for their awards differed from the performance period for Mr. Busch, Mr. Leon and Ms. Holley. Mr. Barber’s performance period began on his date of employment, May 8, 2017 and ended on May 7, 2020. Mr. Kiernan’s performance period began on his date of employment, August 23, 2017, and ended on August 21, 2020.

Absolute Return Component. Pursuant to the 2017 Long Term Incentive Plan, 75% of the aggregate award was based on the absolute TSR of the Company during a three-year performance period. The number of LTIP Units earned by the NEOs pursuant to the TSR component were as follows:

Absolute Stockholder Return Component

		Hurdles
NEO	Original Target Award (# of Units)	Threshold (50% of Target)	Target (100% of Target)	Maximum (200% of Target)	Company Total Return(1)	% of Target Awards Earned	Final Payout (# of Units)
Jeffrey Busch	19,481	24%	30%	36%	127%	200%	38,962
Robert Kiernan	7,966	24%	30%	36%	83.6%	200%	15,932
Alfonzo Leon	9,740	24%	30%	36%	127%	200%	19,480
Jamie Barber	5,350	24%	30%	36%	40%	200%	10,700
Danica Holley	7,793	24%	30%	36%	127%	200%	15,585

1)         Calculated based on the following metrics:

a.   The purchase of one share of the Company’s common stock on the effective date of the plan at a purchase price equal to the average closing price of the Company’s common stock over the five consecutive trading days prior to, and ending on, the effective date of the plan (the “Baseline Value”).

b.   The full reinvestment of distributions or dividends declared on such share (without deductions for taxes or other charges) into the Company common stock at a price equal to (i) the closing price of the Company’s common stock on the trading day immediately preceding the ex-dividend date for such dividend or distribution less (ii) the amount of such dividend or distribution.

c.    The sale of shares (the original share purchased plus additional shares purchased through the reinvestment of dividends or distributions as described in (b) above) at the end of the performance period at a price equal to the average closing price of the Company’s common stock over the 15 consecutive trading days prior to, and ending on, the last day of the performance period.

Relative Stockholder Return Component. Pursuant to the 2017 Long Term Incentive Plan, 25% of the award was based on the Company’s relative TSR against the SNL Healthcare REIT Index during a three-year performance period. The number of LTIP Units earned by the NEOs pursuant to the relative return component were as follows:

Relative Stockholder Return Component

		Hurdles
NEO	Original Target Award (# of Units)	Threshold (50% of Target)	Target (100% of Target)	Maximum (200% of Target)	Company Total Return(1)	% of Target Awards Earned	Final Payout (# of Units)
Jeffrey Busch	6,494	35th percentile	55th percentile	75th percentile	98th percentile	200%	12,988
Robert Kiernan	2,655	35th percentile	55th percentile	75th percentile	98th percentile	200%	5,310
Alfonzo Leon	3,247	35th percentile	55th percentile	75th percentile	98th percentile	200%	6,494
Jamie Barber	1,783	35th percentile	55th percentile	75th percentile	88th percentile	200%	3,566
Danica Holley	2,598	35th percentile	55th percentile	75th percentile	98th percentile	200%	5,195

1)	Calculated by comparing the Company’s absolute stockholder return (as calculated pursuant to the Absolute Return Component of the 2017 Long-Term Incentive Plan) against the returns of the Companies in the SNL Healthcare REIT Index (weighted by the market capitalization of each company in the index).

The following table summarizes the aggregate LTIP units received by each NEO pursuant to the 2017 Long-Term Incentive Plan:

NEO	Absolute Return Component	Relative Return Component	Total LTIP Units
Jeffrey Busch	38,962	12,988	51,950
Robert Kiernan	15,932	5,310	21,242
Alfonzo Leon	19,480	6,494	25,974
Jamie Barber	10,700	3,566	14,266
Danica Holley	15,585	5,195	20,780

Distributions

Pursuant to both the annual award agreements under the 2020 Long-Term Incentive Plan and the performance-based award agreements under the 2020 Long-Term Incentive Plan, distributions equal to the dividends declared and paid by the Company accrued and will accrue during the applicable performance period on the maximum number of LTIP Units that the grantee could earn and are paid with respect to all of the earned LTIP Units at the conclusion of the applicable performance period, in cash or by the issuance of additional LTIP Units at the discretion of the Compensation Committee. LTIP Units issued pursuant to the time-based-vesting component of the awards under the 2020 Long-Term Incentive Plan (40% of aggregate awards under the 2020 Long-Term Incentive Plan) were issued and outstanding as of the grant date (March 5, 2020) and, therefore, grantees received distributions on those awards during 2020.

Influence of Say on Pay Results on Executive Compensation Decisions

We provided stockholders with a “say-on-pay” advisory vote on executive compensation at the 2020 Annual Meeting of Stockholders. Approximately 91% of the votes cast on the say-on-pay proposal were cast “For” the approval of the compensation of our NEOs as disclosed in the proxy statement distributed in connection with the 2020 Annual Meeting of Stockholders. The Compensation Committee evaluated the results of the say-on-pay vote and in light of the support for our executive compensation program, it did not make any significant changes to the executive compensation program and policies for fiscal year 2020 compensation based on the stockholder voting results. However, please note that we completed the Internalization transaction in 2020, which fundamentally changed the compensation structure for our NEOs and other employees as described above. The Compensation Committee will continue to consider the outcome of future say-on-pay votes when making future compensation decisions for the NEOs.

In addition, we provided stockholders with a “say-on-frequency” advisory vote at the 2018 Annual Meeting of Stockholders to determine whether the say-on-pay advisory vote on executive compensation should occur every one, two, or three years. Approximately 90% of the votes cast on the say-on-frequency proposal were in favor of a vote every year. Based on the results of the say-on-frequency vote, the Board has determined to hold the say-on-pay vote annually.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the above Compensation Discussion and Analysis with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on 10-K for the year ended December 31, 2020, as amended, and in this Proxy Statement.

Submitted by the Compensation Committee of the Board of Directors.

Henry Cole, Chair

Paula Crowley

Ronald Marston

Dr. Roscoe Moore

Compensation Committee Interlocks and Insider Participation

No current or former member of the Compensation Committee is, or has been, one of our employees or officers. None of our executive officers currently serves, or during the past fiscal year has served, as a member of the Board of Directors or compensation committee of another entity that has one or more executive officers serving on our Board of Directors or Compensation Committee.

Risk Considerations in our Executive Compensation Program

The Compensation Committee has reviewed its compensation policies and practices with respect to certain employees of the Former Advisor who are dedicated or partially dedicated to providing services to the Company, taking into consideration risk management practices and risk-taking incentives. Following such review, we determined that our compensation policies and practices for such employees do not create risks that are reasonably likely to have a material adverse effect on us.

Several features of the Company’s equity compensation program and policies are designed to reduce the likelihood of excessive risk-taking by employees, including:

•	Our performance-based compensation is structured to reward both short- and long-term corporate performance;

•	The payout amounts under our short-term and long-term incentives are capped; and

•	The Compensation Committee considers risk management when determining the portion of our 2020 Annual Incentive Plan earned for individual performance.

SUMMARY COMPENSATION TABLE FOR 2020, 2019 AND 2018

The Summary Compensation Table below contains, in compliance with the reporting requirements of the SEC, the compensation information for our NEOs for the years ended December 31, 2020, 2019 and 2018. Equity compensation is reported in several different tables in this Proxy Statement. For that reason, investors should take care to not “double count” equity awards.

Name and Principal Position	Year	Salary(1)	Bonus	Stock Awards(2)		Non-Equity Incentive Plan Compensation	Total
Jeffrey Busch	2020	$298,068	$80,338	$2,459,995	(3)	$247,708	$3,086,109
Chairman, CEO and	2019	$—	$—	$455,316		$—	$455,316
President	2018	$—	$—	$395,978		$—	$395,978

Robert Kiernan	2020	$167,500	$52,086	$1,104,990	(4)	$111,117	$1,435,693
CFO and Treasurer	2019	$—	$—	$322,723		$—	$322,723
	2018	$—	$—	$415,983		$—	$415,983

Alfonzo Leon	2020	$155,000	$57,968	$1,134,992	(5)	$92,068	$1,440,028
CIO	2019	$—	$—	$391,475		$—	$391,475
	2018	$—	$—	$324,983		$—	$324,983

Jamie Barber	2020	$125,000	$36,822	$625,000	(6)	$43,516	$830,338
General Counsel and Secretary	2019	$—	$—	$287,696		$—	$287,696
	2018	$44,355	$—	$351,984		$—	$396,344

Danica Holley	2020	$125,000	$36,822	$625,000	(7)	$43,516	$830,338
COO

(1)	All of our NEOs’ salaries were the obligation of our Former Advisor through June 30, 2020; therefore, the amounts represent salary paid or accrued by the Company from July 1, 2020 through December 31, 2020. Ms. Holley became an NEO in 2020.

(2)	Except with respect to awards issued under the performance-based portions of the Long-Term Incentive Plans, which were based on a valuation determined by an independent consultant, the LTIP award values disclosed in this summary compensation table are based on market values of the Company’s common stock at the date of grant. Awards granted under the performance-based portions of the Long-Term Incentive Plans were valued using a Monte Carlo simulation. The Monte Carlo simulation is a generally accepted statistical technique used, in this instance, to simulate a range of possible future stock prices for the Company and the members of the SNL Healthcare REIT Index over the performance period. See Note 7 – “Stock-Based Compensation” to our consolidated financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2020 for a discussion of the relevant assumptions used to determine the grant date fair value of these awards.

(3)	Consists of: (i) 191,205 LTIP Units issued on July 9, 2020 in connection with the Internalization, which vest on a pro-rata basis on each of July 9, 2021, July 9, 2022, July 9, 2023 and July 9, 2024, (ii) 25,959 LTIP Unit Awards issued pursuant to our 2020 Annual Incentive Plan, which reflects the target level; the maximum number of LTIP Units that could be issued under the 2020 Annual Incentive Plan is 1.5 times the target number of units, which would result in a value of $344,995, based on the closing price per share on the date of grant and (iii) 16,874 LTIP Unit Awards issued pursuant to our 2020 Long-Term Incentive Plan, which consists of the time-based portion of such grant (6,415 LTIP units) and the performance-based portion (10,459 LTIP units) at the target level. The maximum number of LTIP Units that could be issued under the 2020 Long-Term Incentive Plan is the sum of (i) the Long-Term Time-Based Awards and (ii) two times the target number of Long-Term Performance-Based Awards, which would result in a value of $367,991, based on the valuation determined by an independent consultant on the date of grant.

(4)	Consists of: (i) 71,702 LTIP Units issued on July 9, 2020 in connection with the Internalization, which vest on a pro-rata basis on each of July 9, 2021, July 9, 2022, July 9, 2023 and July 9, 2024, (ii) 19,751 LTIP Unit Awards issued pursuant to our 2020 Annual Incentive Plan, which reflects the target level; the maximum number of LTIP Units that could be issued under the 2020 Annual Incentive Plan is 1.5 times the target number of units, which would result in a value of $262,491, based on the closing price per share on the date of grant and (iii) 13,206 LTIP Unit Awards issued pursuant to our 2020 Long-Term Incentive Plan, which consists of the time-based portion of such grant (5,020 LTIP units) and the performance-based portion (8,186 LTIP units) at the target level. The maximum number of LTIP Units that could be issued under the 2020 Long-Term Incentive Plan is the sum of (i) the Long-Term Time-Based Awards and (ii) two times the target number of Long-Term Performance-Based Awards, which would result in a value of $287,987, based on the valuation determined by an independent consultant on the date of grant.

(5)	Consists of: (i) 71,702 LTIP Units issued on July 9, 2020 in connection with the Internalization, which vest on a pro-rata basis on each of July 9, 2021, July 9, 2022, July 9, 2023 and July 9, 2024, (ii) 19,751 LTIP Unit Awards issued pursuant to our 2020 Annual Incentive Plan, which reflects the target level; the maximum number of LTIP Units that could be issued under the 2020 Annual Incentive Plan is 1.5 times the target number of units, which would result in a value of $262,491, based on the closing price per share on the date of grant and (iii) 15,407 LTIP Unit Awards issued pursuant to our 2020 Long-Term Incentive Plan, which consists of the time-based portion of such grant (5,857 LTIP units) and the performance-based portion (9,550 LTIP units) at the target level. The maximum number of LTIP Units that could be issued under the 2020 Long-Term Incentive Plan is the sum of (i) the Long-Term Time-Based Awards and (ii) two times the target number of Long-Term Performance-Based Awards, which would result in a value of $335,989, based on the valuation determined by an independent consultant on the date of grant.

(6)	Consists of: (i) 33,461 LTIP Units issued on July 9, 2020 in connection with the Internalization, which vest on a pro-rata basis on each of July 9, 2021, July 9, 2022, July 9, 2023 and July 9, 2024, (ii) 15,237 LTIP Unit Awards issued pursuant to our 2020 Annual Incentive Plan, which reflects the target level; the maximum number of LTIP Units that could be issued under the 2020 Annual Incentive Plan is 1.5 times the target number of units, which would result in a value of $202,500, based on the closing price per share on the date of grant and (iii) 10,271 LTIP Unit Awards issued pursuant to our 2020 Long-Term Incentive Plan, which consists of the time-based portion of such grant (3,905 LTIP units) and the performance-based portion (6,366 LTIP units) at the target level. The maximum number of LTIP Units that could be issued under the 2020 Long-Term Incentive Plan is the sum of (i) the Long-Term Time-Based Awards and (ii) two times the target number of Long-Term Performance-Based Awards, which would result in a value of $223,998, based on the valuation determined by an independent consultant on the date of grant.

(7)	Consists of: (i) 33,461 LTIP Units issued on July 9, 2020 in connection with the Internalization, which vest on a pro-rata basis on each of July 9, 2021, July 9, 2022, July 9, 2023 and July 9, 2024, (ii) 15,237 LTIP Unit Awards issued pursuant to our 2020 Annual Incentive Plan, which reflects the target level; the maximum number of LTIP Units that could be issued under the 2020 Annual Incentive Plan is 1.5 times the target number of units, which would result in a value of $202,500, based on the closing price per share on the date of grant and (iii) 10,271 LTIP Unit Awards issued pursuant to our 2020 Long-Term Incentive Plan, which consists of the time-based portion of such grant (3,905 LTIP units) and the performance-based portion (6,366 LTIP units) at the target level. The maximum number of LTIP Units that could be issued under the 2020 Long-Term Incentive Plan is the sum of (i) the Long-Term Time-Based Awards and (ii) two times the target number of Long-Term Performance-Based Awards, which would result in a value of $223,998, based on the valuation determined by an independent consultant on the date of grant.

GRANTS OF PLAN-BASED AWARDS TABLE

The following table presents information concerning each grant made to our NEOs in the fiscal year ended December 31, 2020, under any plan, including awards, if any, that subsequently have been transferred. In accordance with SEC rules, the table does not include awards granted after December 31, 2020.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Award(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All other Stock Awards: Number of shares of	Grant date fair value of Stock and
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Stock or Units (#)(3)	Option Awards(4)
Jeffrey Busch	March 3, 2020				5,230	10,459	20,918	6,415	$229,991
	March 17, 2020				12,980	25,959	38,939		$230,000
	July 9, 2020	92,500	185,000	277,500				191,205	$2,000,004

Robert Kiernan	March 3, 2020				4,093	8,186	16,372	5,020	$179,987
	March 17, 2020				9,876	19,751	29,627		$175,000
	July 9, 2020	40,000	80,000	120,000				71,702	$750,003

Alfonzo Leon	March 3, 2020				4,775	9,550	19,100	5,857	$209,989
	March 17, 2020				9,876	19,751	29,627		$175,000
	July 9, 2020	33,750	67,500	101,250				71,702	$750,003

Jamie Barber	March 3, 2020				3,183	6,366	12,732	3,905	$139,998
	March 17, 2020				7,619	15,237	22,856		$135,000
	July 9, 2020	16,250	32,500	48,750				33,461	$350,002

Danica Holley	March 3, 2020				3,183	6,366	12,732	3,905	$139,998
	March 17, 2020				7,619	15,237	22,856		$135,000
	July 9, 2020	16,250	32,500	48,750				33,461	$350,002

(1)	These columns show the threshold, target and maximum amount of cash that could be earned in connection with the 2020 Post-Internalization Non-Equity Incentive Plan Award. The exact amount earned depends upon, among other things, the Company’s financial performance, as described in the “Compensation Discussion and Analysis” section of this Proxy Statement.

(2)	These columns show the threshold, target and maximum number of shares of common stock that could be issued in connection with performance-based LTIP Units granted in 2020 under the Company’s 2020 Annual Incentive Plan and 2020 Long-Term Incentive Plan to each of the NEOs. The exact number of units to be issued depends upon, among other things, the Company’s financial performance, as described in the “Compensation Discussion and Analysis” section of this Proxy Statement.
(3)	Reflects the time-based awards granted pursuant to the 2020 Long-Term Incentive Plan and the Internalization grant.
(4)	2020 Annual and Long-Term Award grants are reflected at the target level.

See “Compensation Discussion and Analysis — Elements of Executive Compensation” for a description of the material terms of the awards granted under these plans. Initially, all LTIP Units will not have full parity with our operating partnership’s common units with respect to liquidating distributions. Upon the occurrence of certain “book-up” events described in the partnership agreement, LTIP Units can, over time, achieve full parity with our operating partnership’s common units for all purposes, and therefore accrete to an economic value equivalent to one share of common stock. If such parity is reached, vested LTIP Units may be redeemed for cash in an amount equal to the then fair market value of an equal number of shares of our common stock or converted into an equal number of shares of our common stock, as determined by us at our election.

Narrative Discussion of Summary Compensation Table

We provide additional disclosure below of factors relating to the Summary Compensation Table, including descriptions of the Employment Agreements with Messrs. Busch, Kiernan and Leon and the Severance Plan, of which Mr. Barber and Mrs. Holley are participants. For further narrative disclosures concerning the information set forth in the Summary Compensation Table, please see “Compensation Discussion and Analysis” in this proxy statement.

Employment Agreements

On July 9, 2020, the Company, and the Former Advisor entered into an employment agreement with each of Mr. Busch, Mr. Kiernan and Mr. Leon (collectively, the “Employment Agreements,” and each an “Employment Agreement”).

Term

Each of Messrs. Busch’s, Kiernan’s and Leon’s Employment Agreement has a four-year term, with automatic renewals of additional successive one-year periods unless either party thereto provides at least 90 days’ advance notice of non-renewal.

Duties

The Employment Agreements provide that Messrs. Busch, Kiernan and Leon are employed by the Former Advisor (now a subsidiary of the Company) and that (i) Mr. Busch serves as Chief Executive Officer and President of the Company, (ii) Mr. Kiernan serves as Chief Financial Officer and Treasurer of the Company and (iii) Mr. Leon serves as Chief Investment Officer of the Company. Mr. Busch reports to the Company’s board of directors and Messrs. Kiernan and Leon reports to the Company’s Chief Executive Officer. The Employment Agreements require that Messrs. Busch, Kiernan and Leon devote substantially all of their business time and attention to the performance of their duties to the Company, but they allow them to engage in certain other outside activities, so long as those duties and activities do not unreasonably interfere with the performance of their duties to us or violate the restrictive covenants in the Employment Agreements.

Compensation

The Employment Agreements provide that Messrs. Busch, Kiernan and Leon receive annual base salaries of $600,000, $335,000 and $310,000, respectively, with target annual cash bonus opportunities beginning in 2021 of at least 100% of base salary (the “Target Annual Bonus”), subject to performance criteria and targets established and administered by the Company’s board of directors (or a committee thereof). In addition, Messrs. Busch, Kiernan and Leon are eligible to receive equity and other long-term incentive awards (including LTIP units) at the discretion of the Company’s board of directors (or a committee thereof) under any applicable plan or program adopted by the Company, and they will be eligible to participate in all employee benefit programs made available to the Company’s senior executives generally.

Severance Payments

The Employment Agreements provide that if Messrs. Busch’s, Kiernan’s or Leon’s employment is terminated by the Company without “cause” or by him for “good reason” (as those terms are defined in the Employment Agreements), subject to him executing and not revoking a release of claims, he will receive the following severance entitlements:

(1)	two times (in the case of Mr. Busch) and one times (in the case of Messrs. Kiernan and Leon) the sum of, or in the case of a termination within six months preceding, or 12 months following, a change of control of the Company, three times (in the case of Mr. Busch) and two times (in the case of Messrs. Kiernan and Leon) the sum of:

a.	his base salary; and

b.	the greater of:

i.	his annual bonus earned in the calendar year preceding the year of termination, or

ii.	his target bonus for the year of termination;

(2)	a prorated annual bonus for the year of termination;

(3)	all outstanding time-based equity-based awards vest, and performance-based equity awards will vest if and to the extent the applicable performance-based vesting conditions are satisfied with any such amount pro-rated for the actual number of days in the applicable performance period preceding the effective date of termination; and

(4)	(i) in the case of Mr. Busch, continuation of subsidized health care coverage for up to 18 months or monthly payments equal to the Company cost of providing such coverage; and (ii), in the cash of Messrs. Kiernan and Leon, continuation of subsidized health care coverage for up to 12 months (or 18 months in the case of a termination within six months preceding, or 12 months following, a change of control of the Company) or monthly payments equal to the Company cost of providing such coverage.

Subject to certain restrictions in each Employment Agreement, the severance described in (1) above is paid in installments over 24 months (in the case of Mr. Busch) or 12 months (in the case of Messrs. Kiernan and Leon) following the 60th day after the termination date unless the termination occurs within six months preceding, or 12 months following a change in control of the Company, in which case the severance is paid in a lump sum within 60 days after the date of termination. Each of Mr. Busch, Kiernan and Leon would also be entitled to the severance payments and benefits described above if his employment is terminated by the Company due to the Company’s election not to renew the term of the Employment Agreement.

For purposes of the Employment Agreements:

(1)	“good reason” means, in summary, (i) a material diminution in the executive’s title, authority, responsibilities or base salary (including, in the case of Mr. Busch, the failure of the Board to appoint him as Chairman of the Board within 10 days after the effective date of his Employment Agreement), (ii) after a specified period (three months in the case of Messrs. Busch and Kiernan and nine months in the case of Mr. Leon) after the occurrence of a “change in control”, a material duplication (that did not exist prior to the “change in control”) with other executives of the Company (or its subsidiaries) of the executive’s title, authorities, duties or responsibilities, (iii) a material breach by the Company of the Employment Agreement, (iv) a 50-mile relocation of an executive’s principal place of business from the Company’s headquarters in Bethesda, Maryland or (v) a change to whom the executive reports,

(2)	“cause” means, in summary, the executive’s (i) material breach of the Employment Agreement or any other written agreement between the Company (or its subsidiaries) and the executive, (ii) material breach of any workplace law or the Company (or its subsidiaries) written policies and codes of conduct, (iii) commission of an act of fraud, theft, dishonesty, embezzlement or breach of fiduciary duty related to the Company (or its subsidiaries) or the performance of his duties under the Employment Agreement, (iv) commission of an act of gross negligence or willful misconduct related to the Company (or its subsidiaries) or the performance of his duties under the Employment Agreement, which results in material and demonstrable damage to the Company (or its subsidiaries), (v) conviction of, or plea of guilty or nolo contendere to, a felony (or state law equivalent) or any crime of involving moral turpitude or the indictment of executive of any felony (or state law equivalent) of any crime involving moral turpitude, which is not discharged or otherwise resolved within 18 months, (vi) willful failure or refusal, other than due to disability, to perform his obligations under the Employment Agreement or to follow any lawful directive from the board of directors of the Company or (vii) violation of certain of the restrictive covenants contained in the Employment Agreement.

(3)	“Change-in-Control” means, in summary, the occurrence of (i) the sale, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the Company’s properties or assets, (ii) a change in the majority of the Board, (iii) acquisition of 50% of more of the voting power of the Company’s stock, or (iv) the consummation of a reorganization, merger, consolidation, statutory share exchange or similar transaction after which the Company’s shareholders do not own, directly or indirectly, more than 50% of the voting power of the surviving entity’s (or a parent entity’s) stock.

Non-Solicitation, Non-Competition, Intellectual Property, Confidentiality and Non-Disparagement

The Employment Agreements provide that for (i) eighteen months (in the case of Mr. Busch) or (ii) twelve months (in the case of Messrs. Kiernan and Leon) following the termination of employment, Messrs. Busch, Kiernan and Leon will not solicit the Company’s employees, exclusive consultants or independent contractors, hire any individual who is (or was, within the six month period immediately preceding such hiring) the Company’s employee, exclusive consultant, or exclusive independent contractor, solicit, entice or induce the Company’s customers for the purpose of providing products or services that are competitive with the products or services the Company provides, or solicit, entice, or induce the Company’s customers to terminate or reduce their business with the Company.

The Employment Agreements also contain non-competition covenants that prohibit Messrs. Busch, Kiernan and Leon from having any ownership interest in a competitor within a designated market area, or engaging in or performing services for a competitor within a designated market area, if such services either are the same as or similar to (individually or in the aggregate) the services he performed for the Company during his employment, or are performed with respect to products or services of the competitor that are competitive with the products or services provided by the Company with which he was involved during his employment or about which he received confidential information during his employment. Mr. Busch’s Employment Agreement provides that the period during which the non-competition provision applies is eighteen months following termination for any reason, and Messrs. Kiernan’s and Leon’s Employment Agreements provides that the period during which the non-competition provision applies is twelve months following termination for any reason.

Each Employment Agreement also contains covenants relating to the treatment of confidential information and intellectual property matters and restrictions on the ability of each of Messrs. Busch, Kiernan and Leon on the one hand and the Company on the other hand to disparage the other.

Severance Plan

In connection with the Internalization, the Company adopted a Severance Plan to provide specified benefits to employees (except Messrs. Busch, Kiernan and Leon) in the event of their termination of employment from the Company. Under the Severance Plan, in the event of a qualifying termination of employment of a plan participant, the participant will be entitled to receive severance pay in accordance with the following matrix:

Participant Level	Termination other than for “Cause”	Termination upon a Change-in-Control
Level One	• 1 x Annual Base Salary; • Immediate vesting of all unvested, time-based LTIP Units; and • 12 months COBRA subsidy (or similar payment)	• 2x sum of: o Base salary; and o Bonus • Immediate vesting of all unvested, time-based LTIPs; • performance awards remain outstanding; and • 18-month COBRA subsidy (or similar payment)
Level Two	• up to six months of Base Salary; • Immediate vesting of all unvested, time-based LTIP Units; and • Up to six months of COBRA subsidy (or similar payment)	• Up to 1x Annual Base Salary • Immediate vesting of all unvested, time-based LTIPs; • performance awards remain outstanding; and • up to 12-month COBRA subsidy (or similar payment)

Mr. Barber and Mrs. Holley are each Level One Participants in the Severance Plan. The Severance Plan contains similar restrictions on non-competition and non-solicitation as the Employment Agreements.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following table presents information concerning equity awards for our NEOs that were outstanding as of December 31, 2020.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Yet Vested		Equity Incentive Plan Awards: Market Value of Unearned Shares, Units or Other Rights That Have Not Yet Vested(1)
Jeffrey Busch	244,156	(2)	$3,188,677	111,546	(3)	$1,456,791
Robert Kiernan	113,016	(4)	$1,475,989	81,648	(5)	$1,066,323
Alfonzo Leon	108,570	(6)	$1,417,924	96,432	(7)	$1,259,402
Jamie Barber	65,956	(8)	$861,385	67,147	(9)	$876,940
Danica Holley	58,880	(10)	$768,973	57,805	(11)	$754,933

(1)	Based on the closing price of the Company’s common stock on December 31, 2020, which was the last trading day of 2020, of $13.06 per share.

(2)	Consists of: (i) 191,205 LTIP Units issued in connection with the Internalization on July 9, 2020 that had not vested as of December 31, 2020; these units vest on a pro rata basis on each of July 9, 2021, July 9, 2022, July 9, 2023 and July 9, 2024, (ii) 10,100 LTIP Units issued in connection with our 2019 Annual Incentive Plan that had not vested as of December 31, 2020; these remaining units vested in full on March 3, 2021, (iii) 6,415 time-based-vesting-only LTIP Units issued in connection with our 2020 Long Term Incentive Plan that had not vested as of December 31, 2020; one-third of these units vested on March 3, 2021 and the remaining two-thirds will vest on a pro rata basis on each of March 3, 2022 and 2023 (iv) 6,091 time-based-vesting-only LTIP Units issued in connection with our 2019 Long Term Incentive Plan that had not vested as of December 31, 2020; one-half of these units vested on March 5, 2021 and the remaining units will vest on March 5, 2022 (v) 4,370 time-based-vesting-only LTIP Units issued in connection with our 2018 Long Term Incentive Plan that had not vested as of December 31, 2020; all of these units vested on March 5, 2021 and (vi) 25,975 LTIP Units issued in connection with the 2017 Long Term Incentive Plan; these units vested in full on March 3, 2021.

(3)	Consists of: (i) 38,939 unearned LTIP Units as of December 31, 2020 pursuant to the 2020 Annual Incentive Plan at the maximum level amount, (ii) 39,680 unearned LTIP Units as of December 31, 2020 pursuant to the 2018 Long-Term Performance-Based Incentive Plan at the maximum level amount, (iii) 27,698 unearned LTIP Units as of December 31, 2020 pursuant to the 2019 Long-Term Performance-Based Incentive Plan at the maximum level amount and (iv) 5,230 unearned LTIP Units as of December 31, 2020 pursuant to the 2020 Long-Term Performance-Based Incentive Plan at the threshold level amount. Upon issuance 50% of the LTIP Units issued under the 2020 Annual Plan will vest and the remaining 50% will vest on the first anniversary of the issuance date. Upon issuance 50% of the LTIP Units issued under the Long-Term Performance-Based Incentive Plans will vest on the issuance date and the remaining 50% will vest on the first anniversary of the issuance date.

(4)	Consists of: (i) 71,702 LTIP Units issued in connection with the Internalization on July 9, 2020 that had not vested as of December 31, 2020; these units vest on a pro rata basis on each of July 9, 2021, July 9, 2022, July 9, 2023 and July 9, 2024, (ii) 9,864 LTIP Units issued as retention grants in 2018 and that had not vested as of December 31, 2020; all of these units vested on March 5, 2021, (iii) 8,416 LTIP Units issued in connection with our 2019 Annual Incentive Plan that had not vested as of December 31, 2020; these remaining units vested in full on March 3, 2021, (iv) 5,020 time-based-vesting-only LTIP Units issued in connection with our 2020 Long Term Incentive Plan that had not vested as of December 31, 2020; one-third of these units vested on March 3, 2021 and the remaining two-thirds will vest on a pro rata basis on each of March 3, 2022 and 2023 (v) 4,237 time-based-vesting-only LTIP Units issued in connection with our 2019 Long Term Incentive Plan that had not vested as of December 31, 2020; one-half of these units vested on March 5, 2021 and the remaining units will vest on March 5, 2022 (vi) 3,156 time-based-vesting-only LTIP Units issued in connection with our 2018 Long Term Incentive Plan that had not vested as of December 31, 2020; all of these units vested on March 5, 2021 and (vii) 10,621 LTIP Units issued in connection with the 2017 Long Term Incentive Plan; these units will vest in full on August 22, 2021.

(5)	Consists of: (i) 29,627 unearned LTIP Units as of December 31, 2020 pursuant to the 2020 Annual Incentive Plan at the maximum level amount, (ii) 28,660 unearned LTIP Units as of December 31, 2020 pursuant to the 2018 Long-Term Performance-Based Incentive Plan at the maximum level amount, (iii) 19,268 unearned LTIP Units as of December 31, 2020 pursuant to the 2019 Long-Term Performance-Based Incentive Plan at the maximum level amount and (iv) 4,093 unearned LTIP Units as of December 31, 2020 pursuant to the 2020 Long-Term Performance-Based Incentive Plan at the threshold level amount. Upon issuance 50% of the LTIP Units issued under the 2020 Annual Plan will vest and the remaining 50% will vest on the first anniversary of the issuance date. Upon issuance 50% of the LTIP Units issued under the Long-Term Performance-Based Incentive Plans will vest on the issuance date and the remaining 50% will vest on the first anniversary of the issuance date.

(6)	Consists of: (i) 71,702 LTIP Units issued in connection with the Internalization on July 9, 2020 that had not vested as of December 31, 2020; these units vest on a pro rata basis on each of July 9, 2021, July 9, 2022, July 9, 2023 and July 9, 2024, (ii) 8,416 LTIP Units issued in connection with our 2019 Annual Incentive Plan that had not vested as of December 31, 2020; these remaining units vested in full on March 3, 2021, (iii) 5,857 time-based-vesting-only LTIP Units issued in connection with our 2020 Long Term Incentive Plan that had not vested as of December 31, 2020; one-third of these units vested on March 3, 2021 and the remaining two-thirds will vest on a pro rata basis on each of March 3, 2022 and 2023 (iv) 5,561 time-based-vesting-only LTIP Units issued in connection with our 2019 Long Term Incentive Plan that had not vested as of December 31, 2020; one-half of these units vested on March 5, 2021 and the remaining units will vest on March 5, 2022 (v) 4,047 time-based-vesting-only LTIP Units issued in connection with our 2018 Long Term Incentive Plan that had not vested as of December 31, 2020; all of these units vested on March 5, 2021 and (vi) 12,987 LTIP Units issued in connection with the 2017 Long Term Incentive Plan; these units vested in full on March 3, 2021.

(7)	Consists of: (i) 29,627 unearned LTIP Units as of December 31, 2020 pursuant to the 2020 Annual Incentive Plan at the maximum level amount, (ii) 36,740 unearned LTIP Units as of December 31, 2020 pursuant to the 2018 Long-Term Performance-Based Incentive Plan at the maximum level amount, (iii) 25,290 unearned LTIP Units as of December 31, 2020 pursuant to the 2019 Long-Term Performance-Based Incentive Plan at the maximum level amount and (iv) 4,775 unearned LTIP Units as of December 31, 2020 pursuant to the 2020 Long-Term Performance-Based Incentive Plan at the threshold level amount. Upon issuance 50% of the LTIP Units issued under the 2020 Annual Plan will vest and the remaining 50% will vest on the first anniversary of the issuance date. Upon issuance 50% of the LTIP Units issued under the Long-Term Performance-Based Incentive Plans will vest on the issuance date and the remaining 50% will vest on the first anniversary of the issuance date.

(8)	Consists of: (i) 33,461 LTIP Units issued in connection with the Internalization on July 9, 2020 that had not vested as of December 31, 2020; these units vest on a pro rata basis on each of July 9, 2021, July 9, 2022, July 9, 2023 and July 9, 2024, (ii) 8,346 LTIP Units issued as retention grants in 2018 and that had not vested as of December 31, 2020; all of these units vested on March 5, 2021, (iii) 6,733 LTIP Units issued in connection with our 2019 Annual Incentive Plan that had not vested as of December 31, 2020; these remaining units vested in full on March 3, 2021, (iv) 3,905 time-based-vesting-only LTIP Units issued in connection with our 2020 Long Term Incentive Plan that had not vested as of December 31, 2020; one-third of these units vested on March 3, 2021 and the remaining two-thirds will vest on a pro rata basis on each of March 3, 2022 and 2023 (v) 3,707 time-based-vesting-only LTIP Units issued in connection with our 2019 Long Term Incentive Plan that had not vested as of December 31, 2020; one-half of these units vested on March 5, 2021 and the remaining units will vest on March 5, 2022 (vi) 2,671 time-based-vesting-only LTIP Units issued in connection with our 2018 Long Term Incentive Plan that had not vested as of December 31, 2020; all of these units vested on March 5, 2021 and (vii) 7,133 LTIP Units issued in connection with the 2017 Long Term Incentive Plan; these units will vest in full on May 7, 2021.

(9)	Consists of: (i) 22,856 unearned LTIP Units as of December 31, 2020 pursuant to the 2020 Annual Incentive Plan at the maximum level amount, (ii) 24,248 unearned LTIP Units as of December 31, 2020 pursuant to the 2018 Long-Term Performance-Based Incentive Plan at the maximum level amount, (iii) 16,860 unearned LTIP Units as of December 31, 2020 pursuant to the 2019 Long-Term Performance-Based Incentive Plan at the maximum level amount and (iv) 3,183 unearned LTIP Units as of December 31, 2020 pursuant to the 2020 Long-Term Performance-Based Incentive Plan at the threshold level amount. Upon issuance 50% of the LTIP Units issued under the 2020 Annual Plan will vest and the remaining 50% will vest on the first anniversary of the issuance date. Upon issuance 50% of the LTIP Units issued under the Long-Term Performance-Based Incentive Plans will vest on the issuance date and the remaining 50% will vest on the first anniversary of the issuance date.

(10)	Consists of: (i) 33,461 LTIP Units issued in connection with the Internalization on July 9, 2020 that had not vested as of December 31, 2020; these units vest on a pro rata basis on each of July 9, 2021, July 9, 2022, July 9, 2023 and July 9, 2024, (ii) 6,172 LTIP Units issued in connection with our 2019 Annual Incentive Plan that had not vested as of December 31, 2020; these remaining units vested in full on March 3, 2021, (iii) 3,905 time-based-vesting-only LTIP Units issued in connection with our 2020 Long Term Incentive Plan that had not vested as of December 31, 2020; one-third of these units vested on March 3, 2021 and the remaining two-thirds will vest on a pro rata basis on each of March 3, 2022 and 2023 (iv) 2,913 time-based-vesting-only LTIP Units issued in connection with our 2019 Long Term Incentive Plan that had not vested as of December 31, 2020; one-half of these units vested on March 5, 2021 and the remaining units will vest on March 5, 2022 (v) 2,039 time-based-vesting-only LTIP Units issued in connection with our 2018 Long Term Incentive Plan that had not vested as of December 31, 2020; all of these units vested on March 5, 2021 and (vi) 10,390 LTIP Units issued in connection with the 2017 Long Term Incentive Plan; these units vested in full on March 3, 2021.

(11)	Consists of: (i) 22,856 unearned LTIP Units as of December 31, 2020 pursuant to the 2020 Annual Incentive Plan at the maximum level amount, (ii) 18,520 unearned LTIP Units as of December 31, 2020 pursuant to the 2018 Long-Term Performance-Based Incentive Plan at the maximum level amount, (iii) 13,246 unearned LTIP Units as of December 31, 2020 pursuant to the 2019 Long-Term Performance-Based Incentive Plan at the maximum level amount and (iv) 3,183 unearned LTIP Units as of December 31, 2020 pursuant to the 2020 Long-Term Performance-Based Incentive Plan at the threshold level amount. Upon issuance 50% of the LTIP Units issued under the 2020 Annual Plan will vest and the remaining 50% will vest on the first anniversary of the issuance date. Upon issuance 50% of the LTIP Units issued under the Long-Term Performance-Based Incentive Plans will vest on the issuance date and the remaining 50% will vest on the first anniversary of the issuance date.

OPTION EXERCISES AND STOCK VESTED TABLE

The following table presents information concerning option exercises and stock vested for NEOs that vested during 2020.

	Stock Awards
Name	Number of Shares Acquired on Vesting		Value Realized on Vesting
Jeffrey Busch	54,931	(1)	$800,535	(1)
Robert Kiernan	44,429	(2)	$637,317	(2)
Alfonzo Leon	36,175	(3)	$528,799	(3)
Jamie Barber	34,293	(4)	$468,682	(4)
Danica Holley	29,397	(5)	$425,003	(5)

1)	Consists of: (i) 9,191 LTIP Units that vested on March 5, 2020 pursuant to our 2018 Annual Incentive Plan; the closing price of our common stock on March 5, 2020 was $15.02 per share; (ii) 10,100 LTIP Units that vested on March 3, 2020 pursuant to our 2019 Annual Incentive Plan; the closing price of our common stock on March 3, 2020 was $14.34 per share; (iii) 4,370 LTIP Units that vested on March 5, 2020 pursuant to our 2018 Long-Term Incentive Plan (time-based vesting); the closing price of our common stock on March 5, 2020 was $15.02 per share; (iv) 3,045 LTIP Units that vested on March 5, 2020 pursuant to our 2019 Long-Term Incentive Plan (time-based vesting); the closing price of our common stock on March 5, 2020 was $15.02 per share; (v) 25,975 LTIP Units that vested on March 3, 2020 pursuant to our 2017 Long-Term Incentive Plan (performance-based); the closing price of our common stock on March 3, 2020 was $14.34 per share; and (vi) 2,250 LTIP Units that vested on March 5, 2020 pursuant to a discretionary grant made in connection with our 2019 Annual Incentive Plan; the closing price of our common stock on March 5, 2020 was $15.02 per share.

2)	Consists of: (i) 1,991 LTIP Units that vested on August 23, 2020 pursuant to Mr. Kiernan’s 2017 on-boarding grant; the closing price of our common stock on August 24, 2020 (the next business day after the vesting date) was $12.98 per share; (ii) 9,864 LTIP Units that vested on March 5, 2020 pursuant to Mr. Kiernan’s 2018 retention grant; the closing price of our common stock on March 5, 2020 was $15.02 per share; (iii) 6,638 LTIP Units that vested on March 5, 2020 pursuant to our 2018 Annual Incentive Plan; the closing price of our common stock on March 5, 2020 was $15.02 per share; (iv) 8,416 LTIP Units that vested on March 3, 2020 pursuant to our 2019 Annual Incentive Plan; the closing price of our common stock on March 3, 2020 was $14.34 per share; (v) 3,156 LTIP Units that vested on March 5, 2020 pursuant to our 2018 Long-Term Incentive Plan (time-based vesting); the closing price of our common stock on March 5, 2020 was $15.02 per share; (vi) 2,119 LTIP Units that vested on March 5, 2020 pursuant to our 2019 Long-Term Incentive Plan (time-based vesting); the closing price of our common stock on March 5, 2020 was $15.02 per share; (vii) 10,621 LTIP Units that vested on August 22, 2020 pursuant to our 2017 Long-Term Incentive Plan (performance-based); the closing price of our common stock on August 24, 2020 (the next business day after the vesting date) was $12.98 per share; and (viii) 1,625 LTIP Units that vested on March 5, 2020 pursuant to a discretionary grant made in connection with our 2019 Annual Incentive Plan; the closing price of our common stock on March 5, 2020 was $15.02 per share.

3)	Consists of: (i) 6,383 LTIP Units that vested on March 5, 2020 pursuant to our 2018 Annual Incentive Plan; the closing price of our common stock on March 5, 2020 was $15.02 per share; (ii) 8,416 LTIP Units that vested on March 3, 2020 pursuant to our 2019 Annual Incentive Plan; the closing price of our common stock on March 3, 2020 was $14.34 per share; (iii) 4,047 LTIP Units that vested on March 5, 2020 pursuant to our 2018 Long-Term Incentive Plan (time-based vesting); the closing price of our common stock on March 5, 2020 was $15.02 per share; (iv) 2,781 LTIP Units that vested on March 5, 2020 pursuant to our 2019 Long-Term Incentive Plan (time-based vesting); the closing price of our common stock on March 5, 2020 was $15.02 per share; (v) 12,987 LTIP Units that vested on March 3, 2020 pursuant to our 2017 Long-Term Incentive Plan (performance-based); the closing price of our common stock on March 3, 2020 was $14.34 per share; and (vi) 1,563 LTIP Units that vested on March 5, 2020 pursuant to a discretionary grant made in connection with our 2019 Annual Incentive Plan; the closing price of our common stock on March 5, 2020 was $15.02 per share.

4)	Consists of: (i) 1,743 LTIP Units that vested on May 8, 2020 pursuant to Mr. Barber’s 2017 on-boarding grant; the closing price of our common stock on May 8, 2020 was $10.51 per share; (ii) 8,346 LTIP Units that vested on March 5, 2020 pursuant to Mr. Barber’s 2018 retention grant; the closing price of our common stock on March 5, 2020 was $15.02 per share; (iii) 4,438 LTIP Units that vested on March 5, 2020 pursuant to our 2018 Annual Incentive Plan; the closing price of our common stock on March 5, 2020 was $15.02 per share; (iv) 6,733 LTIP Units that vested on March 3, 2020 pursuant to our 2019 Annual Incentive Plan; the closing price of our common stock on March 3, 2020 was $14.34 per share; (v) 2,671 LTIP Units that vested on March 5, 2020 pursuant to our 2018 Long-Term Incentive Plan (time-based vesting); the closing price of our common stock on March 5, 2020 was $15.02 per share; (vi) 1,854 LTIP Units that vested on March 5, 2020 pursuant to our 2019 Long-Term Incentive Plan (time-based vesting); the closing price of our common stock on March 5, 2020 was $15.02 per share; (vii) 7,133 LTIP Units that vested on May 7, 2020 pursuant to our 2017 Long-Term Incentive Plan (performance-based); the closing price of our common stock on May 7, 2020 was $10.26 per share; and (viii) 1,375 LTIP Units that vested on March 5, 2020 pursuant to a discretionary grant made in connection with our 2019 Annual Incentive Plan; the closing price of our common stock on March 5, 2020 was $15.02 per share.

5)	Consists of: (i) 4,000 LTIP Units that vested on December 1, 2020 pursuant to Ms. Holley’s IPO LTIP grant; the closing price of our common stock on December 1, 2020 was $13.70 per share; (ii) 4,290 LTIP Units that vested on March 5, 2020 pursuant to our 2018 Annual Incentive Plan; the closing price of our common stock on March 5, 2020 was $15.02 per share; (iii) 6,172 LTIP Units that vested on March 3, 2020 pursuant to our 2019 Annual Incentive Plan; the closing price of our common stock on March 3, 2020 was $14.34 per share; (iv) 2,039 LTIP Units that vested on March 5, 2020 pursuant to our 2018 Long-Term Incentive Plan (time-based vesting); the closing price of our common stock on March 5, 2020 was $15.02 per share; (v) 1,456 LTIP Units that vested on March 5, 2020 pursuant to our 2019 Long-Term Incentive Plan (time-based vesting); the closing price of our common stock on March 5, 2020 was $15.02 per share; (vi) 10,390 LTIP Units that vested on March 3, 2020 pursuant to our 2017 Long-Term Incentive Plan (performance-based); the closing price of our common stock on March 3, 2020 was $14.34 per share; and (vi) 1,050 LTIP Units that vested on March 5, 2020 pursuant to a discretionary grant made in connection with our 2019 Annual Incentive Plan; the closing price of our common stock on March 5, 2020 was $15.02 per share.

PENSION BENEFITS

We do not currently sponsor or maintain any plans that provide for specified retirement payments or benefits, such as tax-qualified defined benefit plans or supplemental executive retirement plans, for our NEOs.

NONQUALIFIED DEFERRED COMPENSATION

We do not currently sponsor or maintain any plans that provide for defined contribution or other deferrals of compensation on a basis that is not tax-qualified for our NEOs.

PAY RATIO DISCLOSURE

Pursuant to the Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are required to disclose in this proxy statement the following information for the 2020 fiscal year:

•	the median of the annual total compensation of all employees of our Company (excluding our CEO);

•	the annual total compensation of our CEO; and

•	the ratio of the annual total compensation of our CEO to the median of the total annual compensation of all of our employees (excluding our CEO).

Based on Item 402(u) and applicable SEC guidance and applying the methodology described below, we have determined that our CEO’s annual total compensation for 2020 was $3,086,109, and our good faith estimate of the median of the annual total compensation of all of our employees (excluding our CEO) for 2020 was $260,000. Accordingly, we estimate the ratio of our CEO’s annual total compensation for 2020 to the median of the annual total compensation of all our employees (excluding our CEO) for 2020 was 11.9 to 1.

We selected December 31, 2020, which is a date within the last three months of fiscal 2020, as the date we would use to identify our median employee. To identify the median employee from our employee population, we used the amount of salary, bonus and the target value of equity awards made to employees under our equity plans. We used our payroll records to identify this information. In making this determination, we did not annualize cash compensation for the period in 2020 during which our Former Advisor was obligated to pay cash compensation to our employees (January 1 – June 30), nor did we annualize the compensation of those employees who did not work for the Company for the entire fiscal year. We also did not make any cost-of-living adjustments in identifying the median employee. We believe total compensation, including the target value of equity awards granted to employees under the Company’s equity plans, is an appropriate and consistently applied compensation measure because a significant number of our employees participate in the equity plan.

Under Item 402(u) and applicable SEC guidance, each company has considerable flexibility to use a compensation measure to identify its median employee, provided the measure is consistently applied to all employees included in the calculation. Additionally, companies are afforded significant discretion as to the assumptions, adjustments and estimates it uses to identify the median employee or to determine annual total compensation of the median employee. Therefore, our 2020 pay ratio is not intended to facilitate a comparison to the pay ratio disclosed by any other company, including any company in our peer group.

POTENTIAL PAYMENTS UPON TERMINATION
OR CHANGE OF CONTROL

The following section describes potential payments and benefits to the NEOs under the Company’s compensation and benefit plans and arrangements upon termination of employment or a change of control of the Company.

The Employment Agreements (with respect to Messrs. Busch, Kiernan and Leon) and Severance Plan (with respect to Mr. Barber and Mrs. Holley) provide for payments and other benefits if the NEO’s employment with us is terminated under circumstances specified in his/her respective Employment Agreement or Severance Plan. An NEO’s rights upon the termination of his employment will depend upon the circumstances of the termination. The table below summarizes these rights and the amount of any payments and benefits due under the circumstances specified for the NEO indicated.

Further, certain of the Company’s benefit plans and arrangements contain provisions regarding acceleration of vesting and payment upon a resignation for specified termination events. With respect to Messrs. Busch, Kiernan and Leon, the provisions of the Company’s benefit plans were superseded by the severance provisions described above in “Narrative Discussion of Summary Compensation Table.” With respect to the Severance Plan, the provisions of the Company’s benefit plans with respect to a termination other than for “cause” were superseded by the severance provisions described above in “Narrative Discussion of Summary Compensation Table” and the provisions of the Company’s benefit plans with respect to a resignation for “good reason” shall apply to Mr. Barber and Mrs. Holley as the Severance Plan does not provide for severance due to a participant’s resignation for “good reason”.

With respect to any potential performance-based equity compensation that our NEOs may receive upon a qualified termination or change-in-control, the Employment Agreements and Severance Plan state that the mechanism for payment of such awards shall be determined by the related Company benefit plans.

In addition, the Company may authorize discretionary severance payments, which are unknown at this time, to its NEOs upon termination.

Time-Based LTIP Awards

The Company’s benefit plans and award agreements provide that LTIP Units will vest upon the date that the grantee’s employment with the Company and its affiliates ends on account of the grantee’s termination of employment by the grantee for Good Reason (as defined below):

“Good Reason” means: (i) a material diminution in the grantee’s base salary; (ii) a material diminution or adverse change in the grantee’s title, duties or authority; (iii) a material breach by the Company or the Operating Partnership of any of its covenants or obligations under the relevant LTIP Award Agreement; or (iv) the relocation of the geographic location of the grantee’s principal place of employment by more than 50 miles from the location of the grantee’s principal place of employment; provided that, in the case of the grantee’s allegation of Good Reason, (A) the condition described in the foregoing clauses must have arisen without the grantee’s consent; (B) the grantee must provide written notice to Operating Partnership of such condition in accordance with the Agreement within 45 days of the initial existence of the condition; (C) the condition specified in such notice must remain uncorrected for 30 days after receipt of such notice by Operating Partnership; and (D) the grantee’s date of termination must occur within 60 days after such notice is received by Operating Partnership.

Annual and Long-Term Performance-Based Incentive Awards

Qualified Termination — The applicable award agreements provide that all earned LTIP Units will vest upon the date of a qualified termination (generally, a termination without cause, for good reason, as a result of death or disability or retirement). Forfeiture restrictions are removed in the event of a termination of the executive’s position without “Cause” or for “Good Reason” or as a result of the executive’s retirement, although transfer and redemption restrictions remain until such dates as such executive’s awards would have vested absent such termination or retirement.

With respect to any unearned LTIP Units as of the date of a qualified termination, the relevant performance metrics will be evaluated on the original valuation date for each plan as if such termination had not occurred and then, with respect to LTIP Units then earned, a partial service factor will be applied to determine that actual number of LTIP Units to issue to the grantee.

Change-in-Control — Upon a Change-in-Control, with respect to the Annual Performance-Based Awards, (i) if a Change-in-Control had occurred prior to the first anniversary of the effective date of the plan, the performance goals related to such plan would have been pro-rated based on the effective date of the Change-in-Control and the number of resulting earned LTIP Awards would have been pro-rated based on the effective date of the Change-in-Control and (ii) if a Change-in-Control occurs after the first anniversary of the effective date of the plan, the performance goals will be measured as if such Change-in- Control had not occurred and the amount of earned LTIP Units will be determined accordingly.

With respect to the Long-Term Performance-Based Awards, (i) if a Change-in-Control occurs prior to the third anniversary of the effective date of the plan, the performance goals related to such plan would have been pro-rated based on the effective date of the Change-in-Control and the number of resulting earned LTIP Awards would have been pro-rated based on the effective date of the Change-in-Control and (ii) if a Change-in-Control occurs after the third anniversary of the effective date of the plan, the performance goals will be measured as if such Change-in-Control had not occurred and the amount of earned LTIP Units will be determined accordingly.

Any earned LTIP Units issued upon a Change-in-Control as described above will be subject to the same vesting schedule as if the Change-in-Control had not occurred except that, if a qualified termination occurs prior to the one-year anniversary of such Change-in-Control, all earned LTIP Units shall immediately vest upon such termination.

Severance and Change-in-Control Payment Table as of December 31, 2020

The following tables represent the payments due to our NEOs in the event that termination or change in control payments would have been triggered under our compensation arrangements on December 31, 2020. The Amounts below are based on the closing price of the Company’s common stock on December 31, 2020, which was the last trading day of 2020, of $13.06 per share.

Name	Benefit	Death/Disability		Company Non- Renewal		Termination by Company without Cause		Termination by Executive for good reason		Change in Control Termination
Jeffrey Busch	Cash Severance	$300,000	(1)	$2,100,000	(4)	$2,100,000	(4)	$2,100,000	(4)	$3,000,000	(6)
	Acceleration of LTIP Units	$4,096,296	(2)	$4,096,296	(2)	$4,096,296	(2)	$4,096,296	(2)	$4,305,541	(7)
	Other	$15,739	(3)	$15,739	(3)	$15,739	(3)	$15,739	(3)	$15,739	(8)
	Total	$4,412,035		$6,212,035		$6,212,035		$6,212,035		$7,321,463

Robert Kiernan	Cash Severance	$167,500	(1)	$670,000	(4)	$670,000	(4)	$670,000	(4)	$1,172,500	(6)
	Acceleration of LTIP Units	$2,146,570	(2)	$2,146,570	(2)	$2,146,570	(2)	$2,146,570	(2)	$2,293,109	(7)
	Other	$10,493	(3)	$10,493	(3)	$10,493	(3)	$10,493	(3)	$15,739	(8)
	Total	$2,324,563		$2,827,063		$2,827,063		$2,827,063		$3,481,348

Alfonzo Leon	Cash Severance	$155,000	(1)	$620,000	(4)	$620,000	(4)	$620,000	(4)	$1,085,000	(6)
	Acceleration of LTIP Units	$2,194,028	(2)	$2,194,028	(2)	$2,194,028	(2)	$2,194,028	(2)	$2,384,867	(7)
	Other	$10,493	(3)	$10,493	(3)	$10,493	(3)	$10,493	(3)	$15,739	(8)
	Total	$2,359,521		$2,824,521		$2,824,521		$2,824,521		$3,485,606

Jamie Barber	Cash Severance	$100,000	(1)	N/A		$250,000	(5)	$—		$700,000	(6)
	Acceleration of LTIP Units	$1,406,630	(2)	N/A		$1,406,630	(2)	$1,406,630	(2)	$1,534,039	(7)
	Other	$10,493	(3)	N/A		$10,493	(3)	$—		$15,739	(8)
	Total	$1,517,123		N/A		$1,667,123		$1,406,630		$2,249,778

Danica Holley	Cash Severance	$100,000	(1)	N/A		$250,000	(5)	$—		$700,000	(6)
	Acceleration of LTIP Units	$1,239,410	(2)	N/A		$1,239,410	(2)	$1,239,410	(2)	$1,342,373	(7)
	Other	$6,420	(3)	N/A		$6,420	(3)	$—		$9,630	(8)
	Total	$1,345,830		N/A		$1,495,830		$1,239,410		$2,052,003

(1)	Represents executive’s annual target bonus for the year of a termination due to death or disability, pro-rated for the number of days he/she was employed by the Company during that year. With respect to 2020, any amounts due would have been based on the executive’s pro rata annual target bonus for the period from June 30, 2020 through December 31, 2020.

(2)	Represents (i) all unvested, time-based equity awards outstanding as of December 31, 2020, (ii) 2020 Annual Incentive Plan Award at 135% of the target award, which represents the amount earned based on the Company performance as of December 31, 2020 (assuming the discretionary component of the 2020 Annual Incentive Plan was earned at the target level), and (iii) 2018 Long-Term Equity Award at 200% of the target award, which represents the amount actual earned at the end of the performance period (March 4, 2021) reduced by a partial service factor to reflect a deemed termination date of December 31, 2020. Because the performance periods for the 2019 and 2020 Long-Term Incentive Plans will not end until after the date of this Proxy Statement, we are unable to determine the amount of LTIP units that would be awarded under those plans based on a deemed termination date of December 31, 2020. The target and maximum awards available under the 2019 Long-Term Incentive Plan, after the application of a partial service factor to reflect a deemed termination date of December 31, 2020, equaled (i) for Mr. Busch, $110,173 and $220,345, respectively, (ii) for Mr. Kiernan, $76,641 and $153,282, respectively, (iii) for Mr. Leon, $100,594 and $201,189, respectively, (iv) for Mr. Barber, $67,063 and $134,126, respectively and (v) for Ms. Holley, $52,688 and $105,375, respectively. The target and maximum awards available under the 2020 Long-Term Incentive Plan, after the application of a partial service factor to reflect a deemed termination date of December 31, 2020 equal (i) for Mr. Busch, $37,832 and $75,664, respectively, (ii) for Mr. Kiernan, $29,610 and $59,220, respectively, (iii) for Mr. Leon, $34,544 and $69,088, respectively, (iv) for Mr. Barber, $23,027 and $46,054, respectively, and (v) for Ms. Holley, $23,027 and $46,054, respectively.

(3)	Represents COBRA payments for (i) a maximum of 18 months with respect to Mr. Busch, and (ii) a maximum of 12 months with respect to Messrs. Kiernan, Leon and Barber and Ms. Holley. Amounts are based on the monthly health insurance premium paid by the Company for the month of December 2020.

(4)	For Mr. Busch, represents a payment equal to the sum of (i) two times the sum of (a) annual base salary for 2020 and (b) target bonus for 2020 and (ii) target bonus for 2020. For Messrs. Kiernan and Leon, represents a payment equal to the sum of (i) one times the sum of (a) annual base salary for 2020 and (b) target bonus for 2020 and (ii) target bonus for 2020.

(5)	Represents a payment equal to one times the executive’s annual base salary. Pursuant to the Severance Plan, Mr. Barber and Ms. Holley would only receive this cash severance upon a no “cause” termination event. Neither Mr. Barber nor Ms. Holley is entitled to receive a cash severance upon a termination by them for “good reason.”

(6)	For Mr. Busch, represents a payment equal to the sum of (i) three times the sum of (a) annual base salary for 2020 and (b) target bonus for 2020 and (ii) target bonus for 2020. For Messrs. Kiernan and Leon, represents a payment equal to the sum of (i) two times the sum of (a) annual base salary for 2020 and (b) target bonus for 2020 and (ii) target bonus for 2020. For Mr. Barber and Ms. Holley, represents a payment equal to two times the sum of (i) annual base salary for 2020 and (ii) target bonus for 2020.

(7)	Consists of (i) all unvested, time-based equity awards outstanding as of December 31, 2020, (ii) all outstanding 2020 annual equity incentive awards, assuming a performance level equal to 135% of the target awards (which reflects the plan performance goals that had been achieved as of December 31, 2020) and assumes the executive achieved the target level of the discretionary component of the award, (iii) 188% of the executive’s target 2018 Long-Term Incentive Plan Awards, which represents the amount due based on an assumed acquisition stock price of $13.06 on December 31, 2020 after the application of a partial service factor, (iv) 122% of the executive’s aggregate target 2019 Long-Term Incentive Plan Awards, which represents the amount due based on an assumed acquisition stock price of $13.06 on December 31, 2020 after the application of a partial service factor and (iv) 55% of the executive’s aggregate target 2020 Long-Term Incentive Plan Awards, which represents the amount due with respect to the relative return portion of the plan based on an assumed acquisition stock price of $13.06 on December 31, 2020 after the application of a partial service factor. As of December 31, 2020, the total return component of the 2020 Long-Term Incentive Plan had not met the threshold performance level, therefore, no amounts would have been owed to the executive.

(8)	Represents COBRA payments for (i) a maximum of 18 months with respect to Messrs. Busch, Kiernan and Leon and (ii) a maximum of 12 months with respect to Mr. Barber and Mrs. Holley. Amounts are based on the monthly health insurance premium paid by the Company for the month of December 2020.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table sets forth information as of December 31, 2020 with respect to compensation plans under which our equity securities are authorized for issuance. We have no such plans that were not approved by security holders.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted- average exercise price of our outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a) (c))
Equity compensation plans approved by security holders	1,711,602	(1)	N/A	520,795

(1)	Represents outstanding LTIP Units, which are a separate non-voting class of limited partnership interests structured as profits interests. The LTIP Units, subject to certain forfeiture provisions, may be redeemed into either, at the election of the Company, (i) shares of our common stock on a one-for-one basis or (ii) cash.

COMPENSATION OF DIRECTORS

For 2020, each of our independent directors received an annual cash retainer of $40,000. Our lead independent director received an additional cash retainer of $15,000. The Chair of the Audit Committee received an additional annual cash retainer of $15,000 and each other member of the Audit Committee received an additional annual cash retainer of $7,500. The Chair of the Compensation Committee received an additional annual cash retainer of $10,000 and each other member of the Compensation Committee received an additional annual cash retainer of $5,000. The Chair of the Nominating and Corporative Governance Committee received an additional annual cash retainer of $10,000 (increased from $7,000 beginning on the date of our 2020 annual meeting) and each other member of the Nominating and Corporate Governance Committee received an additional annual cash retainer of $5,000 (increased from $3,500 beginning on the date of our 2020 annual meeting). The Chair of the Investment Committee received an additional annual cash retainer of $15,000 and each other member of the Investment Committee (except those members who are not independent directors) received an additional annual cash retainer of $5,000.

In connection with the Internalization, the Board established a special committee of independent, dis-interested directors to evaluate the Internalization (the “Special Committee”). Ms. Wittman was the Chair of the Special Committee and Ms. Crowley and Mr. Cypher were each members of the Special Committee. The Chair of the Special Committee received a monthly cash fee equal to $9,000 from the establishment of the Special Committee through the closing date of the Internalization. Each member of the Special Committee received a monthly cash fee equal to $5,500 from the establishment of the Special Committee through the closing date of the Internalization.

The equity-based compensation paid to our independent directors in 2020 consisted of time-based LTIP Units. LTIP Units granted to our independent directors generally vest on the first anniversary of the grant date.

The following table summarizes the compensation we paid to our independent directors in 2020.

Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	Total
Henry Cole(3)	$72,500	$40,000	$112,500
Matthew L. Cypher Ph.D.(3)	$97,490	$40,000	$137,490
Ronald Marston(3)	$62,163	$40,000	$102,163
Dr. Roscoe Moore(3)	$48,990	$40,000	$88,990
Zhang Jingguo	$—	$—	$—
Zhang Huiqi(4)	$—	$—	$—
Lori Wittman(3)	$123,000	$40,000	$163,000
Paula Crowley(3)	$95,135	$40,000	$135,135

(1)	Represents the annual retainer fees earned during 2020.

(2)	The number of LTIP Units comprising each LTIP grant for the stated stock award dollar value was based on a price of $12.84 per unit, which was the 10-day volume weighted average price of the Company’s common stock as of September 2, 2020, the date of grant. The stock award values disclosed in this director compensation table are based on market values of the Company’s common stock at the time of grant, which differ from the values calculated in accordance with GAAP as reported in the Company’s audited historical financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020. See Note 7 — 2016 Equity Incentive Plan in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

(3)	As of December 31, 2020, this director had 3,116 unvested LTIP Units.

(4)	As of December 31, 2020, this director did not have any unvested LTIP Units (all 30,000 LTIP Units had vested).

In March 2021, our Board approved the following compensation for our independent directors for 2021 that will be effective as of May 26, 2021 (the date of the Annual Meeting):

•	an annual payment of $60,000, payable on the date of the Annual Meeting in LTIP Units;

•	an annual cash retainer of $40,000, payable in equal amounts each quarter;

•	an additional annual cash retainer of $17,500, $12,500, $10,000 and $15,000 for the chairperson of our audit committee, compensation committee, nominating and corporate governance committee and investment committee, respectively;

•	an additional annual cash retainer of $8,750, $6,250, $5,000 and $7,500 for each other member of our audit committee, compensation committee, nominating and corporate governance committee and investment committee, respectively; and

•	an additional $22,500 cash retainer to our lead independent director.

Our Board of Directors may revise our directors’ compensation in its discretion.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

General

Each of our directors, director nominees and executive officers is required to complete an annual disclosure questionnaire and report all transactions with us in which they and their immediate family members had or will have a direct or indirect material interest with respect to us. The Nominating and Corporate Governance Committee generally reviews any past or proposed transactions between our Company and related persons (as such term is defined in Item 404 of Regulation S-K). If we believe a transaction is significant to us and raises particular conflict of interest issues, the Audit Committee will discuss the matter with legal or other appropriate counsel to evaluate and approve the transaction.

Management Internalization Transaction

On July 9, 2020, we completed the Internalization by acquiring all the outstanding shares of capital stock of IAGH. Prior to the Internalization, we were externally managed by our Former Advisor pursuant to a management agreement and our Former Advisor, through IAGH, was jointly owned by Zensun Enterprises Limited (formerly ZH International Holdings, Ltd) (85% ownership interest) and Mr. Jeffrey Busch, our Chairman, Chief Executive Officer and President (the remaining 15% ownership interest). One of our directors, Mr. Zhang, is the CEO of, and is affiliated with the controlling shareholder of, Zensun Enterprises Limited. A special committee of the Board of Directors, consisting solely of independent and disinterested directors (the “Special Committee”), negotiated the terms of the Internalization on behalf of the Company. The Stock Purchase Agreement (defined below) and the Internalization were unanimously approved by the Special Committee, and, upon recommendation by the Special Committee, by the Company’s independent and disinterested directors, on July 9, 2020.

Pursuant to a stock purchase agreement, dated as of July 9, 2020 (the “Stock Purchase Agreement”), by and among the Company, Zensun Enterprises Limited and Mr. Jeffrey Busch (collectively, the “Sellers”), the Sellers sold all the outstanding shares of capital stock of IAGH to us in exchange for an aggregate of approximately $17.6 million in cash paid at the closing, which reflected an aggregate purchase price of $18.1 million less a net working capital adjustment. Additionally, Zensun and Mr. Busch pledged an aggregate of $1.8 million of shares of our common stock and LTIP Units to satisfy future potential indemnification obligations (the “Holdback Amount”).

The Stock Purchase Agreement contains customary representations and warranties for the Sellers, including regarding organization and good standing, power and authority, capitalization and ownership, financial statements and liabilities, litigation, compliance with laws, absence of changes, taxes, material contracts, employee matters, real properties, intellectual property, affiliate transactions and brokerage arrangements. The representations and warranties of the parties in the Stock Purchase Agreement survive the closing of the Internalization for a period of eighteen (18) months, except that (i) Seller fundamental representations shall survive for 10 years and (ii) tax-related representations and warranties survive for sixty (60) days after the expiration of the applicable statute of limitations.

In connection with the Internalization, we entered into employment agreements with each of Messrs. Busch, Kiernan and Leon and established a Severance Plan in which certain of our employees will be allowed to participate. As an internally managed company, we will no longer pay our Former Advisor any fees or expense reimbursements arising from the former management agreement.

Prior Management Agreement

Prior to the Internalization, we were subject to a management agreement (the “Prior Management Agreement”), the material terms of which are described below:

Term and Termination

The term of the Prior Management Agreement was set to expire on July 1, 2021 with automatic one-year renewal periods thereafter (subject to termination or nonrenewal by our Board of Directors).

Base Management Fee

Prior to the Internalization, the Company paid its Former Advisor a base management fee in an amount equal to 1.5% of its stockholders’ equity per annum, calculated quarterly for the most recently completed fiscal quarter and payable in quarterly installments in arrears.

Incentive Fee

Prior to the Internalization, the Company would have paid its Former Advisor an incentive fee based on a percentage of the Company’s AFFO in excess of a specified hurdle rate.

Rights to Designate Board Nominees

Prior to the Internalization, our Former Advisor had the right to nominate three members on our Board to be duly elected by our stockholders at each annual meeting of stockholders.

Management Fee Expense Incurred and Accrued Management Fees

For years ended December 31, 2020 and 2019, management fees of approximately $4.0 million and $6.2 million, respectively, were incurred and expensed by the Company and during those years the Company paid management fees to the Advisor in the amount of approximately $5.8 million and $5.7 million, respectively. As of December 31, 2020 and 2019, accrued management fees of approximately $0 and $1.7 million, respectively, were due to our Former Advisor.

Zensun Enterprises Limited’s interest in our management fees incurred during 2020 and 2019 equaled $3.4 million and $5.3 million, respectively. Mr. Busch’s interest in our management fees incurred during 2020 and 2019 equaled $0.6 million and $0.9 million, respectively.

Allocated General and Administrative Expenses

For the year-ended December 31, 2018, the Company reimbursed our Former Advisor $44,355 for a portion of our General Counsel and Secretary’s salary for 2018, as discussed below. The Company did not reimburse our Former Advisor for any of our General Counsel and Secretary’s salary in 2020 or 2019.

Agreement Regarding Reimbursement of Certain Expenses

On May 8, 2017, the Company and its Former Advisor entered into an agreement pursuant to which the Company agreed, for a period of one year, to reimburse the Former Advisor for $125,000 of the annual salary of the Company’s General Counsel and Secretary. The term of the agreement expired on May 8, 2018 and the agreement was not renewed.

Mr. Brandon Cole’s Employment

Mr. Brandon Cole, the son of Mr. Henry Cole, is employed by the Company as its Director of Operations. From the date of the Internalization through March 31, 2021, Mr. Brandon Cole earned aggregate compensation of approximately $160,000, including base salary, cash bonus and equity incentive compensation. Mr. Henry Cole did not have any role in determining the compensation paid to his son. Mr. Brandon Cole’s compensation was determined jointly by our Chief Operating Officer, Danica Holley, and our Chief Financial Officer, Robert Kiernan and approved by our Chief Executive Officer, Jeffrey Busch.

Approval of Transactions with Related Persons

The Board of Directors has adopted a written related persons transactions policy, to be followed in connection with all related person transactions involving the Company. Prior to entering into a related party transaction, the Audit Committee reviews the material facts of the transaction and either approves or disapproves of the entry into the transaction, subject to certain exceptions described in the policy. If advance Audit Committee approval is not feasible, then the transaction is considered and ratified (if the Audit Committee determines it to be appropriate) at the Audit Committee’s next regularly scheduled meeting. In determining whether to approve or ratify a transaction, the Audit Committee will take into account, among other factors it deems appropriate, (1) whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances, (2) the extent of the related person’s interest in the transaction and (3) whether the transaction is material to the Company.

Additionally, under our Code of Business Conduct and Ethics, related party transactions are subject to appropriate review and oversight by the Board’s Audit Committee.

Under our Nominating and Corporate Governance Committee charter, the Nominating and Corporate Governance Committee is responsible for reviewing and approving in advance any related party transactions, other than related party transactions which have been preapproved pursuant to preapproval guidelines or rules established by the Nominating and Corporate Governance Committee or the Board.

PROPOSAL 3 – AMENDMENT TO 2016 EQUITY

INCENTIVE PLAN

The Board is asking stockholders to approve an amendment (the “Amendment”) to the Global Medical REIT Inc. 2016 Equity Incentive Plan (the “2016 Plan”). The Board adopted the Amendment on April 14, 2021, subject to stockholder approval. The purpose of the Amendment is to increase the number of shares reserved for issuance under the 2016 Plan by 1,500,000 shares.

Reasons for the Amendment

The purpose of the Amendment is to replenish equity award availability to advance the Company’s interests in recruiting and retaining employees, Board members and other individuals who provide services to the Company. The 2016 Plan enables such persons to participate in the future success of the Company and its affiliates and to associate their interests with those of the Company and its stockholders.

As of the record date, 33,753 shares remain available for issuance under the 2016 Plan. Without stockholder approval of the Amendment, there will not be sufficient capacity under the 2016 Plan to grant additional long-term equity incentive awards and we will be forced to replace such awards with cash compensation, which we believe has the potential to reduce stockholder value.

We are seeking stockholder approval of the Amendment, which, if received, will increase the size of the 2016 Plan by 1,500,000 shares, which we believe will be sufficient to cover our equity plan awards for approximately two additional years.

Potential Dilution

The table below shows our current (as of the record date) and pro-forma dilution calculations:

	Shares Available		Unvested Time-Based Grants		Unearned Performance-Based Grants (Target level)		Shares Requested		Shares and OP Units Outstanding(1)		Dilution
Current Dilution(2)	33,753	+	837,758	+	151,336	+	N/A	/	62,558,073	=	1.64%
Pro-forma Dilution (inclusive of shares requested)	33,753	+	837,758	+	151,336	+	1,500,000	/	62,558,073	=	4.03%
Pro-forma Dilution (inclusive of shares requested and 2021 grants)	33,753	+	893,703	+	319,357	+	1,500,000	/	62,558,073	=	4.39%

1)	As of the record date, the Company had 60,794,166 shares of common stock outstanding and 1,763,907 OP Units outstanding that were held by third parties.

2)	Our current dilution excludes (i) the 1,500,000 share increase request, (ii) target-level awards granted pursuant to our 2021 Annual Performance-Based Plan (91,758 units), (iii) target level performance-based awards granted pursuant to our 2021 Long-Term Incentive Plan (76,233 units) and (iv) time-based vesting awards granted pursuant to our 2021 Long-Term Incentive Plan (55,945 units) (awards described in (ii),(iii) and (iv) above are collectively referred to as our “2021 Awards”). Per the agreements related to our 2021 Awards, if we do not receive stockholder approval for the Amendment, the compensation committee may pay these awards out in cash.

Burn Rate

The following table sets forth information regarding historical awards granted and earned for the 2018 through 2020 period, and the corresponding burn rate, which is defined as the number of shares subject to awards granted (or, for awards subject to performance-based vesting, earned) in a fiscal year divided by the weighted-average common shares outstanding for last three fiscal years:

Year	Time-Based LTIPs Granted(1)	Performance- Based LTIPs Earned(2)	Total Full Value Awards Granted/Earned	Weighted Average Common Shares Outstanding	Current Burn Rate(3)
2020	570,840	337,348	908,188	46,256,000	1.96%
2019	86,139	107,118	193,257	33,865,000	0.57%
2018	129,927	53,320	183,247	21,971,000	0.83%

	3-Year Average	1.12%
(1)	LTIP Units granted to NEOs and other employees and non-employee directors.

(2)	Performance-based LTIPs earned by NEOs and other employees in each fiscal year based on the achievement of various performance goals.

(3)	Burn rate is equal to the total full value awards granted/earned as a percentage of the weighted average common shares outstanding during the year.

The burn rate calculation above for 2020 includes the effects of the one-time Internalization Awards (which consisted of LTIP Units). These grants were not part of the Company’s normal grant cycle and such one-time grants are not expected to be repeated in the future. Therefore, the Company believes it is important to show the Company’s burn rate excluding the one-time Internalization Awards. Excluding the one-time Internalization Awards, the Company’s 2020 burn rate would have been 0.83% and its three-year average burn rate would have been 0.76%.

Reasons for the Amendment to the 2016 Plan

In its determination to recommend that the Board approve the Amendment, the Compensation Committee reviewed an analysis prepared by FPL, its independent compensation consultant, which included an analysis of certain dilution and overhang metrics, peer group market practices and trends, and the costs of the Amendment. This review included a consideration of the following key metrics and factors:

Reasonable Plan Costs

•	Reasonable number of additional shares requested – 1,500,000 shares requested.

•	Overall plan size would not have a substantially dilutive effect (approximately 4.39% of shares and OP units).

Stockholder-Friendly Plan Features

•	Limits the grant-date value of awards granted to non-employee directors during any one calendar year to 50,000 shares of common stock.

•	The Compensation Committee, which consists only of non-employee directors who are “independent” under the listing standards of the NYSE, will administer the plan.

•	No evergreen features.

•	No SAR or option repricing without stockholder approval.

•	No buying out of underwater SAR awards without stockholder approval.

•	No share recycling on full value awards or appreciation awards.

•	No option reloading.

•	No liberal definition of a change-of-control.

•	No discretionary vesting for time-based or performance awards upon a change-of-control.

•	No excise tax gross-ups.

In light of the factors described above, and the fact that the ability to continue to grant equity compensation is vital to our ability to continue to attract and retain individuals in the competitive labor markets in which we compete, the Company believes that the size of the additional shares requested under the Amendment represents a reasonable amount of potential equity dilution and allows the Company to continue to award equity incentives, which are a critical component of our overall compensation program as described above.

We believe that approval of the Amendment will give us the flexibility to make stock-based awards and other awards permitted under the 2016 Plan over the next two years in amounts determined appropriate by the Compensation Committee; however, this timeline is simply an estimate used to determine the number of additional common shares requested pursuant to the Amendment and future circumstances may require a change to expected equity grant practices. These circumstances include but are not limited to the future price of our common stock, award levels and amounts provided by our competitors and our hiring activity over the next few years. The closing market price of our shares of common stock as of April 6, 2021 was $13.77 per share, as reported on the New York Stock Exchange.

Consequences of Failing to Approve the Proposal

The Amendment will not be implemented unless approved by stockholders. If the Amendment is not approved by stockholders, the 2016 Plan will remain in effect in its present form and we will continue to grant awards thereunder until the share reserve under the 2016 Plan is exhausted. If that occurs, we may be compelled to significantly increase the cash component of our employee and director compensation, which may not necessarily align employee and director compensation interests with the investment interests of our stockholders as well as alignment provided by equity-based awards. Replacing equity awards with cash also would increase cash compensation expense and use cash that could be better utilized if reinvested in our businesses or returned to our stockholders.

Description of the 2016 Plan

A copy of the 2016 Plan is attached to this Proxy Statement as Appendix A and is incorporated herein by reference and is marked to show changes effected by the Amendment. The description below is a summary and not intended to be a complete description of the 2016 Plan. Please read the 2016 Plan for more detailed information.

Plan Administration and Eligibility

The 2016 Plan is administered by the Compensation Committee. In administering the 2016 Plan, the Compensation Committee will determine, among other things: (i) individuals to whom grants of awards will be made; (ii) the type and size of awards; and (iii) the terms of an award which may include a vesting schedule, restrictions or performance criteria, and deferral opportunity. The Compensation Committee may also construe and interpret the 2016 Plan.

Any officer or employee of the Company or its affiliates and any member of the Board is eligible to participate in the 2016 Plan. Also, any other individual who provides services to the Company or any of its affiliates is eligible to participate in the 2016 Plan. Currently, approximately 28 individuals are eligible to participate in the 2016 Plan, which consists of five executive officers, 17 other employees and six non-employee directors.

Shares Available for Issuance

The 2016 Plan originally provided for 1,232,397 shares of Common Stock, in the aggregate, to be available for awards. On April 16, 2019, our Board adopted, and on May 29, 2019, our stockholders approved, an increase of 1,000,000 shares to the 2016 Plan. As of the Record Date, there were 33,753 shares available for issuance under the 2016 Plan.

The Common Stock subject to the 2016 Plan will be authorized but unissued shares or issued shares that have been reacquired by the Company. Pursuant to the 2016 Plan, awards may be appropriately adjusted in the event of certain changes in capitalization of the Company, including stock dividends and splits, reclassifications, recapitalizations, reorganizations, mergers, consolidations, spin-offs, split-ups, combinations or exchanges of shares, and certain distributions and repurchases of shares.

Awards under the 2016 Plan

The Compensation Committee determines the type or types of awards that may be made under the 2016 Plan. The types of awards that may be granted by the Company under the 2016 Plan are outlined below. To provide flexibility for the future, the 2016 Plan provides for a variety of stock-based awards, which could include: stock options, stock appreciation rights, stock awards, restricted stock units, performance awards, stock bonuses, performance stock, stock units, restricted stock and other equity-based awards.

The Company expects that most awards under the 2016 Plan would be made in the form of long-term incentive plan units (LTIP Units). LTIP Units are interests in the Operating Partnership that are redeemable for cash or Common Stock and that are subject to restrictions on transfer or other incidents of ownership and forfeiture conditions which lapse based on continued employment with the Company for specified periods or based on the achievement of specified performance standards, in either case, as determined by the Compensation Committee. Grantees of LTIP Units will not have voting rights with respect to the units but shall receive distributions thereunder. Forfeiture conditions of LTIP Units may be performance or nonperformance based, or a combination thereof, at the sole discretion of the Compensation Committee.

Amendments and Termination

The Board may at any time, terminate, and from time to time, amend or modify the 2016 Plan. Any such action of the Board generally may be taken without the approval of the stockholders, but the Board may make any material revision to the 2016 Plan only if stockholder approval is not required by applicable law or the rules of the NYSE. In no event may an amendment to the 2016 Plan increase the number of shares of Common Stock reserved for issuance thereunder or change the class of persons eligible to receive awards under the 2016 Plan without the approval of the stockholders. The 2016 Plan will continue until terminated by the Board.

New Plan Benefits

The following table sets forth the number of LTIP Units and the total dollar values of such grants under the 2016 Plan, which were approved in March 2021 by the Board to our executive officers and employees. The payment of the awards in LTIP Units is contingent on receipt of stockholder holder approval of the Amendment. If stockholders do not approve the Amendment, the Compensation Committee may settle the 2021 Awards in cash.

The awards are subject to both time-based and performance-based vesting requirements. With respect to the performance-based awards, subject to the terms of the performance-based award agreements, the actual amount of LTIP Units earned (the “Earned LTIP Units”) shall be determined at the end of the relevant performance period and (i) 50% of such Earned LTIP Units shall vest on the determination date and (ii) 50% of such Earned LTIP Units shall vest one year from the determination date. All Time-based LTIP Units will vest on the third anniversary of the grant date. Any LTIP Units that do not become vested will be forfeited.

Name and Principal Position	Dollar Value ($) (1)	LTIP Units (#)(2)
Jeffrey Busch Chairman, Chief Executive Officer and President	$540,000	38,783

Robert Kiernan Chief Financial Officer and Treasurer	$334,000	23,929

Alfonzo Leon Chief Investment Officer	$344,000	24,588

Jamie Barber General Counsel and Secretary	$270,000	19,229

Danica Holley Chief Operating Officer	$270,000	19,229

All Current Executive Officers as a Group (5 persons)	$1,758,000	125,758

Non-Executive Officer Employees as a Group	$1,368,600	98,178

__________________

(1)	Represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718.
(2)	For executive officers and employees, amounts in this column represent time and performance-based LTIP Units (at target levels) granted in 2021.

Tax Consequences to Participants

Options and SARs. Participants will not realize taxable income upon the grant of an option or a SAR. Upon the exercise of a nonqualified stock option or a SAR, a participant will recognize ordinary compensation income (subject to withholding if an employee) in an amount equal to the excess of (i) the amount of cash and the fair market value of the shares of common stock received, over (ii) the exercise price of the award. A participant will generally have a tax basis in any shares of common stock received pursuant to the exercise of a nonqualified stock option or SAR that equals the fair market value of such shares of common stock on the date of exercise. Subject to the discussion under “—Tax Consequences to the Company” below, the Company will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a participant under the foregoing rules. When a participant sells the shares of common stock acquired as a result of the exercise of a nonqualified stock option or SAR, any appreciation (or depreciation) in the value of the shares of common stock after the exercise date is treated as long- or short-term capital gain (or loss) for federal income tax purposes, depending on the holding period. The shares of common stock must be held for more than 12 months to qualify for long-term capital gain treatment.

Participants eligible to receive an option intended to qualify as an incentive option (i.e., under Section 422 of the Code) will not recognize taxable income on the grant of an incentive option. Upon the exercise of an incentive option, a participant will not recognize taxable income, although the excess of the fair market value of the shares of common stock received upon exercise of the incentive option (“ISO Shares”) over the exercise price will increase the alternative minimum taxable income of the participant, which may cause such participant to incur alternative minimum tax. The payment of any alternative minimum tax attributable to the exercise of an incentive option would be allowed as a credit against the participant’s regular tax liability in a later year to the extent the participant’s regular tax liability is in excess of the alternative minimum tax for that year.

Upon the disposition of ISO Shares that has been held for the required holding period (generally, at least two years from the date of grant and one year from the date of exercise of the incentive option), a participant will generally recognize capital gain (or loss) equal to the excess (or shortfall) of the amount received in the disposition over the exercise price paid by the participant for the ISO Shares. However, if a participant disposes of ISO Shares that have not been held for the requisite holding period (a “Disqualifying Disposition”), the participant will recognize ordinary compensation income in the year of the Disqualifying Disposition in an amount equal to the amount by which the fair market value of the ISO Shares at the time of exercise of the incentive option (or, if less, the amount realized in the case of an arm’s length disposition to an unrelated party) exceeds the exercise price paid by the participant for such ISO Shares. A participant would also recognize capital gain to the extent the amount realized in the Disqualifying Disposition exceeds the fair market value of the ISO Shares on the exercise date. If the exercise price paid for the ISO Shares exceeds the amount realized (in the case of an arm’s-length disposition to an unrelated party), such excess would ordinarily constitute a capital loss.

The Company will generally not be entitled to any federal income tax deduction upon the grant or exercise of an incentive option, unless a participant makes a Disqualifying Disposition of the ISO Shares. If a participant makes a Disqualifying Disposition, the Company will then, subject to the discussion below under “—Tax Consequences to the Company,” be entitled to a tax deduction that corresponds as to timing and amount with the compensation income recognized by a participant under the rules described in the preceding paragraph.

Under current rulings, if a participant transfers previously held shares of common stock (other than ISO Shares that has not been held for the requisite holding period) in satisfaction of part or all of the exercise price of an option, whether a nonqualified stock option or an incentive option, no additional gain will be recognized on the transfer of such previously held shares of common stock in satisfaction of the nonqualified stock option or incentive option exercise price (although a participant would still recognize ordinary compensation income upon exercise of a nonqualified stock option in the manner described above). Moreover, that number of shares of common stock received upon exercise which equals the number of previously held shares of common stock surrendered in satisfaction of the nonqualified stock option or incentive option exercise price will have a tax basis that equals, and a capital gains holding period that includes, the tax basis and capital gains holding period of the previously held shares of common stock surrendered in satisfaction of the nonqualified stock option or incentive option exercise price. Any additional shares of common stock received upon exercise will have a tax basis that equals the amount of cash (if any) paid by the participant, plus the amount of compensation income recognized by the participant under the rules described above.

The 2016 Plan generally prohibits the transfer of awards other than by will or according to the laws of descent and distribution or pursuant to a qualified domestic relations order, but the 2016 Plan allows the Compensation Committee to permit the transfer of awards (other than incentive options), in its discretion. For income and gift tax purposes, certain transfers of nonqualified stock options should generally be treated as completed gifts, subject to gift taxation.

The Internal Revenue Service has not provided formal guidance on the income tax consequences of a transfer of nonqualified stock options (other than in the context of divorce) or SARs. However, the Internal Revenue Service has informally indicated that after a transfer of options (other than in the context of divorce pursuant to a domestic relations order), the transferor will recognize income, which will be subject to withholding, and FICA/FUTA taxes will be collectible at the time the transferee exercises the options. If a nonqualified stock option is transferred pursuant to a domestic relations order, the transferee will recognize ordinary income upon exercise by the transferee, which will be subject to withholding, and FICA/FUTA taxes (attributable to and reported with respect to the transferor) will be collectible from the transferee at such time.

In addition, if a participant transfers a vested nonqualified stock option to another person and retains no interest in or power over it, the transfer is treated as a completed gift. The amount of the transferor’s gift (or generation-skipping transfer, if the gift is to a grandchild or later generation) equals the value of the nonqualified stock option at the time of the gift. The value of the nonqualified stock option may be affected by several factors, including the difference between the exercise price and the fair market value of the shares of common stock, the potential for future appreciation or depreciation of the shares of common stock, the time period of the nonqualified stock option and the illiquidity of the nonqualified stock option. The transferor will be subject to a federal gift tax, which will be limited by (i) the annual exclusion of $15,000 per donee (for 2021, subject to adjustment in future years), (ii) the transferor’s lifetime unified credit, or (iii) the marital or charitable deductions. The gifted nonqualified stock option will not be included in the participant’s gross estate for purposes of the federal estate tax or the generation-skipping transfer tax.

This favorable tax treatment for vested nonqualified stock options has not been extended to unvested nonqualified stock options. Whether such consequences apply to unvested nonqualified stock options or to SARs is uncertain and the gift tax implications of such a transfer is a risk the transferor will bear upon such a disposition.

Other Awards: Stock Awards, Restricted Stock Units, Other Equity-Based Awards, and Performance Awards. A participant will recognize ordinary compensation income upon receipt of cash pursuant to a performance award or, if earlier, at the time the cash is otherwise made available for the participant to draw upon. Individuals will not have taxable income at the time of grant of a restricted stock unit award, but rather, will generally recognize ordinary compensation income at the time he or she receives cash or shares of common stock in settlement of the restricted stock unit award, as applicable, in an amount equal to the cash or the fair market value of the shares of common stock received.

A recipient of a stock award or other equity-based award or the receipt of shares pursuant to a performance award generally will be subject to tax at ordinary income tax rates on the fair market value of the shares of common stock when received, reduced by any amount paid by the recipient; however, if the shares of common stock are not transferable and are subject to a substantial risk of forfeiture when received, a participant will recognize ordinary compensation income in an amount equal to the fair market value of the shares of common stock (i) when the shares of common stock first become transferable and are no longer subject to a substantial risk of forfeiture, in cases where a participant does not make a valid election under Section 83(b) of the Code, or (ii) when the award is received, in cases where a participant makes a valid election under Section 83(b) of the Code. If a Section 83(b) election is made and the shares of common stock are subsequently forfeited, the recipient will not be allowed to take a deduction for the value of the forfeited shares of common stock. If a Section 83(b) election has not been made, any dividends received with respect to Restricted Stock that are subject at that time to a risk of forfeiture or restrictions on transfer generally will be treated as compensation that is taxable as ordinary income to the recipient; otherwise the dividends will be treated as dividends.

LTIP Units. LTIP Units received by a participant are intended to be treated as profits interests in a partnership for U.S. federal income tax purposes. The Internal Revenue Service has provided safe harbors governing the issuance of profits interests. Although the LTIP Units are intended to comply with those safe harbors, there can be no assurance that they will do so.

Provided that the LTIP Units are respected as profits interests, a participant will not realize taxable income upon the issuance of an LTIP Unit or upon the vesting of an LTIP Unit, and neither the Company nor the Operating Partnership will be allowed a deduction upon issuance or vesting. Instead, the participant will be treated as a partner in the Company or the Operating Partnership, as applicable, from the date of grant of the LTIP Unit, and will consequently receive allocations of income, gain, loss, credit and deduction from the Company or the Operating Partnership, as applicable, along with distributions of cash. Such items generally have the same character (i.e., capital or ordinary) in the hands of the participant as the items had in the hands of the Company or the Operating Partnership, as applicable. Additionally, if and when an LTIP Unit both vests and reaches capital account equivalency under the Company’s operating agreement or the Operating Partnership Agreement, a participant will be eligible to convert that LTIP Unit into a share of common stock or an Operating Partnership unit.

A participant who is an employee will be subject to withholding for federal, and generally for state and local, income taxes at the time he recognizes income under the rules described above. The tax basis in the shares of common stock received by a participant will equal the amount recognized by the participant as compensation income under the rules described in the preceding paragraph, and the participant’s capital gains holding period in those shares of common stock will commence on the later of the date the shares of common stock are received or the restrictions lapse. Subject to the discussion below under “—Tax Consequences to the Company,” the Company will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a participant under the foregoing rules.

Tax Consequences to the Company

Reasonable Compensation. In order for the amounts described above to be deductible by the Company (or a subsidiary), such amounts must constitute reasonable compensation for services rendered or to be rendered and must be ordinary and necessary business expenses.

Golden Parachute Payments. The ability of the Company (or the ability of one of its subsidiaries) to obtain a deduction for future payments under the 2016 Plan could also be limited by the golden parachute rules of Section 280G of the Code, which prevent the deductibility of certain excess parachute payments made in connection with a change in control of an employer-corporation.

Section 162(m). The ability of the Company (or the ability of one of its subsidiaries) to obtain a deduction for amounts paid under the 2016 Plan could be limited by Section 162(m) of the Code. Section 162(m) of the Code limits the Company’s ability to deduct compensation, for federal income tax purposes, paid during any year to a “covered employee” (within the meaning of Section 162(m) of the Code) in excess of $1,000,000.

Adoption of Amendment

The affirmative vote of a majority of the votes cast on the proposal is required to approve the Amendment. Abstentions will have the same effect as a vote against the proposal and broker non-votes will not be counted as votes cast so they will not have an impact on this proposal.

The Board of Directors recommends a vote FOR the approval of the amendment to the Global Medical REIT Inc. 2016 Equity Incentive Plan. All members of the Board and our executive officers and other senior employees are eligible for awards under the Global Medical REIT Inc. 2016 Equity Incentive Plan and thus have a personal interest in the approval of the amendment to the Global Medical REIT Inc. 2016 Equity Incentive Plan.

PROPOSAL 4 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We are asking our stockholders to ratify the appointment of Deloitte as our independent registered public accounting firm for 2021. Although the ratification is not required by our bylaws or other governing documents, the Board is submitting the selection of Deloitte to our stockholders for ratification as a matter of good corporate practice. Even if the stockholders do ratify the appointment, our Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it believes that such a change would be in the best interest of us and our stockholders.

We expect that a representative of Deloitte will be present virtually at the Annual Meeting, will be given the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

The Board of Directors recommends a vote FOR the ratification of the appointment of Deloitte as our independent registered public accounting firm for 2021.

Fees Paid to Our Independent Registered Public Accounting Firm

Our former independent registered public accounting firm that was engaged for the fiscal year ended December 31, 2018 and through the date of filing of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2019 was MaloneBailey, LLP (“MaloneBailey”). The following is a summary of the fees incurred by the Company with MaloneBailey for professional services rendered for the year ended December 31, 2019.

Year Ended December 31, 2019
MaloneBailey:
Audit Fees	$86,378
Audit-Related Fees	—
Tax Fees	—
All Other Fees	—
Total	$86,378

Our independent registered public accounting firm commencing with our second fiscal quarter ended June 30, 2019 was Deloitte. The following is a summary of the fees incurred by the Company with Deloitte for professional services rendered for the years ended December 31, 2020 and 2019.

	Year Ended December 31, 2020	Year Ended December 31, 2019
Deloitte:
Audit Fees	$546,000	$483,341
Audit-Related Fees	90,000	50,000
Tax Fees	—	—
All Other Fees	—	—
Total	$636,000	$533,341

Audit Fees

“Audit Fees” consist of fees and expenses billed for professional services rendered for the audit of the consolidated financial statements, audit of management’s assessment of internal controls, review of the interim consolidated financial statements, review of registration statements and the preparation of comfort letters and services that are normally provided by accountants in connection with statutory and regulatory filings or engagements.

Audit-Related Fees

“Audit-Related Fees” consist of fees and expenses for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements that are not “Audit Fees.”

Tax Fees

“Tax Fees” consist of fees and related expenses billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal and state tax compliance, tax planning and structuring and research and assistance.

All Other Fees

“All Other Fees” consist of fees and expenses for products and services that are not “Audit Fees,” “Audit-Related Fees” or “Tax Fees.”

Pre-Approval Policy

All audit, tax and other services provided to us are reviewed and pre-approved by the Audit Committee. All fees paid to Deloitte in 2020 and 2019 and MaloneBailey in 2019 described above were approved by the Audit Committee.

OTHER MATTERS

We do not know of any other matters to come before the Annual Meeting. If, however, any other matters do come before the Annual Meeting, it is the intention of the persons designated as proxies to vote in accordance with their discretion on such matters.

Appendix A

GLOBAL MEDICAL REIT INC.

FORM OF 2016 EQUITY INCENTIVE PLAN

ARTICLE I
DEFINITIONS

1.01.	Affiliate

“Affiliate” means, with respect to any entity, any other entity, whether now or hereafter existing, which controls, is controlled by, or is under common control with, the first entity (including, but not limited to, joint ventures, limited liability companies and partnerships). For this purpose, the term “control” (including the correlative meanings of the terms “controlled by” and “under common control with”) shall mean ownership, directly or indirectly, of more than 50% of the total combined voting power of all classes of voting securities issued by such entity, or the possession, directly or indirectly, of the power to direct the management and policies of such entity, by contract or otherwise. Notwithstanding the foregoing, (i) the Manager shall be deemed an Affiliate of the Company for purposes of the Plan for so long as the Manager serves as the external manager of the Company and (ii) the Operating Partnership shall be deemed an Affiliate of the Company for purposes of the Plan for so long as the Company or a wholly-owned subsidiary of the Company serves as the sole general partner of the Operating Partnership.

1.02.	Agreement

“Agreement” means a written agreement (including any amendment or supplement thereto) between the Company and a Participant specifying the terms and conditions of an Award.

1.03.	Award

“Award” means any Option, SAR, Stock Award, award of Restricted Stock Units, Performance Award, Other Equity-Based Award (including LTIP Units), Incentive Award, or Substitute Award, together with any other right or interest, granted to a Participant.

1.04.	Board

“Board” means the Board of Directors of the Company.

1.05.	Change in Control

“Change in Control” means and includes each of the following:

(a)         The acquisition, either directly or indirectly, by any individual, entity or group (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act), of more than 50% of either (i) the then outstanding shares of Common Stock, taking into account as outstanding for this purpose such shares of Common Stock issuable upon the exercise of options or warrants, the conversion of convertible shares or debt, and the exercise of any similar right to acquire such Common Stock (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that the following acquisitions shall not constitute a Change in Control (i) any acquisition by the Company or any of its subsidiaries, (ii) any acquisition by a trustee or other fiduciary holding the Company’s securities under an employee benefit plan sponsored or maintained by the Company or any of its Affiliates, (iii) any acquisition by an underwriter, initial purchaser or placement agent temporarily holding the Company’s securities pursuant to an offering of such securities or (iv) any acquisition by an entity owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of the then Outstanding Company Common Stock.

(b)         Individuals who constitute Incumbent Directors at the beginning of any two-consecutive-year period, together with any new Incumbent Directors who become members of the Board during such two-year period, cease to be a majority of the Board at the end of such two-year period.

(c)         The consummation of a reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company that requires the approval of the Company’s stockholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), in each case, unless following such Business Combination:

(i)          the individuals and entities who were the beneficial owners of the Outstanding Company Voting Securities immediately prior to such Business Combination, beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of members of the board of directors (or the analogous governing body) of the entity resulting from such Business Combination (the “Successor Entity”) (or, if applicable, the ultimate parent entity that directly or indirectly has beneficial ownership of sufficient voting securities to elect a majority of the members of the board of directors (or the analogous governing body) of the Successor Entity (the “Parent Company”));

(ii)          no Person beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of members of the board of directors (or the analogous governing body) of the Parent Company (or, if there is no Parent Company, the Successor Entity); and

(iii)          at least a majority of the members of the board of directors (or the analogous governing body) of the Parent Company (or, if there is no Parent Company, the Successor Entity) following the consummation of the Business Combination were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination;

(d)         The direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its subsidiaries, taken as a whole, to any Person that is not a subsidiary of the Company.

In addition, if a Change in Control (as defined in clauses (a) through (d) above) constitutes a payment event with respect to any Award that provides for the deferral of compensation and is subject to Section 409A of the Code, no payment will be made under that Award on account of a Change in Control unless the event described in subsection (a), (b), (c) or (d) above, as applicable, constitutes a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5).

1.06.	Code

“Code” means the Internal Revenue Code of 1986, and any amendments thereto.

1.07.	Committee

“Committee” means the Compensation Committee of the Board. Unless otherwise determined by the Board, the Committee shall consist solely of two or more non-employee members of the Board, each of whom is intended to qualify as a “non-employee director” as defined by Rule 16b-3 of the Exchange Act or any successor rule, an “outside director” for purposes of Section 162(m) of the Code (if awards under this Plan are subject to the deduction limitation of Section 162(m) of the Code) and an “independent director” under the rules of any exchange or automated quotation system on which the Common Stock is listed, traded or quoted; provided, however, that any action taken by the Committee shall be valid and effective, whether or not the members of the Committee at the time of such action are later determined not to have satisfied the foregoing requirements or otherwise provided in any charter of the Committee. If there is no Compensation Committee, then “Committee” means the Board; and provided further that with respect to awards made to a member of the Board who is not an employee of the Company, the Manager or the Operating Partnership or one of their respective Affiliates, “Committee” means the Board.

1.08.	Common Stock

“Common Stock” means the common stock of the Company, $0.001 par value per share.

1.09.	Company

“Company” means Global Medical REIT Inc., a Maryland real estate investment trust.

1.10.	Control Change Date

“Control Change Date” means the date on which a Change in Control occurs. If a Change in Control occurs on account of a series of transactions, the “Control Change Date” is the date of the last of such transactions on which the Change in Control occurs.

1.11.	Corresponding SAR

“Corresponding SAR” means an SAR that is granted in relation to a particular Option and that can be exercised only upon the surrender to the Company, unexercised, of that portion of the Option to which the SAR relates.

1.12.	Dividend Equivalent Right

“Dividend Equivalent Right” means the right, subject to the terms and conditions prescribed by the Committee, of a Participant to receive (or have credited) cash, securities or other property in amounts equivalent to the cash, securities or other property dividends declared on shares of Common Stock with respect to specified Restricted Stock Units, Performance Awards, Other Equity-Based Awards or Incentive Awards of units denominated in shares of Common Stock or other Company securities, as determined by the Committee, in its sole discretion. Dividend Equivalent Rights payable on a Restricted Stock Unit award, a Performance Award, an Other Equity-Based Award or an Incentive Award that does not become non-forfeitable solely on the basis of continued employment or service shall be accumulated and distributed, without interest, only when and to the extent that, the underlying award is vested and earned. The Committee may provide that Dividend Equivalent Rights (if any) shall be automatically reinvested in additional shares of Common Stock or otherwise reinvested, applied to the purchase of additional Awards under the Plan or deferred without interest to the date of vesting of the associated Award.

1.13.	Effective Date

“Effective Date” means June 30, 2016.

1.14.	Exchange Act

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

1.15.	Fair Market Value

“Fair Market Value” means, on any given date, the reported “closing” price of a share of Common Stock on the New York Stock Exchange for such date or, if there is no closing price for a share of Common Stock on the date in question, the closing price for a share of Common Stock on the last preceding date for which a quotation exists. If, on any given date, the Common Stock is not listed for trading on the New York Stock Exchange, then Fair Market Value shall be the “closing” price of a share of Common Stock on such other exchange on which the Common Stock is listed for trading for such date (or, if there is no closing price for a share of Common Stock on the date in question, the closing price for a share of Common Stock on the last preceding date for which such quotation exists) or, if the Common Stock is not listed on any exchange, the amount determined by the Committee using any reasonable method in good faith and in accordance with the regulations under Section 409A of the Code.

1.16.	Incumbent Directors

“Incumbent Directors” means individuals elected to the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for Director without objection to such nomination) and whose election or nomination for election to the Board was approved by a vote of at least two-thirds of the directors serving on the Board at the time of the election or nomination, as applicable, shall be an Incumbent Director. No individual designated to serve as a director by a person who shall have entered into an agreement with the Company to effect a transaction described in Section 1.05(a) or Section 1.05(c) and no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors shall be an Incumbent Director.

1.17.	Incentive Award

“Incentive Award” means an award awarded under Article XII which, subject to the terms and conditions prescribed by the Committee, entitles the Participant to receive a payment in cash from the Company or an Affiliate of the Company.

1.18.	Initial Value

“Initial Value” means, with respect to a Corresponding SAR, the option price per share of the related Option and, with respect to an SAR granted independently of an Option, the price per share of Common Stock as determined by the Committee on the date of grant; provided, however, that the price shall not be less than the Fair Market Value on the date of grant (or 110% of the Fair Market Value on the date of grant in the case of a Corresponding SAR that relates to an incentive stock option granted to a Ten Percent Shareholder). Except as provided in Article XIV, without the approval of stockholders (i) the Initial Value of an outstanding SAR may not be reduced (by amendment, cancellation and new grant or otherwise) and (ii) no payment shall be made in cancellation of an SAR if, on the date of amendment, cancellation, new grant or payment, the Initial Value exceeds Fair Market Value.

1.19.	LTIP Unit

“LTIP Unit” means an “LTIP Unit” as defined in the Operating Partnership’s partnership agreement, as amended from time to time. An LTIP Unit granted under this Plan represents the right to receive the benefits, payments or other rights in respect of an LTIP Unit set forth in that partnership agreement, subject to the terms and conditions of the applicable Agreement and that partnership agreement.

1.20.	Manager

“Manager” means Inter-American Management LLC, the Company’s external manager or any entity that becomes the Company’s external manager.

1.21.	Non-Employee Director

“Non-Employee Director” means a member of the Board who is not an employee or officer of the Company or an Affiliate.

1.22.	Operating Partnership

“Operating Partnership” means Global Medical REIT L.P., a Delaware limited partnership, the Company’s operating partnership or any entity that becomes the Company’s operating partnership.

1.23.	Option

“Option” means a stock option that entitles the holder to purchase from the Company a stated number of shares of Common Stock at the price set forth in an Agreement.

1.24.	Other Equity-Based Award

“Other Equity-Based Award” means any Award other than an Incentive Award, Option, SAR, Stock Award, award of Restricted Stock Units or Performance Award, which, subject to such terms and conditions as may be prescribed by the Committee, entitles a Participant to receive shares of Common Stock or rights or units valued in whole or in part by reference to, or otherwise based on, shares of Common Stock (including securities convertible into Common Stock) or other equity interests, including LTIP Units.

1.25.	Participant

“Participant” means an employee or officer of the Company or an Affiliate of the Company, a member of the Board, or an individual who provides services to the Company or an Affiliate of the Company (including an individual who provides services to the Company or an Affiliate of the Company by virtue of employment with, or providing services to, the Manager or the Operating Partnership or an Affiliate of the Manager or Operating Partnership), and who satisfies the requirements of Article IV and is selected by the Committee to receive one or more Awards.

1.26.	Performance Award

“Performance Award” means an Award granted to a Participant that is based upon Performance Goals specified by the Committee.

1.27.	Performance Goal

“Performance Goal” means a performance objective that is stated with reference to one or more of the following, alone or in combination: (i) FFO or FFO per share; (ii) adjusted FFO or adjusted FFO per share; (iii) earnings before interest, taxes, depreciation and amortization (“EBITDA”); (iv) adjusted EBITDA; (v) return on equity; (vi) return on capital or invested capital; (vii) total earnings; (viii) earnings per share; (ix) earnings growth; (x) Fair Market Value; (xi) volume weighted average Fair Market Value; (xii) appreciation in Fair Market Value; (xiii) net asset value; (xiv) appreciation in net asset value; (xv) total return or total shareholder return; (xvi) revenues; (xvii) cash flow or cash flow per share; (xviii) operating income; (xix) operating margins; (xx) gross or net profit; (xxi) dividends paid or payable; (xxii) cash or funds available for distribution, including on an adjusted or on a per share basis; (xxiii) level of expenses, including capital expenses or corporate overhead expenses; (xxiv) achievement of savings from business improvement projects; (xxv) capital projects deliverables; (xxvi) human resources management targets, including medical cost reductions and time to hire; (xxvii) satisfactory internal or external audits; and (xxviii) any of the above goals determined pre-tax or post-tax, on an absolute or relative basis, as a ratio with other business criteria, or as compared to the performance of a published or special index deemed applicable by the Committee, including but not limited to, the Standard & Poor’s 500 Stock Index, the Morgan Stanley REIT Index, another index or a group of comparable companies. The terms above are used as applied under U.S. generally accepted accounting principles, as applicable.

A Performance Goal or objective may be expressed with respect to the Company, on a consolidated basis, and/or for one or more Affiliates, one or more business or geographical units or one or more properties. A Performance Goal or objective may be expressed on an absolute basis or relative to the performance of one or more similarly situated companies or a published index. When establishing Performance Goals and objectives, the Committee may exclude the impact of specified events during the relevant performance period, which may mean excluding the impact of any or all of the following events or occurrences for such performance period: (a) the charges or costs associated with restructurings of the Company; (b) discontinued operations; (c) any unusual or nonrecurring items as described in the Accounting Standards Codification Topic 225, as the same may be amended or superseded from time to time; (d) asset write-downs or impairments to assets; (e) litigation, claims, judgments or settlements; (f) the effect of changes in tax law or other such laws or regulations affecting reported results; (g) accruals for reorganization and restructuring programs; (h) any change in accounting principles as described in the Accounting Standards Codification Topic 250, as the same may be amended or superseded from time to time; (i) any loss from a discontinued operation as described in the Accounting Standards Codification Topic 360, as the same may be amended or superseded from time to time; (j) goodwill impairment charges; (k) operating results for any business acquired during the calendar year; (l) third party expenses associated with any investment or acquisition by the Company or any subsidiary; (m) any amounts accrued by the Company or its subsidiaries pursuant to management bonus plans or cash profit sharing plans and related employer payroll taxes for the fiscal year; (n) any discretionary or matching contributions made to a savings and deferred profit-sharing plan or deferred compensation plan for the fiscal year; (o) interest, expenses, taxes, depreciation and depletion, amortization and accretion charges; and (p) marked-to-market adjustments for financial instruments. To the extent permitted under Section 162(m) of the Code, the Committee may adjust the Performance Goals and objectives as it deems equitable in recognition of the events described in this paragraph; provided that with respect to Section 162(m) Awards, such adjustments shall only be made to the extent that it would not cause a Section 162(m) Award to fail to qualify as “performance-based compensation” under Section 162(m) of the Code.

1.28.	Person

“Person” means any firm, corporation, partnership, or other entity. “Person” also includes any individual, firm corporation, partnership, or other entity as defined in sections 13(d)(3) and 14(d)(2) of the Exchange Act. Notwithstanding the preceding sentence, the term “Person” does not include (i) the Company or any of its subsidiaries, (ii) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Affiliate, (iii) any underwriter temporarily holding securities pursuant to an offering of such securities or (iv) any corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of the Common Stock.

1.29.	Plan

“Plan” means this Global Medical REIT Inc. 2016 Equity Incentive Plan, as amended from time to time.

1.30.	REIT

“REIT” means a real estate investment trust within the meaning of Sections 856 through 860 of the Code.

1.31.	Restricted Stock

“Restricted Stock” means Common Stock granted to a Participant that is subject to certain restrictions and a risk of forfeiture.

1.32.	Restricted Stock Unit

“Restricted Stock Unit” means a right granted to a Participant to receive Common Stock, cash or a combination thereof at the end of a specified deferral period.

1.33.	SAR

“SAR” means a stock appreciation right that in accordance with the terms of an Agreement entitles the holder to receive, with respect to each share of Common Stock encompassed by the exercise of the SAR, the excess, if any, of the Fair Market Value at the time of exercise over the Initial Value. References to “SARs” include both Corresponding SARs and SARs granted independently of Options, unless the context requires otherwise.

1.34.	Section 162(m) Award

“Section 162(m) Award” means a Performance Award to a “covered employee” (within the meaning of Section 162(m) of the Code) that is intended to satisfy the requirements for “performance-based compensation” within the meaning of Section 162(m) of the Code.

1.35.	Stock Award

“Stock Award” means Restricted Stock or unrestricted shares of Common Stock awarded to a Participant under Article VIII.

1.36.	Substitute Award

“Substitute Award” means an Award granted in substitution for a similar award as a result of certain business transactions.

1.37.	Ten Percent Shareholder

“Ten Percent Shareholder” means any individual owning more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of a “parent corporation” or “subsidiary corporation” (as such terms are defined in Section 424 of the Code) of the Company. An individual shall be considered to own any voting shares owned (directly or indirectly) by or for his or her brothers, sisters, spouse, ancestors or lineal descendants and shall be considered to own proportionately any voting shares owned (directly or indirectly) by or for a corporation, partnership, estate or trust of which such individual is a stockholder, partner or beneficiary.

ARTICLE II
PURPOSES

This Plan is intended to assist the Company and its Affiliates in recruiting and retaining employees, members of the Board and other individuals who provide services to the Company, the Manager, the Operating Partnership or an Affiliate of the Company, the Manager or the Operating Partnership with ability and initiative by enabling such persons to participate in the future success of the Company and its Affiliates and to associate their interests with those of the Company and its stockholders. This Plan is intended to permit the grant of both Options qualifying under Section 422 of the Code (“incentive stock options”) and Options not so qualifying, and the grant of SARs, Stock Awards, awards of Restricted Stock Units, Performance Awards, Other Equity-Based Awards (including LTIP Units), Incentive Awards, and Substitute Awards in accordance with this Plan and any procedures that may be established by the Committee. No Option that is intended to be an incentive stock option shall be invalid for failure to qualify as an incentive stock option.

ARTICLE III
ADMINISTRATION

This Plan shall be administered by the Committee except to the extent the Board elects to administer the Plan, in which case, references herein to the “Committee” shall be deemed to include references to the “Board.” The Committee shall have authority to grant Awards upon such terms (not inconsistent with the provisions of this Plan), as the Committee may consider appropriate. Such terms may include conditions (in addition to those contained in this Plan), on the transferability, forfeitability and exercisability of all or any part of an Award. In addition, the Committee shall have complete authority to interpret all provisions of this Plan; to prescribe the form of Agreements; to adopt, amend, and rescind rules and regulations pertaining to the administration of this Plan (including rules and regulations that require or allow Participants to defer the payment of benefits under this Plan); and to make all other determinations necessary or advisable for the administration of this Plan.

The Committee’s determinations under this Plan (including without limitation, determinations of the individuals to receive Awards, the form, amount and timing of Awards, the terms and provisions of Awards and the Agreements) need not be uniform and may be made by the Committee selectively among individuals who receive, or are eligible to receive, Awards, whether or not such persons are similarly situated. The express grant in this Plan of any specific power to the Committee with respect to the administration or interpretation of this Plan shall not be construed as limiting any power or authority of the Committee with respect to the administration or interpretation of this Plan. Any decision made, or action taken, by the Committee in connection with the administration of this Plan shall be final and conclusive. The members of the Committee shall not be liable for any act done in good faith with respect to this Plan or any Agreement or Award. All expenses of administering this Plan shall be borne by the Company.

ARTICLE IV
ELIGIBILITY

Any officer or employee of the Company or an Affiliate of the Company (including a trade or business that becomes an Affiliate of the Company after the adoption of this Plan) and any member of the Board is eligible to participate in this Plan. In addition, any other individual who provides services to the Company or an Affiliate of the Company (including an individual who provides services to the Company or an Affiliate of the Company by virtue of employment with, or providing services to, the Manager or the Operating Partnership or an Affiliate of the Manager or the Operating Partnership) is eligible to participate in this Plan if the Committee, in its sole reasonable discretion, determines that the participation of such individual is in the best interest of the Company.

ARTICLE V
COMMON STOCK SUBJECT TO PLAN

5.01.	Common Stock Issued

Upon the grant, exercise or settlement of an Award, the Company may deliver to the Participant shares of Common Stock from its authorized but unissued Common Stock.

5.02.	Aggregate Limit

Subject to adjustment as provided under Article XIV, the maximum aggregate number of shares of Common Stock that may be delivered with respect to Awards under the Plan is a number of shares equal to 2,522,877~~1,762,803~~. Other Equity-Based Awards that are LTIP Units shall reduce the maximum aggregate number of shares of Common Stock that may be issued under this Plan on a one-for-one basis (i.e., each LTIP Unit shall be treated as an award of a share of Common Stock).

5.03.	Reallocation of Shares

If any Award (including LTIP Units) expires, is forfeited or is terminated without having been exercised or is paid in cash without a requirement for the delivery of Common Stock, then any shares of Common Stock covered by such lapsed, cancelled, expired, unexercised or cash-settled portion of such award or grant and any forfeited, lapsed, cancelled or expired LTIP Units shall be available for the grant of other Awards under this Plan. Any shares of Common Stock tendered or withheld to satisfy the grant or exercise price or tax withholding obligation pursuant to any Award shall not be available for future grants or awards. If shares of Common Stock are issued in settlement of an SAR granted under this Plan, the number of shares of Common Stock available under this Plan shall be reduced by the number of shares of Common Stock for which the SAR was exercised rather than the number of shares of Common Stock issued in settlement of the SAR. To the extent permitted by applicable law or the rules of any exchange on which the Common Stock is listed for trading, shares of Common Stock issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any Affiliate of the Company shall not reduce the number of shares of Common Stock available for issuance under this Plan.

5.04.	Individual Limitations

Subject to adjustment as provided in Article XIV, no Participant may, in any calendar year, be granted or awarded (i) to the extent intended to comply with the performance-based exception under Section 162(m) of the Code, Awards (other than Awards designated to be paid only in cash or the settlement of which is not based on a number of shares of Common Stock) relating more than 50,000 shares of Common Stock or LTIP Units in the aggregate; or (ii) to the extent intended to comply with the performance-based exception under Section 162(m) of the Code, Awards designated to be paid only in cash, or the settlement of which is not based on a number of shares of Common Stock or LTIP Units, having a value determined on the date of grant in excess of $1,000,000 in the aggregate. Each of the limitations in the preceding sentence shall be multiplied by two with respect to Awards granted to a Participant (other than a Non-Employee Director) during the calendar year in which the Participant first commences employment with the Company or an Affiliate. Notwithstanding the preceding sentences, subject to adjustment as provided in Article XIV, no Participant who is a Non-Employee Director may, in any calendar year, be granted Awards (other than Awards designated to be paid only in cash or the settlement of which is not based on a number of shares of Common Stock) relating more than 50,000 shares of Common Stock or LTIP Units.

In applying the limitations of this Section 5.04, an Option and Corresponding SAR shall be treated as a single Award.

ARTICLE VI
OPTIONS

6.01.	Award

In accordance with the provisions of Articles III and IV, the Committee will designate each individual to whom an Option is to be granted and will specify the number of shares of Common Stock covered by such awards and the terms and conditions of such awards.

6.02.	Option Price

The price per share of Common Stock purchased on the exercise of an Option shall be determined by the Committee on the date of grant, but shall not be less than the Fair Market Value on the date the Option is granted. Notwithstanding the preceding sentence, the price per share of Common Stock purchased on the exercise of any Option that is an incentive stock option granted to an individual who is a Ten Percent Shareholder on the date such option is granted, shall not be less than one hundred ten percent (110%) of the Fair Market Value on the date the Option is granted. Except as provided in Article XIV, the price per share of Common Stock of an outstanding Option may not be reduced (by amendment, cancellation and new grant or otherwise) without the approval of stockholders. In addition, no payment shall be made in cancellation of an Option without the approval of stockholders if, on the date of cancellation, the Option Price exceeds Fair Market Value.

6.03.	Maximum Option Period

The maximum period in which an Option may be exercised shall be determined by the Committee on the date of grant except that no Option shall be exercisable after the expiration of ten years from the date such Option was granted. In the case of an incentive stock option granted to a Participant who is a Ten Percent Shareholder on the date of grant, such Option shall not be exercisable after the expiration of five years from the date of grant. The terms of any Option may provide that it is exercisable for a period less than such maximum period.

6.04.	Transferability

Any rights or restrictions with respect to the ability of the holder of any Option granted under this Plan to transfer such Option shall be set forth in the Agreement relating to such grant; provided, however, that (a) an Option may be transferred by will or the laws of descent and distribution and (b) an Option that is an incentive stock option may be transferred only by will or laws of descent and distribution.

6.05.	Employee Status

Incentive stock options may only be granted to employees of the Company or its “parent” and “subsidiaries” (as such terms are defined in Section 424 of the Code). For purposes of determining the applicability of Section 422 of the Code (relating to incentive stock options), or in the event that the terms of any Option provide that it may be exercised only during employment or continued service or within a specified period of time after termination of employment or continued service, the Committee may decide to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment or service.

6.06.	Exercise

Subject to the provisions of this Plan and the applicable Agreement, an Option may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Committee shall determine; provided, however, that incentive stock options (granted under this Plan and all plans of the Company and its “parents” and “subsidiaries” (as such terms are defined in Section 424 of the Code)) may not be first exercisable in a calendar year for Common Stock having a Fair Market Value (determined as of the date an Option is granted) exceeding $100,000. An Option granted under this Plan may be exercised with respect to any number of whole shares of Common Stock less than the full number for which the Option could be exercised. A partial exercise of an Option shall not affect the right to exercise the Option from time to time in accordance with this Plan and the applicable Agreement with respect to the remaining shares of Common Stock subject to the Option. The exercise of an Option shall result in the termination of any Corresponding SAR to the extent of the number of shares of Common Stock with respect to which the Option is exercised.

6.07.	Payment

Subject to rules established by the Committee and unless otherwise provided in an Agreement, payment of all or part of the Option price may be made in cash, certified check, by tendering shares of Common Stock, by attestation of ownership of shares of Common Stock, by a broker-assisted cashless exercise or in such other form or manner acceptable to the Committee. If shares of Common Stock are used to pay all or part of the Option price, the sum of the cash and cash equivalent and the Fair Market Value (determined on the date of exercise) of the Common Stock so surrendered or other consideration paid must not be less than the Option price of the shares for which the Option is being exercised.

6.08.	Stockholder Rights

No Participant shall have any rights as a stockholder with respect to shares of Common Stock subject to an Option until the date of exercise of such Option.

6.09.	Disposition of Shares

A Participant may not sell or dispose of more than fifty percent of the shares of Common Stock acquired under an Option before the earlier of (i) the first anniversary of the date on which the Option was exercised and (ii) the date that the Participant is no longer employed by, or providing services to, the Company or an Affiliate. A Participant shall notify the Company of any sale or other disposition of shares of Common Stock acquired pursuant to an Option that was an incentive stock option if such sale or disposition occurs (i) within two years of the grant of an Option or (ii) within one year of the issuance of the Common Stock to the Participant. Such notice shall be in writing and directed to the Secretary of the Company.

ARTICLE VII
SARS

7.01.	Award

In accordance with the provisions of Articles III and IV, the Committee will designate each individual to whom SARs are to be granted and will specify the number of shares of Common Stock covered by such awards and the terms and conditions of such awards. No Participant may be granted Corresponding SARs (under this Plan and all plans of the Company and its “parents” and “subsidiaries” (as such terms are defined in Section 424 of the Code)) that are related to incentive stock options which are first exercisable in any calendar year for shares of Common Stock having an aggregate Fair Market Value (determined as of the date the related Option is granted) that exceeds $100,000.

7.02.	Maximum SAR Period

The term of each SAR shall be determined by the Committee on the date of grant, except that no SAR shall have a term of more than ten years from the date of grant. In the case of a Corresponding SAR that is related to an incentive stock option granted to a Participant who is a Ten Percent Shareholder on the date of grant, such Corresponding SAR shall not be exercisable after the expiration of five years from the date of grant. The terms of any SAR may provide that it has a term that is less than such maximum period.

7.03.	Transferability

Any rights or restrictions with respect to the ability of the holder of any SAR granted under this Plan to transfer such SAR shall be set forth in the Agreement relating to such grant; provided, however, that (a) an SAR may be transferred by will or the laws of descent and distribution and (b) a Corresponding SAR that relates to an incentive stock option may be transferred only by will or the laws of descent and distribution.

7.04.	Exercise

Subject to the provisions of this Plan and the applicable Agreement, an SAR may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Committee shall determine; provided, however, that a Corresponding SAR that is related to an incentive stock option may be exercised only to the extent that the related Option is exercisable and only when the Fair Market Value exceeds the option price of the related Option. An SAR granted under this Plan may be exercised with respect to any number of whole shares less than the full number for which the SAR could be exercised. A partial exercise of an SAR shall not affect the right to exercise the SAR from time to time in accordance with this Plan and the applicable Agreement with respect to the remaining shares of Common Stock subject to the SAR. The exercise of a Corresponding SAR shall result in the termination of the related Option to the extent of the number of shares of Common Stock with respect to which the SAR is exercised.

7.05.	Employee Status

If the terms of any SAR provide that it may be exercised only during employment or continued service or within a specified period of time after termination of employment or continued service, the Committee may decide to what extent leaves of absence for governmental or military service, illness, temporary disability or other reasons shall not be deemed interruptions of continuous employment or service.

7.06.	Settlement

At the Committee’s discretion, the amount payable as a result of the exercise of an SAR may be settled in cash, shares of Common Stock, or a combination of cash and Common Stock.

7.07.	Stockholder Rights

No Participant shall, as a result of receiving an SAR, have any rights as a stockholder of the Company or any Affiliate of the Company until the date that the SAR is exercised and then only to the extent that the SAR is settled by the issuance of Common Stock.

7.08.	Disposition of Shares

A Participant may not sell or dispose of more than fifty percent of any shares of Common Stock acquired under an SAR before the earlier of (i) the first anniversary of the date the SAR was exercised and (ii) the date that the Participant is no longer employed by, or providing services to, the Company or an Affiliate.

ARTICLE VIII
STOCK AWARDS

8.01.	Award

In accordance with the provisions of Articles III and IV, the Committee will designate each individual to whom a Stock Award (either in the form of Restricted Stock or unrestricted Common Stock) is to be made and will specify the number of shares of Restricted Stock or Common Stock covered by such Stock Award and the terms and conditions of such Stock Award.

8.02.	Vesting

The Committee, on the date of the Stock Award, may prescribe that a Participant’s rights in a Stock Award shall be forfeitable or otherwise restricted for a period of time or subject to such conditions as may be set forth in the Agreement. By way of example and not of limitation, the Committee may prescribe that a Participant’s rights in a Stock Award shall be forfeitable or otherwise restricted subject to continued employment or service, the attainment of performance objectives, including objectives stated with reference to one or more Performance Goals, or both.

8.03.	Employee Status

In the event that the terms of any Stock Award provide that shares may become transferable and non-forfeitable thereunder only after completion of a specified period of employment or continuous service, the Committee may decide in each case to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment or service.

8.04.	Stockholder Rights

Unless otherwise specified in accordance with the applicable Agreement, while the shares of Restricted Stock granted pursuant to the Stock Award may be forfeited or are non-transferable, a Participant will have all rights of a stockholder with respect to a Stock Award, including the right to receive dividends (in respect of which the Committee may allow a Participant to elect, or may require, that any cash dividends paid on a share of Restricted Stock be automatically reinvested in additional shares of Restricted Stock, applied to the purchase of additional Awards under the Plan or deferred without interest to the date of vesting of the associated Award of Restricted Stock, provided that any such election is intended to comply with Section 409A of the Code) and vote the shares of Common Stock; provided, however, that, unless otherwise specified in accordance with the applicable Agreement, dividends payable on shares of Restricted Stock subject to a Stock Award that does not become non-forfeitable solely on the basis of continued employment or service shall be accumulated and paid, without interest, when and to the extent that the underlying Stock Award becomes non-forfeitable; and provided further, that during the period that the Stock Award may be forfeited or is non-transferable (i) a Participant may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of shares of Restricted Stock granted pursuant to a Stock Award, (ii) the Committee may postpone the distribution of dividends until and to the extent that the Stock Award becomes transferable and non-forfeitable, (iii) the Company shall retain custody of any certificates representing shares of Restricted Stock granted pursuant to a Stock Award, and (iv) the Participant will deliver to the Company a stock power, endorsed in blank, with respect to each Stock Award. The limitations set forth in the preceding sentence shall not apply after the shares of Restricted Stock granted under the Stock Award are transferable and are no longer forfeitable.

8.05.	Disposition of Shares

A Participant may not sell or dispose of more than fifty percent of the shares of Common Stock acquired under a Stock Award before the earlier of (i) the first anniversary of the date that the Stock Award becomes non-forfeitable and (ii) the date the Participant is no longer employed by or providing services to the Company or an Affiliate.

ARTICLE IX
RESTRICTED STOCK UNITS

9.01.	Award

In accordance with the provisions of Articles III and IV, the Committee will designate each individual to whom an award of Restricted Stock Units is to be made and specify the number of Restricted Stock Units covered by such awards and the terms and conditions of such awards. The Committee also will specify whether Dividend Equivalent Rights are granted in conjunction with the award of Restricted Stock Units.

9.02.	Terms and Conditions

The Committee, at the time an award of Restricted Stock Units is made, shall specify the terms and conditions which govern the award. The terms and conditions of an award of Restricted Stock Units may prescribe that a Participant’s rights in the Restricted Stock Units shall be forfeitable, non-transferable or otherwise restricted for a period of time, which may lapse at the expiration of the deferral period or at earlier specified times, or may be subject to such other conditions as may be determined by the Committee, in its discretion and set forth in the Agreement. By way of example and not of limitation, the Committee may prescribe that a Participant’s rights in an award of Restricted Stock Units shall be forfeitable or otherwise restricted subject to continued employment or service, the attainment of performance objectives, including objectives stated with respect to one or more Performance Goals, or both. An award of Restricted Stock Units may be granted to Participants, either alone or in addition to other awards granted under this Plan, and an award of Restricted Stock Units may be granted in the settlement of other Awards granted under this Plan.

9.03.	Payment or Settlement

Settlement of an award of Restricted Stock Units shall occur upon expiration of the deferral period specified for each Restricted Stock Unit by the Committee (or, if permitted by the Committee, as elected by the Participant). Restricted Stock Units shall be satisfied by the delivery of (a) a number of shares of Common Stock equal to the number of Restricted Stock Units vesting on such date or (b) an amount in cash equal to the Fair Market Value of a specified number of shares of Common Stock covered by the vesting Restricted Stock Units, or a combination thereof, as determined by the Committee at the date of grant or thereafter.

9.04.	Employee Status

If the terms of any award of Restricted Stock Units provides that it may be earned or exercised only during employment or continued service or within a specified period of time after termination of employment or continued service, the Committee may decide to what extent leaves of absence for governmental or military service, illness, temporary disability or other reasons shall not be deemed interruptions of continuous employment or service.

9.05.	Stockholder Rights

A Participant, as a result of receiving an award of Restricted Stock Units, shall not have any rights as a stockholder until, and then only to the extent that, the award of Restricted Stock Units is earned and settled in shares of Common Stock (to the extent applicable).

9.06.	Disposition of Shares

To the extent applicable, a Participant may not sell or dispose of more than fifty percent of the shares of Common Stock acquired under an award of Restricted Stock Units before the earlier of (i) the first anniversary of the date that the award of Restricted Stock Units becomes non-forfeitable and (ii) the date the Participant is no longer employed by or providing services to the Company or an Affiliate.

ARTICLE X
PERFORMANCE AWARDS

10.01.	Award

In accordance with the provisions of Articles III and IV, the Committee will designate each individual to whom a Performance Award is to be made and specify the number of shares of Common Stock or other securities or property covered by such awards and the terms and conditions of such awards. The Committee also will specify whether Dividend Equivalent Rights are granted in conjunction with the Performance Award.

10.02.	Earning the Award

The Committee, on the date of the grant of an award, shall prescribe that the Performance Award will be earned, and the Participant will be entitled to receive payment pursuant to the Performance Award, subject to continued employment or service and/or the satisfaction of performance objectives, including objectives stated with respect to one or more Performance Goals. The performance period applicable to any Performance Award shall be set by the Committee in its discretion but shall not exceed ten years.

10.03.	Section 162(m) Awards

(a) Generally. If the Committee determines that a Performance Award granted to a “covered employee” (within the meaning of Section 162(m) of the Code) is intended to qualify as a Section 162(m) Award, the grant, exercise, vesting and/or settlement of such Performance Award shall be contingent upon achievement of a pre-established Performance Goal(s) and other terms set forth in this Section 10.03; provided, however, that nothing in this Section 10.03 or elsewhere in the Plan shall be interpreted as preventing the Committee from granting Performance Awards to covered employees that are not intended to constitute Section 162(m) Awards or from determining that it is no longer necessary or appropriate for a Section 162(m) Award to qualify as such.

(b) Timing. No later than 90 days after the beginning of any performance period applicable to a Section 162(m) Award, or at such other date as may be required or permitted for “performance-based compensation” under Section 162(m) of the Code, the Committee shall establish (i) the Participants who will be granted Section 162(m) Awards, and (ii) the objective formula used to calculate the amount of cash or stock payable, if any, under such Section 162(m) Awards, based upon the level of achievement of Performance Goal(s) (which must be “substantially uncertain” at the time the Committee actually establishes the Performance Goal(s)).

(c) Settlement or Payout. Except as otherwise permitted under Section 162(m) of the Code, after the end of each performance period and before any Section 162(m) Award is settled or paid, the Committee shall certify the level of performance achieved with regard to each Performance Goal established with respect to each Section 162(m) Award and shall determine the amount of cash or Common Stock, if any, payable to each Participant with respect to each Section 162(m) Award. The Committee may, in its discretion, reduce the amount of a payment or settlement otherwise to be made in connection with a Section 162(m) Award, but may not exercise discretion to increase any such amount payable to a covered employee in respect of a Section 162(m) Award.

(d) Written Determinations. With respect to each Section 162(m) Award, all determinations by the Committee as to (i) the establishment of Performance Goals and performance period with respect to the selected business criteria, (ii) the establishment of the objective formula used to calculate the amount of cash or Common Stock payable, if any, based on the level of achievement of such Performance Goals, and (iii) the certification of the level of performance achieved during the performance period with regard to each Performance Goal selected, shall each be made in writing. When taking any action with respect to Section 162(m) Awards, the Committee shall be made up entirely of “outside directors” (within the meaning of Section 162(m) of the Code). Further, the Committee may not delegate any responsibility relating to a Section 162(m) Award that would cause the Section 162(m) Award to fail to so qualify.

(e) Options and SARs. Notwithstanding the foregoing provisions of this Section 10.03, Options and SARs with an exercise price or grant price not less than the Fair Market Value on the date of grant awarded to covered employees are intended to be Section 162(m) Awards even if not otherwise contingent upon achievement of a pre-established Performance Goal.

(f) Status of Section 162(m) Awards. The terms governing Section 162(m) Awards shall be interpreted in a manner consistent with Section 162(m) of the Code and the regulations thereunder, in particular the prerequisites for qualification as “performance-based compensation,” and, if any provision of this Plan as in effect on the date of adoption of any Agreements relating to Performance Awards that are designated as Section 162(m) Awards does not comply or is inconsistent with the requirements of Section 162(m) of the Code and the regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements. Notwithstanding anything to the contrary in this Section 10.03 or elsewhere in this Plan, the Company intends to rely on the transition relief set forth in Treasury Regulation §1.162-27(f), and hence the deduction limitation imposed by Section 162(m) of the Code will not be applicable to the Company until the earliest to occur of (i) the material modification of the Plan within the meaning of Treasury Regulation §1.162-27(h)(1)(iii); (ii) the delivery of the number of shares of Common Stock set forth in Section 5.02; or (iii) the first meeting of shareholders of the Company at which directors are to be elected that occurs after December 31, 2019 (the "Transition Period"), and during the Transition Period, Awards to covered employees shall only be required to comply with the transition relief described in Treasury Regulation §1.162-27(f).

10.04.	Payment

In the discretion of the Committee, the amount payable when a Performance Award is earned may be settled in cash, by the issuance of shares of Common Stock, by the delivery of other securities or property or a combination thereof.

10.05.	Stockholder Rights

A Participant, as a result of receiving a Performance Award, shall not have any rights as a stockholder until, and then only to the extent that, the Performance Award is earned and settled in shares of Common Stock (to the extent applicable). After a Performance Award is earned and settled in Common Stock, a Participant will have all the rights of a stockholder of the Company.

10.06.	Transferability

Any rights or restrictions with respect to the ability of the holder of a Performance Award granted under this Plan to transfer such Performance Award shall be set forth in the Agreement relating to such grant; provided, however, that a Performance Award may be transferred by will or the laws of descent and distribution.

10.07.	Employee Status

In the event that the terms of a Performance Award provide that no payment will be made unless the Participant completes a stated period of employment or continued service, the Committee may decide to what extent leaves of absence for government or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment or service.

10.08.	Disposition of Shares

To the extent applicable, a Participant may not sell or dispose of more than fifty percent of the shares of Common Stock acquired under a Performance Award before the earlier of (i) the first anniversary of the date that the Performance Award is earned or (ii) the date the Participant is no longer employed by or providing services to the Company or an Affiliate, the Manager or the Operating Partnership.

ARTICLE XI
OTHER EQUITY–BASED AWARDS

11.01.	Award

In accordance with the provisions of Articles III and IV, the Committee will designate each individual to whom an Other Equity-Based Award is to be made and will specify the number of shares of Common Stock or other equity interests (including LTIP Units) covered by such awards and the terms and conditions of such awards; provided, however, that the grant of LTIP Units must satisfy the requirements of the partnership agreement of the Operating Partnership as in effect on the date of grant. The Committee also will specify whether Dividend Equivalent Rights are granted in conjunction with the Other Equity-Based Award.

11.02.	Terms and Conditions

The Committee, at the time an Other Equity-Based Award is made, shall specify the terms and conditions which govern the award. The terms and conditions of an Other Equity-Based Award may prescribe that a Participant’s rights in the Other Equity-Based Award shall be forfeitable, non-transferable or otherwise restricted for a period of time or subject to such other conditions as may be determined by the Committee, in its discretion and set forth in the Agreement. By way of example and not of limitation, the Committee may prescribe that a Participant’s rights in an Other Equity-Based Award shall be forfeitable or otherwise restricted subject to continued employment or service, the attainment of performance objectives, including objectives stated with respect to one or more Performance Goals, or both. Other Equity-Based Awards may be granted to Participants, either alone or in addition to other awards granted under this Plan, and Other Equity-Based Awards may be granted in the settlement of other Awards granted under this Plan.

11.03.	Payment or Settlement

Other Equity-Based Awards valued in whole or in part by reference to, or otherwise based on, Common Stock, shall be payable or settled in shares of Common Stock, cash or a combination of Common Stock and cash, as determined by the Committee in its discretion; provided, however, that any shares of Common Stock that are issued on account of the conversion of LTIP Units into shares of Common Stock shall not reduce the number of shares of Common Stock available for issuance under the Plan. Other Equity-Based Awards denominated as equity interests other than shares of Common Stock may be paid or settled in shares or units of such equity interests or cash or a combination of both as determined by the Committee in its discretion.

11.04.	Employee Status

If the terms of any Other Equity-Based Award provides that it may be earned or exercised only during employment or continued service or within a specified period of time after termination of employment or continued service, the Committee may decide to what extent leaves of absence for governmental or military service, illness, temporary disability or other reasons shall not be deemed interruptions of continuous employment or service.

11.05.	Stockholder Rights

A Participant, as a result of receiving an Other Equity-Based Award, shall not have any rights as a stockholder until, and then only to the extent that, the Other Equity-Based Award is earned and settled in shares of Common Stock.

11.06.	Disposition of Shares

To the extent applicable, a Participant may not sell or dispose of more than fifty percent of the shares of Common Stock acquired under an Other Equity-Based Award before the earlier of (i) the first anniversary of the date that the Other Equity-Based Award becomes non-forfeitable and (ii) the date the Participant is no longer employed by or providing services to the Company or an Affiliate.

ARTICLE XII
INCENTIVE AWARDS

12.01.	Award

In accordance with the provisions of Articles III and IV, the Committee will designate each individual to whom an Incentive Award is to be made and will specify the terms and conditions of such award. The Committee also will specify whether Dividend Equivalent Rights are granted in conjunction with the Incentive Award.

12.02.	Terms and Conditions

The Committee, at the time an Incentive Award is made, shall specify the terms and conditions that govern the award.

12.03.	Nontransferability

Except to the extent otherwise provided in the applicable Agreement, Incentive Awards granted under this Plan shall, so long as such Incentive Awards are subject to vesting or forfeiture restrictions, be non-transferable except by will or by the laws of descent and distribution.  No right or interest of a Participant in an Incentive Award shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

12.04.	Employee Status

If the terms of an Incentive Award provide that a payment will be made thereunder only if the Participant completes a stated period of employment or continued service the Committee may decide to what extent leaves of absence for governmental or military service, illness, temporary disability or other reasons shall not be deemed interruptions of continuous employment or service.

12.05.	Settlement

An Incentive Award that is earned shall be settled with a single lump sum payment which may be in cash, shares of Common Stock or a combination of cash and Common Stock, as determined by the Committee.

12.06.	Stockholder Rights

No Participant shall, as a result of receiving an Incentive Award, have any rights as a stockholder of the Company or an Affiliate of the Company until the date that the Incentive Award is settled and then only to the extent that the Incentive Award is settled by the issuance of shares of Common Stock.

12.07.	Disposition of Shares

A Participant may not sell or dispose of more than fifty percent of any shares of Common Stock acquired under an Incentive Award before the earlier of (i) the first anniversary of the date that the Incentive Award was earned and (ii) the date the Participant is no longer employed by or providing services to the Company or an Affiliate.

ARTICLE XIII
SUBSTITUTE AWARDS

Awards may be granted in substitution or exchange for any other Award granted under the Plan or under another plan of the Company or any other right of a Participant to receive payment from the Company. Awards may also be granted under the Plan in substitution for similar awards held by individuals who become Participants as a result of a merger, consolidation or acquisition of another entity or the assets of another entity by or with the Company or an Affiliate of the Company. Notwithstanding anything contained in the Plan to the contrary, such Substitute Awards referred to in the immediately preceding sentence that are Options or SARs may have an exercise price that is less than the Fair Market Value of a share of Stock on the date of the substitution if such substitution complies with Section 409A of the Code and other applicable laws and exchange rules. Except as provided in this Article XIII or in Articles XIV or XVII hereof, the terms of outstanding Awards may not be amended to reduce the exercise price or grant price of outstanding Options or SARs or to cancel outstanding Options and SARs in exchange for cash, other Awards or Options or SARs with an exercise price or grant price that is less than the exercise price or grant price of the original Options or SARs without the approval of the stockholders of the Company.

ARTICLE XIV
ADJUSTMENT UPON CHANGE IN COMMON STOCK

The maximum number of shares of Common Stock as to which Awards may be granted under this Plan, the individual grant limitations of Section 5.04 and the terms of outstanding Awards granted under this Plan shall be adjusted as the Board determines is equitably required in the event that (i) the Company (a) effects one or more nonreciprocal transactions between the Company and its stockholders such as a stock dividend, extra-ordinary cash dividend, stock split, subdivision or consolidation of Common Stock that affects the number or kind of shares of Common Stock (or other securities of the Company) or the Fair Market Value (or the value of other Company securities) and causes a change in the Fair Market Value of the shares of Common Stock subject to outstanding Awards or (b) engages in a transaction to which Section 424 of the Code applies or (ii) there occurs any other event which, in the judgment of the Board necessitates such action. Any determination made under this Article XIV by the Board shall be nondiscretionary, final and conclusive.

The issuance by the Company of any class of Common Stock, or securities convertible into any class of Common Stock, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of Common Stock or obligations of the Company convertible into such Common Stock or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the maximum number of shares of Common Stock as to which Awards may be granted under this Plan, the individual grant limitations of Section 5.04 or the terms of outstanding Awards under this Plan.

The Committee may make Awards under this Plan in substitution for performance shares, phantom shares, share awards, stock options, stock appreciation rights, or similar awards held by an individual who becomes an employee of the Company or an Affiliate of the Company in connection with a transaction described in the first paragraph of this Article XIV. Notwithstanding any provision of this Plan, the terms of such substituted Awards granted under this Plan shall be as the Committee, in its discretion, determines is appropriate.

ARTICLE XV
COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES

No Option or SAR shall be exercisable, no Common Stock shall be issued, no certificates for shares of Common Stock shall be delivered, and no payment shall be made under this Plan except in compliance with all applicable federal, state and foreign laws and regulations (including, without limitation, withholding tax requirements), any listing agreement to which the Company is a party, and the rules of all stock exchanges on which the Common Stock may be listed. The Company shall have the right to rely on an opinion of its counsel as to such compliance. Any certificate issued to represent Common Stock when an Award is granted, settled or exercised may bear such legends and statements as the Committee may deem advisable to assure compliance with federal, state and foreign laws and regulations. No Award shall be granted, settled or exercised until the Company has obtained such consent or approval as the Committee may deem advisable from regulatory bodies having jurisdiction over such matters.

ARTICLE XVI
GENERAL PROVISIONS

16.01.	Effect on Employment and Service

Neither the adoption of this Plan, its operation, the grant of any Award, nor any documents describing or referring to this Plan (or any part thereof), shall confer upon any individual or entity any right to continue in the employ or service of the Company or an Affiliate of the Company or in any way affect any right and power of the Company or an Affiliate of the Company to terminate the employment or service of any individual or entity at any time with or without assigning a reason therefor.

16.02.	Unfunded Plan

This Plan, insofar as it provides for grants, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by grants under this Plan. Any liability of the Company to any person with respect to any grant under this Plan shall be based solely upon any contractual obligations that may be created pursuant to this Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

16.03.	Rules of Construction

Headings are given to the articles and sections of this Plan solely as a convenience to facilitate reference. The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

All Awards are intended to comply with, or otherwise be exempt from, Section 409A of the Code (“Section 409A”), after giving effect to the exemptions in Treasury Regulation sections 1.409A-1(b)(3) through (b)(12). This Plan and all Agreements shall be administered, interpreted and construed in a manner consistent with that intent. Nevertheless, the tax treatment of the benefits provided under this Plan or any Agreement is not warranted or guaranteed. Neither the Company, its Affiliates nor their respective directors or trustees, officers, employees or advisors (other than in his or her individual capacity as a Participant with respect to his or her individual liability for taxes, interest, penalties or other monetary amounts) shall be held liable for any taxes, interest, penalties or other monetary amounts owed by any Participant or any other taxpayer as a result of the Plan or any Agreement. If any provision of this Plan or any Agreement is found not to comply with, or otherwise not be exempt from, the provisions of Section 409A, it shall be modified and given effect, in the sole discretion of the Committee and without requiring the Participant’s consent, in such manner as the Committee determines to be necessary or appropriate to comply with, or effectuate an exemption from, Section 409A. Each payment under an award granted under this Plan shall be treated as a separate identified payment for purposes of Section 409A.

If a payment obligation under an Award or an Agreement arises on account of the Participant’s termination of employment and such payment obligation constitutes “deferred compensation” (as defined under Treasury Regulation section 1.409A-1(b)(1), after giving effect to the exemptions in Treasury Regulation sections 1.409A-1(b)(3) through (b))12)), it shall be payable only after the Participant’s “separation from service” (as defined under Treasury Regulation section 1.409A-1(h)); provided, however, that if the Participant is a “specified employee” (as defined under Treasury Regulation section 1.409A-1(i)) then, subject to any permissible acceleration of payment by the Committee under Treasury Regulation Section 1.409A-3(j)(4)(ii) (domestic relations orders), Treasury Regulation Section 1.409A-3(j)(4)(iii) (conflicts of interest) or Treasury Regulation Section 1.409A-3(j)(4)(iv) (payment of employment taxes) any such payment that is scheduled to be paid within six months after such separation from service shall accrue without interest and shall be paid on the first day of the seventh month beginning after the date of the Participant’s separation from service or, if earlier, within fifteen days after the appointment of the personal representative or executor of the Participant’s estate following the Participant’s death.

16.04.	Withholding Taxes

Each Participant shall be responsible for satisfying any income, employment and other tax withholding obligations attributable to participation in this Plan. Unless otherwise provided by the Agreement, any such withholding tax obligations may be satisfied in cash (including from any cash payable in settlement of an Award) or a cash equivalent acceptable to the Committee. Except to the extent prohibited by Treasury Regulation Section 1.409A-3(j), any minimum statutory federal, state, district, city or foreign withholding tax obligations also may be satisfied (a) by surrendering to the Company shares of Common Stock previously acquired by the Participant; (b) by authorizing the Company to withhold or reduce the number of shares of Common Stock otherwise issuable to the Participant upon the grant, vesting, settlement and/or exercise of an Award; or (c) by any other method as may be approved by the Committee. If shares of Common Stock are used to pay all or part of such withholding tax obligation, the Fair Market Value of the Common Stock surrendered, withheld or reduced shall be determined as of the date of surrender, withholding or reduction and the number of shares of Common Stock which may be withheld, surrendered or reduced shall be limited to the number of shares of Common Stock which have a Fair Market Value on the date of withholding, surrender or reduction equal to the aggregate amount of such liabilities based on the greatest statutory withholding rates for federal, state, foreign and/or local tax purposes, including payroll taxes, that may be utilized without creating adverse accounting treatment with respect to such Award, as determined by the Committee.

16.05.	Fractional Shares

No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine in its sole discretion whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional shares of Common Stock or whether such fractional shares of Common Stock or any rights thereto shall be canceled, terminated, or otherwise eliminated with or without consideration.

16.06.	REIT Status

This Plan shall be interpreted and construed in a manner consistent with the Company’s status as a REIT. No award shall be granted or awarded, and with respect to any award granted under this Plan, such award shall not vest, be exercisable or be settled (i) to the extent that the grant, vesting, exercise or settlement could cause the Participant or any other person to be in violation of the share ownership limit or any other limitation on ownership or transfer prescribed by the Company’s charter, or (ii) if, in the discretion of the Committee, the grant, vesting, exercise or settlement of the award could impair the Company’s status as a REIT.

16.07.	Governing Law

All questions arising with respect to the provisions of the Plan and Awards shall be determined by application of the laws of the State of Maryland, without giving effect to any conflict of law provisions thereof, except to the extent Maryland law is preempted by federal law. The obligation of the Company to sell and deliver Common Stock hereunder is subject to applicable federal and state laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such Common Stock.

16.08.	Clawback

The Plan is subject to any written clawback policies that the Company, with the approval of the Board, may adopt. Any such policy may subject a Participant’s Awards and amounts paid or realized with respect to Awards under the Plan to reduction, cancelation, forfeiture or recoupment if certain specified events or wrongful conduct occur, including but not limited to an accounting restatement due to the Company’s material noncompliance with financial reporting regulations or other events or wrongful conduct specified in any such clawback policy adopted to conform to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and rules promulgated thereunder by the Securities and Exchange Commission and that the Company determines should apply to the Plan.

16.09.	Elections Under Section 83(b)

No Participant may make an election under Section 83(b) of the Code with respect to the grant of any Award, the vesting of any Award, the settlement of any Award or the issuance of Common Stock under the Plan without the consent of the Company, which the Company may grant or withhold in its sole discretion.

ARTICLE XVII
CHANGE IN CONTROL

17.01.	Impact of Change in Control.

If an Award is not assumed or replaced with a substitute award in accordance with Section 17.02, except to the extent provided in an agreement between the Company or an Affiliate, on the one hand, and the Participant, on the other hand, with respect to the Award, (i) immediately prior to a Change in Control, all outstanding Options and SARs shall be fully vested and exercisable and (ii) upon a Change in Control, all other Awards shall be deemed earned, transferable and non-forfeitable in their entirety.

17.02.	Assumption Upon Change in Control.

In the event of a Change in Control, the Committee, in its discretion and without the need for a Participant’s consent, may provide that an outstanding Award shall be assumed by, or a substitute award shall be granted by, the Successor Entity (or, if applicable, the Parent Company) in the Change in Control. Such assumed or substituted award shall be of the same type of award as the original Award being assumed or substituted. The assumed or substituted award shall have a value (or the difference between the Fair Market Value and the option price or Initial Value in the case of Options and SARs), as of the Control Change Date, that is substantially equal to the value of the original award (or the difference between the Fair Market Value and the option price or Initial Value in the case of Options and SARs) as the Committee determines is equitably required and such other terms and conditions as may be prescribed by the Committee.

17.03.	Cash-Out Upon Change in Control.

If an Award is not assumed or replaced with a substitute award in accordance with Section 17.02, upon a Change in Control, the Committee, in its discretion and without the need of a Participant’s consent, may provide that each Award shall be cancelled in exchange for a payment. The payment may be in cash, Common Stock or other securities or consideration received by stockholders in the Change in Control transaction. The amount of the payment shall be an amount that is substantially equal to (a) if the Award is denominated or to be settled in cash, the entire amount that can be paid under the Award or (b) (i) the amount by which the price per share received by stockholders in the Change in Control for each share of Common Stock exceeds the option price or Initial Value in the case of an Option and SAR, or (ii) for each share of Common Stock subject to an Award denominated in Common Stock or valued in reference to Common Stock, the price per share received by stockholders or (iii) for each other Award denominated in other securities or property, the value of such other securities or property. If the option price or Initial Value exceeds the price per share received by stockholders in the Change in Control transaction, the Option or SAR may be cancelled under this Section 17.03 without any payment to the Participant.

17.04.	Limitation of Benefits

The benefits that a Participant may be entitled to receive under this Plan and other benefits that a Participant is entitled to receive under other plans, agreements and arrangements (which, together with the benefits provided under this Plan, are referred to as “Payments”), may constitute Parachute Payments that are subject to Code Sections 280G and 4999. As provided in this Section 17.04, the Parachute Payments will be reduced pursuant to this Section 17.04 if, and only to the extent that, a reduction will allow a Participant to receive a greater Net After Tax Amount than a Participant would receive absent a reduction.

The Accounting Firm will first determine the amount of any Parachute Payments that are payable to a Participant. The Accounting Firm also will determine the Net After Tax Amount attributable to the Participant’s total Parachute Payments.

The Accounting Firm will next determine the largest amount of Payments that may be made to the Participant without subjecting the Participant to tax under Code Section 4999 (the “Capped Payments”). Thereafter, the Accounting Firm will determine the Net After Tax Amount attributable to the Capped Payments.

The Participant will receive the total Parachute Payments or the Capped Payments, whichever provides the Participant with the higher Net After Tax Amount. If the Participant will receive the Capped Payments, the total Parachute Payments will be adjusted by first reducing the amount of any benefits under this Plan or any other plan, agreement or arrangement that are not subject to Section 409A of the Code (with the source of the reduction to be directed by the Participant) and then by reducing the amount of any benefits under this Plan or any other plan, agreement or arrangement that are subject to Section 409A of the Code (with the source of the reduction to be directed by the Participant) in a manner that results in the best economic benefit to the Participant (or, to the extent economically equivalent, in a pro rata manner). The Accounting Firm will notify the Participant and the Company if it determines that the Parachute Payments must be reduced to the Capped Payments and will send the Participant and the Company a copy of its detailed calculations supporting that determination.

As a result of the uncertainty in the application of Code Sections 280G and 4999 at the time that the Accounting Firm makes its determinations under this Article XVII, it is possible that amounts will have been paid or distributed to the Participant that should not have been paid or distributed under this Section 17.04 (“Overpayments”), or that additional amounts should be paid or distributed to the Participant under this Section 17.04 (“Underpayments”). If the Accounting Firm determines, based on either the assertion of a deficiency by the Internal Revenue Service against the Company or the Participant, which assertion the Accounting Firm believes has a high probability of success or controlling precedent or substantial authority, that an Overpayment has been made, the Participant must repay the Overpayment to the Company, without interest; provided, however, that no amount will be payable by the Participant to the Company unless, and then only to the extent that, the repayment would either reduce the amount on which the Participant is subject to tax under Code Section 4999 or generate a refund of tax imposed under Code Section 4999. If the Accounting Firm determines, based upon controlling precedent or substantial authority, that an Underpayment has occurred, the Accounting Firm will notify the Participant and the Company of that determination and the amount of that Underpayment will be paid, without interest, to the Participant promptly by the Company.

For purposes of this Section 17.04, the term “Accounting Firm” means the independent accounting firm engaged by the Company immediately before the Control Change Date. For purposes of this Article XV, the term “Net After Tax Amount” means the amount of any Parachute Payments or Capped Payments, as applicable, net of taxes imposed under Code Sections 1, 3101(b) and 4999 and any State or local income taxes applicable to the Participant on the date of payment. The determination of the Net After Tax Amount shall be made using the highest combined effective rate imposed by the foregoing taxes on income of the same character as the Parachute Payments or Capped Payments, as applicable, in effect on the date of payment. For purposes of this Section 17.04, the term “Parachute Payment” means a payment that is described in Code Section 280G(b)(2), determined in accordance with Code Section 280G and the regulations promulgated or proposed thereunder.

This Section 17.04 shall not limit or otherwise supersede the provisions of any other agreement or plan which provides that a Participant cannot receive Payments in excess of the Capped Payments.

ARTICLE XVIII
AMENDMENT

The Board may amend or terminate this Plan at any time; provided, however, that no amendment may adversely impair the rights of Participants with respect to outstanding Awards. In addition, an amendment will be contingent on approval of the Company’s stockholders if such approval is required by law or the rules of any exchange on which the Common Stock is listed or if the amendment would materially increase the benefits accruing to Participants under this Plan, materially increase the aggregate number of shares of Common Stock that may be issued under this Plan (except as provided in Article XIV) or materially modify the requirements as to eligibility for participation in this Plan. For the avoidance of doubt, the Board may not (except pursuant to Article XIV) without the approval of shareholders (a) reduce the option price per share of an outstanding Option or the Initial Value of an outstanding SAR, (b) make a payment to cancel an outstanding Option or SAR when the option price or Initial Value, as applicable, exceeds the Fair Market Value or (c) take any other action with respect to an outstanding Option or SAR that may be treated as a repricing of the award under the rules and regulations of the principal securities exchange on which the Common Stock is listed for trading.

ARTICLE XIX
DURATION OF PLAN

No Award may be granted under this Plan on and after the tenth anniversary of the Effective Date. Awards granted before such date shall remain valid in accordance with their terms.

ARTICLE XX
EFFECTIVENESS OF PLAN

Awards may be granted under this Plan on and after the Effective Date.

GLOBAL MEDICAL REIT INC. Proxy for Annual Meeting of Stockholders on May 26, 2021 Solicited on Behalf of the Board of Directors The undersigned hereby appoints Jeffrey Busch and Jamie A. Barber, and each of them, with full power of substitution in each of them and power to act alone, as proxies to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Stockholders (the “Annual Meeting”) of Global Medical REIT Inc., a Maryland corporation (the “Company”), to be held virtually, by means of remote communications, on May 26, 2021 at 10:00 a.m. Eastern Time, and to otherwise represent the undersigned at the Annual Meeting, and at any adjournments or postponements thereof. In order to attend the meeting, you must register at https://viewproxy.com/gmre/2021/htype.asp by 11:59 PM ET on May 23, 2021. On the day of the Annual Meeting of Stockholders, if you have properly registered, you may enter the meeting by clicking on the link provided and the password you received via email in your registration confirmation. Further instructions on how to attend and vote at the Annual Meeting of Stockholders are contained in the Proxy Statement in the sections titled “Voting Information - Attending the Annual Meeting Virtually” and “Voting Information - Voting at the Annual Meeting Virtually”. The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Stockholders and of the accompanying Proxy Statement and revokes any proxy heretofore given. The votes entitled to be cast by the undersigned will be cast as instructed below. If no instructions are given, the votes entitled to be cast by the undersigned will be cast “for” each of the nominees for directors and “for” each of the other proposals, all as described in the Proxy Statement. The votes entitled to be cast by the undersigned will be cast in the discretion of the Proxy holder on any other matter that may properly come before the Annual Meeting. (Continued and to be signed on the reverse side) PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held May 26, 2021. The Proxy Statement and our 2020 Annual Report on Form 10-K are available at: http://www.viewproxy.com/GMRE/2021

Please mark your votes like this ☒ 2. Advisory vote to approve the compensation of the Company’s named executive officers as described in the accompanying Proxy Statement. The Board of Directors recommends that you vote FOR proposals 1-4. 1. To elect each of the following nominees to serve as director until the next annual meeting of stockholders and until her or his successor is duly elected and qualifies. NOMINEES: ☐ FOR ☐ AGAINST ☐ ABSTAIN 3. To approve an amendment to the Company’s 2016 Equity Incentive Plan to increase the number of shares reserved for issuance thereunder by 1,500,000. (01) Jeffrey M. Busch (02) Matthew Cypher (03) Ronald Marston (04) Roscoe Moore, Jr. (05) Henry E. Cole (06) Zhang Huiqi (07) Paula R. Crowley (08) Lori Wittman ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ FOR FOR FOR FOR FOR FOR FOR FOR ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ AGAINST AGAINST AGAINST AGAINST AGAINST AGAINST AGAINST AGAINST ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ABSTAIN ABSTAIN ABSTAIN ABSTAIN ABSTAIN ABSTAIN ABSTAIN ABSTAIN ☐ FOR ☐ AGAINST ☐ ABSTAIN 4. To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2021. ☐ FOR ☐ AGAINST ☐ ABSTAIN 5. To consider and vote upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof. Date Address Change/Comments: (If you noted any Address Changes and/or Comments above, please mark box.) ☐ Signature Signature (Joint Owners) Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. VIRTUAL CONTROL NUMBER PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. VIRTUAL CONTROL NUMBER PROXY VOTING INSTRUCTIONS Please have your 11-digit control number ready when voting at the Annual Meeting or when granting a proxy to vote by Internet or Telephone MAIL Vote Your Proxy by Mail: Mark, sign, and date your proxy card, then detach it, and return it in the postage paid envelope provided. TELEPHONE Vote Your Proxy by Phone: Call 1(866) 804-9616 Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares. INTERNET Vote Your Proxy on the Internet: Go to www.AALvote.com/GMRE Have your proxy card available when you access the above website. Follow the prompts to vote your shares. DO NOT PRINT IN THIS AREA (Shareholder Name & Address Data)